   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1999
                                                  REGISTRATION NUMBER 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                            ------------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        TEAM COMMUNICATIONS GROUP, INC.
          (NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                          3652                          95-5419215
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL            (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                        TEAM COMMUNICATIONS GROUP, INC.
                      12300 WILSHIRE BOULEVARD, SUITE 400
                         LOS ANGELES, CALIFORNIA 90025
                                 (310) 442-3500
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES.)

                                 DREW S. LEVIN
                      12300 WILSHIRE BOULEVARD, SUITE 400
                         LOS ANGELES, CALIFORNIA 90025
                                 (310) 442-3500
 (NAMES, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                              BRUCE P. VANN, ESQ.
                         KELLY LYTTON MINTZ & VANN LLP
                      1900 AVENUE OF THE STARS, SUITE 1450
                         LOS ANGELES, CALIFORNIA 90067
                          TELEPHONE NO: (310) 277-5333
                          FACSIMILE NO: (310) 277-5953

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                     AMOUNT       PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
            TITLE OF EACH CLASS OF                   TO BE         OFFERING PRICE          AGGREGATE        REGISTRATION
          SECURITIES TO BE REGISTERED              REGISTERED         PER SHARE         OFFERING PRICE          FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock(1)................................     989,334             $7.00             $ 6,925,338        $1,925.24
Common Stock Underlying Warrants(2)............     640,000             $7.00             $ 4,480,000        $1,245.44
                                                 --------------  -------------------  -------------------  --------------
TOTAL..........................................    1,629,334                              $11,405,338        $3,170.88
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.
(2) Estimated pursuant to Rule 457(g) solely for the purpose of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE OR COUNTRY.

                SUBJECT TO COMPLETION. DATED NOVEMBER 19, 1999.

                                1,629,334 SHARES

                        TEAM COMMUNICATIONS GROUP, INC.

                                  COMMON STOCK

                            ------------------------

     This prospectus relates to an aggregate of 1,629,334 shares either already held by our shareholders or to be issued pursuant to outstanding warrants (the "Warrants") to purchase our common stock. Such shares of common stock are being offered for the accounts of the holders thereof (the "Selling Shareholders") on The NASDAQ SmallCap Market at the then prevailing prices, or in negotiated transactions. We will not receive any proceeds from the sale of the shares of common stock being registered, but will receive the proceeds from the exercise of the Warrants.

     Our common stock trades on The NASDAQ SmallCap Market under the symbol "TMTV."

     INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED
  UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

     The common stock offered hereby was or will be acquired by the Selling Shareholders from us in private placements or upon the exercise of the Warrants and are "restricted securities" under the Securities Act of 1933. This prospectus has been prepared to register the shares of common stock under the Securities Act of 1933 to allow for future sales by the Selling Shareholders to the public without any restrictions. To our knowledge, the Selling Shareholders have made no arrangement with any brokerage firm for the sale of the shares. The Selling Shareholders may be deemed "underwriters" within the meaning of the Securities Act of 1933. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed underwriting commissions or discounts under the Securities Act of 1933. See "Plan of Distribution."

                            ------------------------

                       Prospectus dated November   , 1999

                               PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should read the entire prospectus carefully, including "Risk Factors" and the Consolidated Financial Statements, before making an investment decision.

                                  THE COMPANY

     We develop, produce and distribute a variety of television programming, including dramatic and reality-based series, specials and made-for-television movies for exploitation in the domestic and international television markets. We derive substantially all of our revenues from the exploitation of our originally produced programs and product acquired from others.

     Our production activities are focused on programming produced for United States cable and network television channels such as The Discovery Channel, The Family Channel, Showtime Networks and USA Network. We have received a firm commitment, subject to certain financing considerations, from Discovery's Animal Planet for the initial production of 13 one-hour drama episodes of "The Call of the Wild," based on Jack London's classic novel. The series began pre-production in July 1999 with our Canadian production partner. Delivery is expected to take place from December 1999 through February 2000. We are also developing and producing "Destination Style" for Discovery's Travel Channel, "Conversations with Remarkable People" for the Wisdom Network (a new US basic cable network), and "Robin Leach's Wildlife Styles." In March 1999, our co-production of 22 episodes of Total Recall 2070, a television series based on the hit movie "Total Recall," began to air on Showtime Networks. We, along with Alliance Atlantis, our co-financing partner, have extended the period of time pursuant to which Showtime Networks must make a decision to order a second season. We are currently negotiating with Alliance Atlantis to produce a second season either for Showtime Networks, or directly for first run syndication.

     We have also completed production of a series of 48 half-hour episodes entitled "Amazing Tails," a reality based series focusing on extraordinary pets, which has been financed in conjunction with Friskies Pet Foods, a division of Nestles Food, and advertising leader The Interpublic Group of Companies. All episodes of Amazing Tales have been produced and delivered, and the series is currently airing on Discovery's Animal Planet. In addition, we co-developed and co-produced a reality based five-day per week ("strip") syndicated series, called "Strange Universe," with United/Chris-Craft television stations and Rysher Entertainment. This series, which aired on United/Chris-Craft stations, involved the production of 130 episodes over its two, thirteen week commitments.

     We maintain a development and production department which develops and produces movies-of-the-week, drama and reality-based series for exhibition on network television, cable or ad hoc networks of independent stations which sometimes form to air special programming. We also currently have distribution rights to approximately 2,500 hours of family, dramatic and reality-based series and specials, and films.

RECENT EVENTS AND OUTLOOK

     On October 19, 1999, we filed a Registration Statement on Form SB-2 relating to the sale of 6,150,000 shares of our common stock, 150,000 shares of which are being sold for a shareholder, in an underwritten offering on the German Neuer Market (the "German Offering"). The German Offering is being underwritten by Gontard & MetallBank AG.

     We are currently in discussions with a number of distribution and production companies regarding possible business combinations. As of October 1, 1999, we completed the purchase of Dandelion Distribution Ltd., a 20 year old United Kingdom ("UK") based television production and distribution company, for $5,000,000 in cash and common stock. Dandelion Distribution Ltd., has over 2,000 hours of television programming in its library.

     To address our short term financing needs, we have raised approximately $12,250,000 since July 1999. This amount includes:

     - $350,000 pursuant to the sale to 3 investors of 12% debentures and warrants to purchase up to 35,000 shares of our common stock;

     - $1,200,000 pursuant to a secured loan from Value Management & Research A.G. ("VMR");

     - $4,000,000 pursuant to a loan from Hudson Investors, LLC, which matures on November 30, 2002 and accrues interest at the rate of 12% per year. Hudson Investors, LLC has the right to convert any outstanding balance on its promissory note into equity after November 30, 1999. Hudson Investors, LLC also received 340,000 warrants as part of the financing. From the Hudson Investors, LLC loan, VMR was repaid $1,000,000 of its loan; and

     - $6,000,000 from Gontard & MetallBank AG, $2,000,000 from the sale of 500,000 shares of our common stock and $4,000,000 pursuant to a loan that matures on the earlier of completion of this offering or December 31, 1999 and accrues interest at 10% per year. $2,500,000 of these proceeds was used to fund the cash portion of the Dandelion acquisition and $200,000 was used to repay the remaining balance of the VMR loan; and

     - $700,000 from the sale of 175,000 shares of our common stock to Arbora Vermogensverwaltungen AG, an existing shareholder.

     We continue to fulfill the increased demand for programming by implementing our growth strategies, including strategic acquisitions of production and distribution companies in the U.S. and Europe, acquisition of programming libraries and development and production of our original television programming for the domestic and international markets.

     Our address is 12300 Wilshire Boulevard, Suite 400, Los Angeles, California 90025, and our telephone number is (310) 442-3500.

                                  THE OFFERING

SHARES OFFERED

Common Stock offered hereby...    1,629,334 shares

Common Stock to be outstanding
after the offering............    13,619,138 shares(1)(2)

Use of Proceeds...............    General corporate purposes, including working
                                  capital(3). See "Use of Proceeds."
---------------
(1) Assumes the repayment, by November 30, 1999, of a $4,000,000 convertible debenture owned by a selling shareholder, and the exercise of the Warrants, but does not include any shares of common stock reserved for issuance under the 1999 Stock Option, Deferred Stock and Restricted Stock Plan. Includes 6,000,000 shares of common stock which will be issued in the German Offering, if consummated.

(2) Does not include up to 170,000 shares which may be issued in connection with the acquisition of the Film Libraries, Inc.'s library. See
    "Business -- Acquisitions and Significant Licenses."

(3) We will receive no proceeds from the sale of the common stock offered hereby. We will receive $2,972,000 from the exercise of the Warrants, if all the Warrants are exercised.

                        SUMMARY OF FINANCIAL INFORMATION

                                                                FOR THE NINE MONTHS ENDED       FOR THE        FOR THE
                                                              -----------------------------    YEAR ENDED     YEAR ENDED
                                                              SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                                  1999            1998            1998           1997
                                                              -------------   -------------   ------------   ------------
                                                               (UNAUDITED)     (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues....................................................   $13,273,300     $9,466,800     $13,581,900     $6,875,600
Cost of revenues............................................     6,056,300      5,884,500       9,076,000      2,355,300
                                                               -----------     ----------     -----------     ----------
Gross profit................................................     7,217,000      3,582,300       4,505,900      4,520,300
General and administrative expenses.........................     3,771,700      2,234,100       3,274,000      3,244,900
                                                               -----------     ----------     -----------     ----------
Net income from operations..................................     3,445,300      1,348,200       1,231,900      1,275,400
Interest expense............................................       477,900        768,400         902,600      1,040,100
Interest income.............................................        87,300        136,000         202,900        211,800
Other income................................................            --             --              --             --
                                                               -----------     ----------     -----------     ----------
Net income before income taxes..............................     3,054,700        715,800         532,200        447,100
Provision for income taxes..................................     1,149,900         60,500          57,500             --
Extraordinary loss from early extinguishment of debt........       431,900             --          69,500             --
                                                               -----------     ----------     -----------     ----------
Net income..................................................   $ 1,472,900     $  655,300     $   405,200     $  447,100
                                                               ===========     ==========     ===========     ==========
Net income per common share basic(1)........................   $       .35     $     0.43     $      0.22     $     0.40
                                                               ===========     ==========     ===========     ==========
Weighted average number of shares outstanding basic(1)......     4,198,176      1,506,672       1,833,340      1,131,344
                                                               ===========     ==========     ===========     ==========
Net income per common share diluted(1)......................   $       .29     $     0.30     $      0.17     $     0.25
                                                               ===========     ==========     ===========     ==========
Weighted average number of shares outstanding diluted(1)....     4,986,711      2,197,128       2,434,017      1,821,800
                                                               ===========     ==========     ===========     ==========

                                                                            SEPTEMBER 30, 1999
                                                              -----------------------------------------------
                                                                                                 AS FURTHER
                                                                ACTUAL       AS ADJUSTED(2)     ADJUSTED(3)
                                                              -----------    --------------    --------------
BALANCE SHEET DATA:
Liquidity capital (deficit)(4)..............................  $(1,137,500)    $(1,137,500)      $ 1,834,500
Total assets................................................   35,117,700      38,220,700        41,192,700
Notes payable...............................................    4,387,200       8,187,200         8,187,200
Line of credit..............................................      697,000              --                --
Accrued interest............................................      324,200         324,200           324,200
Retained earnings...........................................    1,293,500       1,293,500         1,293,500
Shareholders' equity........................................   17,441,300      17,441,300        20,413,300

---------------
(1) See Note 2 of Notes to Consolidated Financial Statements for information regarding the calculation of net income per share.

(2) The "As Adjusted" column reflects: (i) proceeds of $4,000,000 from the bridge financing with Gontard & MetallBank AG; and (ii) the repayment of $697,000 on the line of credit and $200,000 in notes payable.

(3) The "As Further Adjusted" column reflects the adjustments described in (2) above and the use of the estimated net proceeds of $2,972,000 from the exercise of the Warrants.

(4) Represents (i) cash and cash equivalents plus accounts receivables (net), and the amount due from officer, less (ii) accounts payable, accrued expenses and other liabilities, deferred revenue, accrued participations, notes payable (due within one year), line of credit, and accrued interest.

                                  RISK FACTORS

     You should consider carefully the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Additional risks and uncertainties that are not yet identified or that we currently think are immaterial may also materially adversely affect our business and financial condition in the future.

GOING CONCERN ASSUMPTION.

     Contained in the independent accountants' report included in our financial statements for each of the fiscal years since our formation, and included in the footnotes to the unaudited financial statements for the nine months ended September 30, 1999, is an explanatory paragraph indicating that our financial condition raises substantial doubt as to our ability to continue as a going concern. There can be no assurance that future financial statements will not include a similar explanatory paragraph if we remain unable to raise enough money or generate sufficient cash flow from operations to cover the cost of running our business. The existence of such an explanatory paragraph may have a material adverse effect on our relationship with third parties who are concerned about our ability to complete projects that we are contractually required to develop or produce, and could also negatively impact our ability to complete future financings.

WE HAVE A LIMITED OPERATING HISTORY THAT MAKES AN EVALUATION OF OUR BUSINESS DIFFICULT.

     We were incorporated in February 1995, and have a limited operating history. Although we have generated profitable operations during each of the fiscal years ended December 31, 1998, 1997 and 1996, and for the nine months ended September 30, 1999, we have experienced a negative cash flow from operations during such periods. We can not assure you that we will continue to be profitable in the foreseeable future or that we will be able to generate positive cash flow from our operations. Our business plan is subject to all the risks associated with starting a new business, including operating losses. In addition, we will be subject to certain factors affecting the entertainment industry generally, such as:

     - sensitivity to general economic conditions;

     - critical acceptance of our products; and

     - intense competition.

     The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

     LIQUIDITY DEFICIT.

     As of September 30, 1999, we had retained earnings of $1,293,500 and a liquidity deficit of ($1,137,500). Liquidity deficit is defined as:

     - cash and cash equivalents plus accounts receivable (net), and the amount due from officer, less

     - accounts payable, accrued expenses and other liabilities, deferred revenue, accrued participations, notes payable (due within one year), line of credit and accrued interest.

     See "Risk Factors -- Need for additional capital, dilution and no assurance of future financings," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and Note 12 of Notes to Consolidated Financial Statements.

OUR RELIANCE ON CERTAIN CUSTOMERS AND OUR ALLOWANCES FOR POSSIBLE UNCOLLECTIBLE RECEIVABLES.

     As of September 30, 1999, we had $10,936,700 in receivables. As of December 31, 1998, we had receivables of $4,736,700, of which $3,200,000 has been collected as of September 30, 1999. Of our $10,936,700 in receivables, approximately $9,100,000, or 83% is due within the next twelve months. To cover the possibility that one or more of our customers could fail to pay monies due to us, we currently maintain an allowance for doubtful accounts of approximately $837,000. If we are required to make an additional allowance for these receivables, our results of operations and financial condition in future periods could be adversely affected.

     As of September 30, 1999, receivables from three customers represented approximately 88% of our trade receivable balance. These customers are Stellar Group (13%), Renown Pictures Ltd (26%), and String of Pearls PLC (49%). All of these customers are current with respect to their obligations to us. Although all of these entities are privately held companies, we believe that each of the licensees are reasonable credit risks. However, the failure to pay the amounts owed by any of these entities could lead to the write-off of the applicable receivable. Such a write-off would have a material adverse impact on our results.

NEED FOR ADDITIONAL CAPITAL, DILUTION AND NO ASSURANCE OF FUTURE FINANCINGS.

     The entertainment industry is highly capital intensive. Despite our initial public offering, our operations have been hurt by ongoing capital shortages caused by a slowness in collecting receivables and the inability to complete a long term banking relationship. To address our short term financing needs, we raised approximately $12,250,000 since July 1999. This amount includes:

     - $350,000 pursuant to the sale to 3 investors of 12% debentures and warrants to purchase up to 35,000 shares of our common stock;

     - $1,200,000 pursuant to a secured loan from VMR;

     - $4,000,000 pursuant to a loan from Hudson Investors, LLC, which matures on November 30, 2002 and accrues interest at the rate of 12% per year. Hudson Investors, LLC has the right to convert any outstanding balance on its promissory note into equity after November 30, 1999. Hudson Investors, LLC also received 340,000 warrants as part of the financing. From the Hudson Investors, LLC loan, VMR was repaid $1,000,000 of its loan; and

     - $6,000,000 from Gontard & MetallBank AG, $2,000,000 from the sale of 500,000 shares of our common stock and $4,000,000 pursuant to a loan that matures on the earlier of the completion of this offering or December 31, 1999 and accrues interest at 10% per year. $2,500,000 of these proceeds was used to fund the cash portion of the acquisition of Dandelion and $200,000 was used to repay the remaining balance of the VMR loan; and

     - $700,000 from the sale of 175,000 shares of our common stock to Arbora Vermogensverwaltungen AG, an existing shareholder.

     These financings in general, and the convertible debt financing in particular, are dilutive to our shareholders.

     Despite the dilutive nature of these financings, we believe that completing these offerings was critical to our short term financial needs. As of November 15, 1999 we had indebtedness and related accrued interest of $9,361,000, including notes in the principal amount of $4,929,000, which mature within one year.

     Based on our current resources of cash, accounts receivable, available credit line, and our recent financings, we will be able to operate at current expenditure levels through March 31, 2000.

     If the German Offering is not completed and additional financing is not available, we will be required to:

     - reduce or suspend our operations;

     - seek an acquisition partner; or

     - try other ways to sell securities (on terms that may be highly dilutive or otherwise disadvantageous to current shareholders).

     In an effort to preserve cash resources, we have issued common stock and warrants to financial consultants rather than hire internal staff. To the extent option grants are below the current market price, we must record this as an additional expense in our general and administrative expense, even though no cost has been expended. These transactions are dilutive to existing shareholders.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and Note 12 of Notes to Consolidated Financial Statements.

OUR DEPENDENCE ON EMERGING MARKETS AND ON FOREIGN SALES; FOREIGN EXCHANGE RISKS.

     A considerable portion of our revenues are, and for the foreseeable future will most likely be, derived from the sale or license of our products to recently established U.S. broadcasters, cable networks and syndicators such as:

          - The Discovery Channel;

          - Discovery's Animal Planet;

          - The Learning Channel;

          - The Travel Channel;

          - The Fox Family Channel;

          - the WB Network; and

          - Showtime Network.

     In addition to these, a substantial portion of our revenues are dependent on sales to licensees and distributors in foreign markets, especially South and Latin America and, to an increasing extent, Europe. Collecting receivables from these customers is subject to the risks associated with doing business with foreign companies including rapid changes in the political and economic climates of such countries and limitations on the transferability of monies out of such countries. If we become involved in a long term dispute over how our product is being distributed in a foreign country, or are forced to initiate collection activities to enforce the terms of a license or distribution agreement, the profitability of any particular product may be adversely effected.

     As of September 30, 1999, substantially all of our receivables are trade receivables from entities domiciled outside the U.S. These receivables, totaling $10,936,700, represent 100% of all trade receivables and 31% of our total assets. Any difficulty or delay in the collection of these receivables or any write-off of such receivables could have a material adverse effect on our financial condition or results of operations. See "Risk Factors -- Our reliance on certain customers and our allowances for possible uncollectible receivables." Changes in international economic conditions may impact our future sales and collections.

     Our international operations expose us to risks associated with currency fluctuations. Insofar as our international revenues are denominated in foreign currencies, an appreciation of the U.S. dollar relative to these foreign currencies could adversely affect our results of operations. To the extent that our international revenues are denominated in U.S. dollars, an appreciation of the U.S. dollar increases the price of our products in foreign countries and may cause our customers and potential customers difficulties in paying U.S. dollar amounts due to us or may keep them from licensing our products.

     The operating expenses of our subsidiaries Team Entertainment Germany GmbH and Team Dandelion Ltd., will be incurred in Deutsche Marks and British Pounds, respectively. The value of the Deutsche Mark is tied to the value of the Euro. Appreciation of the Euro or the British Pound relative to the U.S. dollar could adversely affect our results of operations. Even when foreign currency expenses substantially offset revenues in the same currency, profits may be diminished when reported in U.S. dollars. Due to the constantly changing currency exposures and the volatility of currency exchange rates, we could experience currency losses in the future, and we cannot predict the effect of the exchange rate fluctuations upon our future results of operations. To date, we have not engaged in any foreign exchange hedging transactions to limit our exposure to the above-described risks. If any of the risks associated with international operations materialize, our business, financial condition and results of operations could be materially adversely impacted.

LACK OF SALES ORGANIZATION

     We currently rely on our own sales force for the distribution of our products and are subject to the limitations inherent to a small organization with limited personnel resources. We have undertaken and continue to undertake efforts to increase our own sales force in the U.S. and in certain key markets such as Germany and the United Kingdom. However, if we fail to further expand our sales capabilities through organic growth or if we do not effectively integrate sales organizations that we have acquired, we may not be able to increase sales of our products and grow our revenues. These limitations could have a material adverse effect on our business, financial condition and result of operations.

BUSINESS COMBINATIONS AND ACQUISITIONS.

     We are currently in discussions with a number of distribution and production companies regarding possible business combinations. No assurance can be given that any such acquisitions will be consummated, even though we may incur substantial costs related to such acquisitions. Even if such acquisitions are consummated, there can be no assurance that we will manage to successfully integrate and manage the acquired businesses.

     As of October 1, 1999, we completed the purchase of Dandelion Distribution Ltd., a UK based production and distribution company for $2,500,000 in cash and 386,847 shares of common stock. We may also be required to pay up to an additional $250,000 if the shares of our common stock delivered as part of the purchase price do not have a market value of at least $3,000,000 on October 1, 2001. See "Business -- Global Strategy." Even though the acquisition has been completed, there can be no assurance that we will be successful in timely integrating Dandelion into our operations or that they will remain profitable. The failure to successfully integrate Dandelion or a lack of profitability of Dandelion could have a material adverse impact on our financial condition and results of operations.

COMPETITION.

     The entertainment industry is highly competitive. We compete with many entertainment organizations, who are all seeking, in varying degrees;

     - the rights to literary properties;

     - the services of creative and technical personnel;

     - the financing for production of film and television projects; and

     - favorable arrangements for the distribution of completed films and television projects.

     Virtually all of our competitors are substantially larger than we are, have been in business longer than we have and have more resources at their disposal. The entertainment industry is currently evolving into an industry in which certain multi-national, multi-media entities, because of their control over key film, magazine, and/or television content, as well as key network and cable outlets, will be able to dominate certain communications industry activities in the U.S. and abroad. These competitors have numerous competitive advantages, including the ability to acquire financing for their projects and attract superior properties, personnel, actors and/or celebrity hosts. Any further concentration and consolidation of the entertainment industry may further weaken our competitive position and may have a material adverse impact on our business, financial condition and results of operations.

THE RISK THAT NOT ENOUGH EPISODES OF A SERIES WILL BE ORDERED TO ALLOW US TO SYNDICATE THE SERIES.

     There can be no assurance that once we commit to produce a series which has been licensed to a network, that the network will order and broadcast enough episodes so that we can syndicate the series in the U.S. Typically, there needs to be at least 65 episodes of a series produced in order to "strip" or syndicate the series in the daily re-run market. Networks can generally cancel a series at stated intervals and, accordingly, do not commit in advance to exhibit a series for more than a limited period. If a series is canceled before the minimum number of shows necessary to syndicate or "strip" have been produced, there is the risk that the production costs of the project will not be fully recovered. Similar risks apply for a series produced for a non-network medium. See "Business -- Operations" for a discussion of the financing of series.

     We presently have a commitment of 13 episodes for Call of the Wild, and have completed 22 episodes for Total Recall 2070, which is not enough episodes to syndicate or "strip" these series in the U.S. on any kind of significant basis. The syndication rights to Total Recall 2070, for which we are a profit participant, are owned by Universal, by virtue of Universal's 1998 acquisition of Polygram Filmed Entertainment. The show will be shown on a once a week syndication basis in January 2000. If the show is not renewed, there may only be one season in syndication, in which event we would not expect to receive significant amounts relative to our profit interests.

FLUCTUATIONS IN OPERATING RESULTS.

     Our revenues and results of operations are significantly dependent upon the timing and success of the television programming we distribute, which cannot be predicted with certainty. Revenues for any particular program may not be recognized until the program is produced and available for delivery to the licensee. Production delays may impact the timing of when revenues may be recognized under generally accepted accounting principles. Significant sales of our product take place at the industry's major selling markets, the most important of which are MIP-TV and MIPCOM-TV (the International Film and Program Market for TV, Video, Cable & Satellite) which take place in France in the second and fourth quarters, respectively and NATPE, which takes place in the U.S. in January. Finally, production commitments are typically obtained from networks in the spring (second quarter), although production activity and delivery may not occur until later periods. We may experience significant quarterly variations in our operations, and results in any particular quarter may not be indicative of results in subsequent periods. Such variations may lead to significant volatility of our share price.

     Our results will also be affected by the allocation of revenue between product we produce and own as compared to product which we distribute on behalf of third party producers and for which we are paid a sales commission. In addition, our margins are also affected by the age of the product which we acquired from third parties or previously produced. Where we are paid a sales commission, our expenses as a percentage of revenue will typically be higher, and our margins lower, because we record as an expense the participations owing to the copyright owners. Where we are exploiting product which we own outright we do not record such expenses, and our margins will typically be higher. With respect to sales of our own product, rather than recording a participation expense, we record as an expense the amortization of our acquisition or production costs, which amortization is typically recognized over several financial reporting periods. Sales of older product owned by us, where acquisition or production costs may be substantially or fully amortized, will have significantly higher margins than initial sales on newer product where the sales potential of the product has not been tested and we are incurring significant production costs.

DEPENDENCE ON INTELLECTUAL PROPERTY RIGHTS AND RISK OF INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

     Our business depends upon the protection of the intellectual property rights that we have to our film properties. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and exploit our products. Monitoring unauthorized use of our products is difficult, and we cannot be certain that the steps we have taken will prevent unauthorized use of our film properties, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the U.S. and Europe. If we cannot manage to obtain the copyrights of attractive film properties, our business, financial condition and results of operations will be adversely affected.

     In recent years, there has been significant litigation in the U.S. involving intellectual property rights. We may become party to litigation in the future to protect our intellectual property rights or as a result of the alleged infringement of other's intellectual property. These claims and any resulting lawsuits could subject us to significant liability and invalidation of our property rights. Such litigation could also force us to take measures harmful to our operations, such as to stop selling certain products or to obtain a license from the owner of infringed intellectual property. Any such infringement claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management's attention and materially adversely affect our financial condition and results of operations.

THE SPECULATIVE NATURE OF THE ENTERTAINMENT BUSINESS.

     Substantially all of our revenues are derived from the production and distribution of television series and made-for-television movies. The entertainment industry in general, and the development, production and distribution of television programs, in particular, is highly speculative and involves a substantial degree of risk.

Since each project is an individual artistic work and its commercial success is primarily determined by audience reaction, which is volatile and unpredictable, there can be no assurance that any entertainment property will make money. Even if a production is a critical or artistic success, there is no assurance that it will be profitable. In particular, to the extent that our product caters to the tastes of television audiences in the U.S., our results may be affected by the inability to attract audiences in our newly addressed markets, especially Europe. If we are unable to attract productions which compete effectively in the global marketplace, our financial condition and results of operations could be materially adversely effected.

THE ABILITY TO MANAGE OUR GROWTH.

     Subject to obtaining sufficient financing, we intend to pursue a strategy which management believes may result in rapid growth. As our anticipated development, production and distribution activities increase, it is essential that we maintain effective controls and procedures regarding critical accounting and budgeting areas. There can be no assurance that rapid growth will occur or that, if such growth does occur, that we will be able to successfully manage such expanded operations.

WE DEPEND ON OUR KEY PERSONNEL TO MANAGE OUR BUSINESS EFFECTIVELY.

     Our success depends largely upon the skills, experience and performance of our executive officers and key employees. Our founder and Chief Executive Officer, Mr. Drew S. Levin, is of particular importance to our U.S. operations. In addition, we have recently managed to retain certain key personnel in Germany and the United Kingdom to oversee our European operations. If we lose one or more of our key employees without finding appropriate replacements or if we fail to attract and retain highly skilled personnel, our financial condition and results of operations could be materially adversely effected.

CAPITALIZATION OF DEVELOPMENT AND PRODUCTION COSTS.

     Included in our assets as of September 30, 1999 and December 31, 1998 are television program costs of approximately $2,242,000 and $1,017,400, respectively, which represent aggregate costs of projects for which we are actively pursuing production commitments, but which have not been set for principal photography. We intend, as required by accounting standards, to write off the costs of all development projects when they are abandoned or, even if still being developed, if they have not been set for principal photography within three years of their initial development activity. In this regard we wrote down our development costs in the series LoCoMoTioN by approximately $450,000 in the second quarter of 1999.

     Under generally accepted accounting principals, we are required to capitalize the costs of production. The costs of production are amortized over the estimated revenue life of the product. Therefore, the success of our programming, and the aggregate amount of sales with respect thereto, will affect the amortization rate applicable to such productions. If our actual results are less than projected, management will be required to revise sales estimates downward, and accelerate the amortization of capitalized production costs.

PREFERRED STOCK; POSSIBLE ANTI-TAKEOVER EFFECTS OF CERTAIN CHARTER PROVISIONS.

     Certain provisions of our Articles of Incorporation and Bylaws and certain other contractual provisions could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. Certain of these provisions allow us to issue preferred stock with rights senior to those of the common stock without any further vote or action by the shareholders, and impose various procedural and other requirements which could make it more difficult for shareholders to affect certain corporate actions. These provisions could also have the effect of delaying or preventing a change in control. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. Such issuance could have the effect of decreasing the market price of our common stock.

VOLATILITY OF SHARE PRICE; LACK OF ACTIVE TRADING MARKET.

     Our common stock has been listed on The NASDAQ SmallCap Market since July 29, 1998.

     The market prices for securities of companies with limited operating history, including us, have historically been highly volatile both on The NASDAQ SmallCap Market and the Frankfurt Stock Exchange's Neuer Markt. Significant volatility in the market price of our common stock may arise due to factors such as:

     - our developing business;

     - a continued negative cash flow;

     - relatively low price per share;

     - relatively low public float;

     - variations in quarterly operating results;

     - general trends in the entertainment industry;

     - the number of holders of our common stock; and

     - the interest of securities dealers in maintaining a market for our common stock.

     As long as there is only a limited public market for our common stock, the sale of a significant number of shares of our common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered, and could cause a severe decline in the price of our common stock.

WE HAVE NEVER PAID A DIVIDEND AND DO NOT ANTICIPATE PAYING ONE IN THE FORESEEABLE FUTURE.

     We have not paid dividends since our formation and do not intend to pay any dividends to our shareholders in the foreseeable future. No assurance can be given that we will pay dividends at any time. We presently intend to retain future earnings, if any, for the development and expansion of our business. See "Dividend Policy."

SHARES ELIGIBLE FOR ADDITIONAL SALE AND EXERCISE OF REGISTRATION RIGHTS.

     Sale of substantial amounts of our common stock, the issuance of substantial amounts of warrants and options granting the right to receive shares of our common stock or the prospect of such sales or issuances, respectively, could materially adversely affect the market price of our common stock. Upon completion of the German offering, we will have outstanding approximately 12,979,138 shares of common stock, and approximately 3,042,384 shares of common stock underlying outstanding warrants and options. Of these shares, approximately 1,921,304 shares are restricted shares under the Securities Act of 1933. We filed a registration statement on Form S-8 under the Securities Act of 1933 to register the sale of approximately 1,100,000 shares of our common stock reserved for issuance under our 1999 Stock Option, Deferred Stock and Restricted Stock Plan. Shares of our common stock issued upon exercise of options are available for sale in the public market, subject in some cases to volume and other limitations.

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. We use words such as "may," "will," "should," "estimates," "predicts," "anticipates," "believes," "plans," "expects," "future," "intends," "potential" and similar expressions to identify forward-looking statements. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus.

     Although we believe that the expectations reflecting the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. In addition, these forward-looking statements apply only as of the date of this prospectus. We are under no duty to update any of the forward-looking statements after the date of this prospectus or to conform such statements to actual results or to changes in our expectations.

                                USE OF PROCEEDS

     We will not receive any portion of the proceeds from the sale of common stock to be sold in this offering. We will receive net proceeds of up to approximately $2,972,000 from the exercise of the Warrants. Management currently anticipates that any such proceeds will be utilized for working capital and for other general corporate purposes.

                                DIVIDEND POLICY

     We have never declared or paid cash dividends. We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated statement of operations data for the years ended December 31, 1998, December 31, 1997 and December 31, 1996 are derived from our Consolidated Financial Statements included elsewhere in this prospectus that have been audited by Stonefield Josephson, Inc., as indicated in their respective reports which are also included elsewhere in this prospectus. The selected consolidated financial data for the nine months ended September 30, 1999 and 1998 have been derived from the unaudited consolidated financial statements of the Company, included elsewhere in this prospectus, which, in the opinion of management, have been prepared on the same basis as the audited financial statements and includes all normal and required adjustments necessary for fair presentation. The results for the nine months ended September 30, 1999 are not necessarily indicative of future results. Such selected consolidated financial data should be read in conjunction with those Consolidated Financial Statements and the Notes thereto.

                                                FOR THE NINE MONTHS ENDED        FOR THE        FOR THE        FOR THE
                                              ------------------------------    YEAR ENDED     YEAR ENDED     YEAR ENDED
                                              SEPTEMBER 30,   SEPTEMBER 30,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                  1999             1998            1998           1997           1996
                                              -------------   --------------   ------------   ------------   ------------
                                               (UNAUDITED)     (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues....................................   $13,273,300      $9,466,800     $13,581,900     $6,875,600     $5,749,800
Cost of revenues............................     6,056,300       5,884,500       9,076,000      2,355,300      2,895,900
                                               -----------      ----------     -----------     ----------     ----------
Gross profit................................     7,217,000       3,582,300       4,505,900      4,520,300      2,853,900
General and administrative expenses.........     3,771,700       2,234,100       3,274,000      3,244,900      2,323,800
                                               -----------      ----------     -----------     ----------     ----------
Net income from operations..................     3,445,300       1,348,200       1,231,900      1,275,400        530,100
Interest expense............................       477,900         768,400         902,600      1,040,100        677,700
Interest income.............................        87,300         136,000         202,900        211,800         58,300
Other income................................            --              --              --             --         90,100
                                               -----------      ----------     -----------     ----------     ----------
Net income before income taxes..............     3,054,700         715,800         532,200        447,100            800
Provision for income taxes..................     1,149,900          60,500          57,500             --             --
Extraordinary loss from early extinguishment
  of debt...................................       431,900              --          69,500             --             --
                                               -----------      ----------     -----------     ----------     ----------
Net income..................................   $ 1,472,900      $  655,300     $   405,200     $  447,100     $      800
                                               ===========      ==========     ===========     ==========     ==========
Net income per common share basic(1)........   $       .35      $     0.43     $      0.22     $     0.40     $       --
                                               ===========      ==========     ===========     ==========     ==========
Weighted average number of shares
  outstanding basic(1)......................     4,198,176       1,506,672       1,833,340      1,131,344      1,131,344
                                               ===========      ==========     ===========     ==========     ==========
Net income per common share diluted(1)......   $       .29      $     0.30     $      0.17     $     0.25     $       --
                                               ===========      ==========     ===========     ==========     ==========
Weighted average number of shares
  outstanding diluted(1)....................     4,986,711       2,197,128       2,434,017      1,821,800      1,821,800
                                               ===========      ==========     ===========     ==========     ==========

                                                                            SEPTEMBER 30, 1999
                                                              -----------------------------------------------
                                                                                                 AS FURTHER
                                                                ACTUAL       AS ADJUSTED(2)     ADJUSTED(3)
                                                              -----------    --------------    --------------
BALANCE SHEET DATA:
Liquidity capital (deficit)(4)..............................  $(1,137,500)    $(1,137,500)      $        --
Total assets................................................   35,117,700      38,220,700                --
Notes payable...............................................    4,387,200       8,187,200                --
Line of credit..............................................      697,000              --                --
Accrued interest............................................      324,200         324,200                --
Retained earnings...........................................    1,293,500       1,293,500                --
Shareholders' equity........................................   17,441,300      17,441,300                --

---------------
(1) See Note 2 of Notes to Consolidated Financial Statements for information regarding the calculation of net income per share.

(2) The "As Adjusted" column reflects: (i) proceeds of $4,000,000 from the bridge financing with Gontard & MetallBank AG; and (ii) the repayment of $697,000 on the line of credit and $200,000 in notes payable.

(3) The "As Further Adjusted" column reflects the adjustments described in (2) above and the use of the estimated net proceeds from the issuance of common stock in this offering, see "Use of Proceeds."

(4) Represents (i) cash and cash equivalents plus accounts receivables (net), and the amount due from officer, less (ii) accounts payable, accrued expenses and other liabilities, deferred revenue, accrued participations, notes payable (due within one year), line of credit, and accrued interest.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                 FOR ACQUISITION OF DANDELION DISTRIBUTION LTD.

     The unaudited pro forma consolidated financial information reflects financial information with respect to the Company's acquisition of Dandelion Distribution Ltd. ("Dandelion"). The acquisition of Dandelion was completed as of October 1, 1999, and has been accounted for under the purchase method of accounting.

     The financial statements of Dandelion included in the unaudited pro forma consolidated financial information were translated from British Pounds to U.S. dollars at the rate of 1.64, 1.63 and 1.65 for the September 30, 1999 unaudited consolidated balance sheet, the September 30, 1999 unaudited consolidated statement of operations and the December 31, 1998 unaudited consolidated statement of operations, respectively.

     The unaudited pro forma consolidated statements of operations were prepared as if the acquisition occurred as of January 1, 1998. The unaudited pro forma consolidated balance sheet was prepared as if the acquisition occurred on September 30, 1999. The unaudited pro forma consolidated financial information should be read in conjunction with the Company's historical financial statements and notes thereto included elsewhere in this prospectus.

     The unaudited pro forma consolidated financial information does not purport to represent what the financial position or results of operations of the Company would have been if the acquisition had in fact been consummated on such date or at the beginning of the period indicated or to project the financial position or results of operations for any future date or period. The pro forma adjustments are based upon available information and upon certain assumptions that the Company's management believe are reasonable. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma consolidated financial information have been made. The allocation of the purchase price to the assets and liabilities acquired reflected in this proforma financial data is preliminary. Accordingly, the actual financial position and results of operations may differ from these pro forma amounts.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999
                 FOR ACQUISITION OF DANDELION DISTRIBUTION LTD.

                                                                                          PRO FORMA
                                              TEAM       DANDELION(1)   ADJUSTMENTS       COMBINED
                                           -----------   ------------   -----------      -----------
ASSETS
Cash and cash equivalents................  $ 2,173,200    $  639,000    $       --       $ 2,812,200
Trade receivables, net...................   10,936,700       696,200     1,250,000(2)     12,882,900
Television programming costs, net........   20,697,100     1,579,300     3,700,000(3)     25,976,400
Due from officer.........................      170,400            --            --           170,400
Fixed assets, net........................       55,200       723,700      (175,000)(4)       603,900
Goodwill.................................           --            --       978,200(5)        978,200
Prepaid and other assets.................    1,085,100        69,500            --         1,154,600
                                           -----------    ----------    ----------       -----------
          Total assets...................  $35,117,700    $3,707,700    $5,753,200       $44,578,600
                                           ===========    ==========    ==========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable, accrued expenses and
  other liabilities......................  $ 8,410,900    $2,200,900    $2,260,000(6)    $12,871,800
Deferred revenue.........................       85,600            --            --            85,600
Accrued participations...................    3,771,500            --            --         3,771,500
Bank line of credit......................      697,000            --            --           697,000
Notes payable............................    4,387,200            --     2,500,000(7)      6,887,200
Accrued interest.........................      324,200            --            --           324,200
Shareholder loan and note payable........           --            --            --                --
                                           -----------    ----------    ----------       -----------
          Total liabilities..............   17,676,400     2,200,900     4,760,000        24,637,300
                                           -----------    ----------    ----------       -----------

Commitments and contingencies

Shareholders' equity.....................   17,441,300     1,506,800       993,200(8)     19,941,300
                                           -----------    ----------    ----------       -----------
          Total liabilities and
            shareholders' equity.........  $35,117,700    $3,707,700    $5,753,200       $44,578,600
                                           ===========    ==========    ==========       ===========

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR ACQUISITION OF DANDELION DISTRIBUTION LTD.
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                                                         PRO FORMA
                                       TEAM          DANDELION(1)      ADJUSTMENTS       COMBINED
                                    -----------      ------------      -----------      -----------
Revenues..........................  $13,273,300       $2,207,900        $      --       $15,481,200
Cost of revenues..................    6,056,300        1,277,900          157,200(9)      7,491,400
                                    -----------       ----------        ---------       -----------
Gross profit......................    7,217,000          930,000         (157,200)        7,989,800
General and administrative
  expenses........................    3,771,700          905,300           36,700(10)     4,713,700
                                    -----------       ----------        ---------       -----------
Income from operations............    3,445,300           24,700         (193,900)        3,276,100
Interest expense..................      477,900           60,000          187,500(11)       725,400
Interest income...................       87,300           21,100               --           108,400
Other income......................           --           19,400               --            19,400
                                    -----------       ----------        ---------       -----------
Income before income taxes........    3,054,700            5,200         (381,400)        2,678,500
Provision for income taxes........    1,149,900           20,900         (137,900)(12)    1,032,900
                                    -----------       ----------        ---------       -----------
Income from continuing
  operations......................  $ 1,904,800       $  (15,700)       $(243,500)      $ 1,645,600
                                    ===========       ==========        =========       ===========
Income from continuing operations
  per common share basic..........  $      0.45                                         $      0.36
                                    ===========                                         ===========
Weighted average number of shares
  basic...........................    4,198,176                           386,847         4,585,023
                                    ===========                         =========       ===========
Income from continuing operations
  per common share diluted........  $      0.38                                         $      0.31
                                    ===========                                         ===========
Weighted average number of shares
  diluted.........................    4,986,711                           386,847         5,373,558
                                    ===========                         =========       ===========

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR ACQUISITION OF DANDELION DISTRIBUTION LTD.
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                         PRO FORMA
                                           TEAM        DANDELION(1)    ADJUSTMENTS       COMBINED
                                        -----------    ------------    -----------      -----------
Revenues..............................  $13,581,900     $3,290,500      $      --       $16,872,400
Cost of revenues......................    9,076,000      1,988,000        150,800(9)     11,214,800
                                        -----------     ----------      ---------       -----------
Gross profit..........................    4,505,900      1,302,500       (150,800)        5,657,600
General and administrative expenses...    3,274,000      1,090,400         48,900(10)     4,413,300
                                        -----------     ----------      ---------       -----------
Income from operations................    1,231,900        212,100       (199,700)        1,244,300
Interest expense......................      902,600         86,300        250,000(11)     1,238,900
Interest income.......................      202,900         37,000             --           239,900
Other income..........................           --         38,200             --            38,200
                                        -----------     ----------      ---------       -----------
Income before income taxes............      532,200        201,000       (449,700)          283,500
Provision for income taxes............       57,500         51,900        (60,100)(12)       49,300
                                        -----------     ----------      ---------       -----------
Income from continuing operations.....  $   474,700     $  149,100      $(389,600)      $   234,200
                                        ===========     ==========      =========       ===========
Income from continuing operations per
  common share basic..................  $      0.26                                     $      0.11
                                        ===========                                     ===========
Weighted average number of shares
  basic...............................    1,833,340                       386,847         2,220,187
                                        ===========                     =========       ===========
Income from continuing operations per
  common share diluted................  $      0.20                                     $      0.08
                                        ===========                                     ===========
Weighted average number of shares
  diluted.............................    2,434,017                       386,847         2,820,864
                                        ===========                     =========       ===========

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                 FOR ACQUISITION OF DANDELION DISTRIBUTION LTD.

     The following table sets forth the determination and allocation of the purchase price of Dandelion. Per the terms of the agreement the Company will pay $5 million, $2.5 million in cash and $2.5 million in the Company's common stock by issuing 386,847 shares. In addition, if the 386,847 shares of common stock do not have a market value of at least $3,000,000 on October 1, 2001, the Company will be required to make a cash payment of up to $250,000.

Cash payment................................................  $ 2,500,000
Equity payment..............................................    2,500,000
Contingent payment..........................................      250,000
Transaction costs...........................................      100,000
                                                              -----------
Total purchase price........................................    5,350,000

     The preliminary allocation of the pro forma purchase price is as follows:

Net assets..................................................   (1,506,800)
Increase in trade receivables...............................   (1,250,000)
Increase in television programming costs....................   (3,700,000)
Decrease in fixed assets....................................      175,000
Increase in deferred income taxes...........................    1,910,000
                                                              -----------
Cost in excess of fair market value of net assets
  acquired..................................................  $   978,200
                                                              ===========

 (1) The financial statements of Dandelion included in the unaudited pro forma consolidated financial information were translated from British Pounds to U.S. dollars at the rate of 1.64, 1.63 and 1.65 for the September 30, 1999 unaudited consolidated balance sheet, the September 30, 1999 unaudited consolidated statement of operations and the December 31, 1998 unaudited consolidated statement of operations, respectively.

 (2) Reflects an adjustment to record accounts receivable at fair market value.

 (3) Reflects an adjustment to the Dandelion film and television program library to record it on the books at fair market value.

 (4) Reflects an adjustment to a building owned by Dandelion to record it on the books at fair market value.

 (5) Reflects the excess purchase price over the fair value of the assets acquired and liabilities assumed.

 (6) Reflects an adjustment to record the deferred tax effect of the pro forma balance sheet adjustments and certain costs of the acquisition.

 (7) Reflects an adjustment to record a bridge loan covering the cash portion of the acquisition.

 (8) The net increase to stockholder's equity results from the issuance of $2.5 million in equity and the elimination of Dandelion's historical net assets.

 (9) Reflects an adjustment to cost of revenues resulting from the write-up of the library and the amortization of those costs over the revenue life of the programming.

(10) To reflect the amortization of goodwill over 20 years.

(11) Reflects an adjustment to record the increase to interest expense resulting from the bridge loan used to cover the cash portion of the acquisition. The borrowing rate used is 10% per year based on the Company's most recent debt financing.

(12) To record the tax effect of the pro forma adjustments to amortization of television programming costs and interest expense. The amortization of goodwill is not deductible for tax purposes.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our financial statements and the notes thereto and the other financial information appearing elsewhere in this prospectus. In addition to historical information, the following discussion and other parts of this prospectus contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information due to factors discussed under "Risk Factors," "Business" and elsewhere in this prospectus.

OVERVIEW

     We derive substantially all of our revenues from production fees earned in connection with our original programming, distribution fees from the licensing of programming acquired from others, and the licensing of our original programming. We were incorporated in February 1995 and began operations in March 1995.

     We are engaged in developing concepts and acquiring literary and other story properties, the most promising of which serve as the basis for our series, pilot films, or made-for-television features. If a script is accepted for production as a television feature or pilot, or if a pilot is accepted for production as a series, we and the network or distributor negotiate a license fee or distribution advance. This fee is a flat sum payment through which we generally attempt to cover a significant portion of our production costs and overhead. If programming is produced for an entity like PBS, which does not pay significant license fees or distribution advances (and in fact, may not pay any fee), we attempt to provide corporate sponsors or agreements for the license of ancillary rights such as foreign or home video distribution.

     With respect to series for the networks or pay cable channels, we generally attempt to negotiate significant license fees for both series and movies-of-the-week. In many cases, we may invest additional sums in excess of network license fees to produce the best possible pilot, as such pilots are an essential sales tool in gaining network acceptance of a proposed series, if applicable. In these cases, we will attempt to cover the excess production costs from working capital, third-party financing, sales of the episodes in the foreign marketplace, or a combination of these financing techniques. Where necessary or desirable, we may seek to obtain funding in excess of network license fees from a studio or a third party who will provide such financing in return for a share of the profits from the syndication of such programming. Similarly, for television series, we may invest amounts in excess of network license fees in order to gain audience acceptance for the series and to enhance the potential value of future syndication rights.

     We recognize revenues from licensing agreements covering entertainment product when the product is available to the licensee for telecast, exhibition or distribution, and other conditions of the licensing agreements have been met in accordance with Statement of Financial Accounting Standards ("SFAS") No. 53 "Financial Reporting by Producers and Distributors of Motion Picture Films."

     As required by SFAS No. 53, we value our film cost at the lower of unamortized cost or net realizable value on an individual title basis. Film costs represent those costs incurred in the development, production and distribution of television projects. These costs have been capitalized in accordance with SFAS No. 53. Amortization of film cost is charged to expense and third party participations are accrued using the individual film forecast method whereby expense is recognized in the proportion that current year revenues bear to an estimate of ultimate revenue. We anticipate that a majority of our production or acquisition costs for our projects will be amortized within three years from the completion or acquisition of such project, with the balance amortized over an additional two years.

     Our trade receivables historically increase as revenue increases. We, in accordance with SFAS No. 5, record an allowance for doubtful accounts based, in part, on historical bad debt experience. In 1999, we have recorded $500,000 as a provision for an allowance for doubtful accounts. In 1998, the Company recorded $664,000 as a provision for an allowance for doubtful accounts. In 1997, the Company recorded $1,115,600 as a provision for an allowance for doubtful accounts. Typically, when we make a sale of a product, the purchaser of such product agrees to a payment schedule, usually based upon a time table which is either tied to milestones in the development of the product or the time period of the contract. If customers fail to make scheduled payments, our license agreements provide that we can repossess and resell such product. Because these payments often are spread out over a period of time, up to two years, the payments to be made in the future are recorded as discounted trade receivables. As sales increase, our trade receivables balance will increase accordingly. We believe we have adequate resources to collect our trade receivables.

RESULTS OF OPERATIONS

     The nine months ended September 30, 1999 versus the nine months ended September 30, 1998.

     For the nine months ended September 30, 1999, the Company reported net income of approximately $1,472,900 on total revenues of approximately $13,273,300 compared to net income of approximately $655,300 on total revenues of approximately $9,466,800 for the same period ended September 30, 1998. Revenue increased by 40 percent or $3,806,500 for the nine months ended September 30, 1999 compared to 1998, primarily due to the sales of certain broadcast rights of a library of twenty movie-of-the-week titles which the Company acquired in June 1999.

     Cost relating to revenues was $6,056,300 for the nine months ended September 30, 1999 as compared to $5,884,500 for the nine months ended September 30, 1998. The costs relate to amortization of production or acquisition costs of television programming for which revenue was recognized during the period. Gross profit margin on sales of television programming for the nine months ended September 30, 1999 was 54 percent compared to 38 percent for the same period in 1998. Included in cost of sales for 1999 is a charge of approximately $450,000 as the Company wrote off development costs incurred on a project which has been in development since 1995. The higher gross profit margin for the nine months ended September 30, 1999 was due to the Company selling television programming acquired by the Company at attractive rates as opposed to selling programming owned and produced by the Company in the nine months ended September 30, 1998.

     General and administrative expenses were $3,771,700 for the nine months ended September 30, 1999, as compared to $2,234,100 for the nine months ended September 30, 1998. The $3,771,700 excludes $1,740,700 in general and administrative expense that was capitalized to television programming costs, as an allocation of costs related to production, in accordance with SFAS No. 53. The increase in general and administrative expenses, prior to capitalizing certain expenses, are a result of an increase in expenses for staff, primarily for the Company's increased activities in production and development, an increase in the accounts receivable allowance for doubtful accounts and certain litigation costs. Also included in such costs are expenses associated with the issuance of securities to financial consultants for services. The Company believes that payments with these securities issuances are justifiable even though dilutive to current shareholders as opposed to cash outlays.

     Interest expense was $477,900 for the nine months ended September 30, 1999 as compared to $768,400 for the nine months ended September 30, 1998. The decrease is due to the retirement of debt.

     Receivables at September 30, 1999 were $10,936,700, all of which are from entities domiciled outside the U.S. These receivables represent approximately 31 percent of the total assets of the Company. At September 30, 1999, 3 receivables represented approximately 88 percent of our accounts receivable balance. As a consequence of the Company's October 1999 acquisition of Dandelion Distribution Ltd. (Dandelion), certain receivables resulting from sales made prior to the acquisition are now considered due from related parties for financial reporting purposes. In June 1999 the Company entered into a five year license agreement for certain territories including the UK of 20 made-for-television movies with Renown Pictures, Ltd., a UK company owned by Noel Cronin, formerly the owner of Dandelion. At September 30, 1999 the receivable due from Renown was $2,900,000. Subsequent to such date the Company received a payment of $725,000 per the terms of the agreement. Noel Cronin is also a director of String of Pearls Plc. In September 1999, the Company entered into a 10 year license agreement for certain European territories including Germany, France and Italy, of 20 made-for-television movies with String of Pearls Plc. At September 30, 1999, the receivable due from String of Pearls Plc was $5,375,000. Subsequent to such date the Company received a payment of $290,000 per the terms of agreement. Noel Cronin has personally guaranteed the obligation of String of Pearls. See "Risk Factors -- Our reliance on certain customers and our allowance for possible uncollectible receivable" and "Certain Relationships and Related Transactions." We have established $837,000 as an allowance for doubtful accounts as of September 30, 1999. We believe the allowance for doubtful accounts is adequate and we have adequate resources to collect our trade receivables.

     Year ended December 31, 1998 versus year ended December 31, 1997.

     Revenues for the year ended December 31, 1998 of $13,581,900 were comprised of approximately $6,672,700 on sales and availability for Total Recall 2070 produced by us and Alliance Atlantis, approximately $2,755,300 for the sale of a movie-of-the-week produced by us, "Earthquake in New York" to Fox Family Channel, approximately $1,527,900 on sales for our reality based series "Amazing Tails," approximately $882,000 on sales of satellite rights of the Australian television series "Water Rats," and approximately $1,744,000 on sales of other library product acquired by us. For the year ended December 31, 1998, approximately 26 percent of revenues were attributable to sales to customers outside North America, i.e. United States and Canada. Revenues of $6,875,600 for the year ended December 31, 1997, were comprised of approximately $1,975,500 on sales of our reality based series "Amazing Tails," approximately $1,250,000 on sales of "Water Rats," approximately $2,460,000 on sales of movies acquired by us and approximately $1,190,100 on sales of other reality based programming acquired by us. For the year ended December 31, 1997, approximately 80 percent of revenues were attributable to sales to customers outside North America. Within the foreign market, allocations among the four principal geographic regions in which we do business, Europe, Asia and Australia, South America and Africa, vary from period to period. The variations in revenues relate to the type of product being offered, as well as local economic trends and conditions, and the emergence of multiple broadcasting channels in the applicable territory. See Note 9 to the Consolidated Financial Statements for a breakdown of the geographic distribution of sales of our product.

     Cost of revenues was $9,076,000 for the year ended December 31, 1998 as compared to $2,355,300 for the year ended December 31, 1997. The costs primarily relate to amortization of production costs of television programming for which revenue was recognized during the respective period. Cost of revenues increased due to the increase in revenues.

     Gross profit margin on sales of television programming for the year ended December 31, 1998 was 33 percent compared to 66 percent for the period ended December 31, 1997. The lower gross profit margin for the year ended December 31, 1998 was due to our producing and selling original programming as opposed to primarily selling previously produced programming. We co-produced our first drama series Total Recall 2070 with Alliance/Atlantis. Production of drama series such as Total Recall 2070 are more expensive than the reality based programming we had produced and acquired in 1997. Original programming generally has higher amortization rates in its initial cycle until it demonstrates audience acceptance. However, a successful drama series will be worth substantially more than reality based programming in ancillary markets.

     General and administrative expenses were approximately $3,274,000 for the year ended December 31, 1998 as compared to $3,244,900 for the year ended December 31, 1997. Included in general and administrative expenses was $664,000 as an allowance for doubtful accounts for the year ended December 31, 1998 compared to $1,115,600 for the year ended December 31, 1997. Subtracting the effect from the allowance of doubtful, general and administrative expenses was $2,610,000 for the year ended December 31, 1998 compared to $2,129,300 for the year ended December 31,1997. The increase is primarily due to additional staff hired in 1998 to focus on development of new television programming.

     Interest expense was $902,600 for the year ended December 31, 1998, as compared to $1,040,100 for the year ended December 31, 1997. The decrease is due to the retirement of debt from the proceeds of our initial public offering.

     Interest income was $202,900 for the year ended December 31, 1998 as compared to $211,800 for the year ended December 31, 1997.

     All $4,736,700 included in receivables as of December 31, 1998, are due from entities domiciled outside the United States. These receivables represent approximately 28 percent of our total assets. We have established $337,000 as an allowance for doubtful accounts as of December 31, 1998. We believe the allowance for doubtful accounts is adequate and we have adequate resources to collect our trade receivables.

LIQUIDITY AND CAPITAL RESOURCES

     The entertainment industry is highly capital intensive. As of September 30, 1999, we had retained earnings of $1,293,500 and a liquidity deficit of ($1,137,500). Liquidity deficit is defined as:

     - cash and cash equivalents plus accounts receivable (net), and the amount due from officer, less

     - accounts payable, accrued expenses and other liabilities, deferred revenue, accrued participations, notes payable (due within one year), line of credit, shareholder loan and note payable, and accrued interest.

     We continue to finance our operations from our own sales and production activities, notes payables, lines of credit and loans from our shareholders. Despite our public offering on July 29, 1998, our operations have been hurt by ongoing capital shortages caused by a slowness in collecting receivables and the inability to complete a long term banking relationship. To address our short term financing needs, we raised approximately $12,250,000 since July 1999. This amount includes:

     - $350,000 pursuant to the sale to 3 investors of 12% debentures and warrants to purchase up to 35,000 shares of our common stock;

     - $1,200,000 pursuant to a secured loan from VMR;

     - $4,000,000 pursuant to a loan from Hudson Investors, LLC, which loan matures on November 30, 2002 and accrues interest at the rate of 12% per year. Hudson Investors, LLC has the right to convert any outstanding balance on its promissory note into equity after November 30, 1999. Hudson Investors, LLC also received 340,000 warrants as part of the financing. From the Hudson Investors, LLC loan, VMR was repaid $1,000,000 of its loan;

     - $6,000,000 from Gontard & MetallBank AG, $2,000,000 from the sale of 500,000 shares of our common stock and $4,000,000 pursuant to a loan that matures on the earlier of this offering or December 31, 1999 and accrues interest at 10% per year. $2,500,000 of these proceeds was used to fund the cash portion of the acquisition of Dandelion and $200,000 was used to repay the remaining balance of the VMR loan; and

     - $700,000 from the sale of 175,000 shares of our common stock to Arbora Vermogensverwaltungen AG, an existing shareholder.

     As of November 15, 1999, the Company had cash and accounts receivable due to be collected within one year of approximately $12,243,000. See "Risk
Factors -- Our reliance on certain customers and our allowances for possible uncollectible receivables." Also as of November 15, 1999, the Company had indebtedness and related accrued interest of $9,361,000, including notes payable of $8,191,000, net of discount of $740,000, of which $4,929,000 matures within one year, accrued interest of $330,000, and $840,000 outstanding on a revolving line of credit.

     As we continue to pursue and work toward financing alternatives and search for additional capital as described above, we also continue to explore a variety of other financial alternatives to increase our working capital, including increasing our line of credit with a commercial bank, or pursuing other types of debt or equity financing. No assurance can be given that such financing can ultimately be obtained or that it will be on reasonably attractive terms.

     We believe that without proceeds of the German Offering but solely with our current resources of cash, accounts receivable, available credit line, and our recent financings, we will be able to operate at current expenditure levels through March 31, 2000. Our belief is based upon certain assumptions regarding the anticipated level of operations and overhead, anticipated sales of programming, and anticipated expenditures required for development and production of programming. If sales do not materialize and this offering or alternative financings are not completed by these dates, we will have to limit our development and production activities, reduce our overhead spending, restructure debt pay outs and take other cost reduction measures. Further, even with if we successfully raise additional financing, there is no assurance that we will continue to be profitable or maintain positive cash flow.

RECENT ACCOUNTING PRONOUNCEMENTS

     In April 1998, Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" ("SOP 98-5") was issued. SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs. We have adopted SOP 98-5 which did not materially effect our financial statements.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for fiscal year beginning after June 15, 2000. We anticipate that due to our limited use of derivative instruments, the adoption of SFAS No. 133 will not have a material effect on our financial statements.

     In October 1998, the FASB released an exposure draft of the proposed statement on "Rescission of FASB Statement No. 53, Financial Reporting by Producers and Distributors of Motion Picture Films." An entity that previously was subject to the requirements of SFAS No. 53 would follow the guidance in a proposed Statement of Position, "Accounting by Producers and Distributors of Films." This proposed Statement of Position effects financial statements for fiscal years beginning after December 15, 1999 and could have a significant impact on our results of operations and financial position depending on its final outcome. We have not concluded on its impact given the preliminary stages of the proposed Statement of Position.

YEAR 2000 COMPLIANCE

     As has been widely reported, many computer systems process dates based on two digits for the year of a transaction and are unable to process dates in the year 2000 and beyond. Since our formation in 1995, we have installed new information systems which are year 2000 compliant. Although we do not expect year 2000 to have a material adverse effect on our internal operations, it is possible that year 2000 problems could have a significant adverse effect on our suppliers and their ability to service us and to accurately process payments received.

                                    BUSINESS

OVERVIEW

OUR HISTORY

     We were formed in February 1995. We have focused our efforts on the development, production and distribution of a variety of television programming, including dramatic and reality-based series, specials and made-for-television movies for exploitation in the domestic and international television markets. We derive substantially all of our revenues from production fees earned from our original productions, distribution fees from the exploitation of product acquired from others, and the exploitation of our owned programming.

     Our production activities have focused on (i) programming produced for U.S. cable and network television channels such as The Discovery Channel, The Family Channel, Showtime Networks and USA Network, and (ii) "how-to" instructional series, such as "Simply Style," a 60-episode series which debuted during the third quarter of 1995 on The Learning Channel. We have received a firm commitment from Discovery's Animal Planet for the initial production of 13 one-hour drama episodes of "The Call of the Wild," based on Jack London's classic novel. The series began pre-production in July 1999 with our Canadian production partner. Delivery is expected to take place from December 1999 through February 2000. We are also developing and producing "Destination Style" for Discovery's Travel Channel, "Conversations With Remarkable People" for the Wisdom Network (a new U.S. basic cable network), and "Robin Leach's Wildlife Styles," which has been sold to Canada's Microtainment Productions.

     In March 1999 our co-production of 22 episodes of a television series based on the hit movie "Total Recall" (Total Recall 2070) began to air on Showtime Networks. We, along with Alliance Atlantis, our co-financing partner, have extended the period of time pursuant to which Showtime must make a decision to order a second season. The Company is currently negotiating with Alliance Atlantis to produce a second season for Showtime or first run syndication.

     In addition, we co-developed and co-produced a reality-based five-day per week ("strip") syndicated series, called "Strange Universe," with United/Chris-Craft television stations and Rysher Entertainment. This series, which aired on United/Chris-Craft stations, involved the production of 130 episodes over its two, thirteen week commitments. We have also completed production of a series of 48 half-hour episodes entitled "Amazing Tails," a reality-based series focusing on extraordinary pets, which has been financed in conjunction with Friskies Pet Foods, a division of Nestles Food, and advertising leader The Interpublic Group of Companies. All episodes of Amazing Tales have been produced and delivered, and the series is currently airing on Discovery's Animal Planet.

     We maintain a development and production department which produces movies-of-the-week, drama and reality-based series for exhibition on network television, cable or ad hoc networks of independent stations in the U.S. market which sometimes form to air series and special programming. This latter process is known as "syndication." We also maintain an international sales force and currently have distribution rights to approximately 2,500 hours of family, dramatic and reality-based series and specials, and films. We are also developing a wide variety of original family, dramatic, reality-based and children's programming.

GLOBAL STRATEGY

     The global television market has experienced substantial growth since 1985 and we believe this market will continue to experience substantial growth during the foreseeable future as foreign state television monopolies end and commercial broadcast outlets expand to provide increasingly varied and specialized content to consumers throughout the world. In the U.S. alone, there have been numerous new television channels which have commenced operation since 1985. Such growth has led to the development and commercialization of specialized cable and satellite channels and distribution outlets, which, in turn, has led to increased demand for top quality and cost efficient programming in many categories and subjects. Europe, Latin America and the Pacific Rim are all experiencing similar growth with respect to satellite and cable channels.

     Although we have been significantly impacted by recurring cash flow problems, our operating strategy is to fulfill the demand for programming by:
(i) expanding the activities of our three operating departments, development and production, distribution, and licensing and merchandising; (ii) implementing strategic acquisitions of film, television and video libraries and production companies; and (iii) entering into joint ventures with, or acquisitions of, unaffiliated third parties, with the intention that such acquisitions or joint ventures would lower our financial risk should we expand, as anticipated, into related activities, such as direct marketing and interactive programming. We intend, subject to financing, to acquire, co-produce and co-finance other series, movies and specials from third party producers in order to increase our programming library and self distribute such product on a worldwide basis.

     The European marketplace currently represents 40 percent of our total revenue. In the next 5 years, we anticipate this percentage to increase to as much as 60 percent. To fully capitalize on this rapidly expanding market, we have plans to grow through internally generated development and production, international co-productions, acquisitions and strategic investments and the establishment of fully staffed European operations. We have agreed with the underwriters of this offering that we will use a minimum of 40 percent of the total net proceeds of this offering to expand our European operations.

     We have started a new company in Germany, Team Entertainment Germany GmbH., based in Munich, and have already funded it with $230,000. We anticipate another $800,000 will be spent in the next 12 months for start-up expenses and the securing of the personnel to manage it. Team Entertainment Germany GmbH., will develop formats, as well as produce programming for both German speaking territories and the rest of the world.

     We also have plans to use Team Entertainment Germany GmbH., to acquire other German production and distribution companies, and to partner with established companies for original German language co-productions.

     In furtherance of our European strategy, on October 1, 1999 we completed the acquisition of Dandelion Distribution Ltd., for the sum of $2,500,000 in cash and 386,847 shares of our common stock. We may also be required to pay up to an additional $250,000 if the shares of our common stock delivered as part of the purchase price do not have a market value of at least $3,000,000 on October 1, 2001. This London based production and distribution company, formed over 20 years ago, has a library in excess of 2,000 hours of programming. Noel Cronin, the founder and Managing Director of Dandelion, will remain as Managing Director of the newly renamed entity, Team Dandelion, Ltd.

     Team Dandelion Ltd., will further strengthen our presence in the international media arena, and provide us with a solid foundation to create European community content programming and co-production opportunities. In addition, Team Dandelion, Ltd. will serve as the base for all European sales except those in German speaking territories.

     We believe that there are unique business opportunities to acquire other emerging companies, as well as more established production and distribution entities, which are engaged in programming development, production, distribution (including the dissemination of product on and through the Internet) and other related media investments. While the number of distribution channels has been increasing, we believe there are economic incentives, including economies of scale and depth of financial and programming capability, for programmers and distribution entities to consolidate. No assurance can be given that we will be successful in obtaining the financing necessary for these acquisitions or that, if consummated, such acquisitions would prove financially successful. In addition, a significant acquisition of product or another company could require us to obtain financing for such acquisition. No assurance can be given that such financing will be available at all, or that if available it will be on terms that are favorable to us.

OPERATIONS

     We currently have three principal operating groups: (i) development and production; (ii) distribution; and (iii) licensing and merchandising.

PRODUCTION

     The production of television programming involves:

     - the development of a creative concept into a television script or teleplay;

     - the selection of talent (including actors, directors, and other creative personnel); and

     - the filming, technical, and post-production work necessary to create a finished product ready for exhibition.

     Such programming, when initiated in the US, is generally produced for prime-time exhibition on one of the major U.S. networks, which include CBS, NBC, ABC and Fox. Such programming may also be produced for new networks such as the United Paramount Network ("UPN") and the Warner Bros.'s "WB" Network, first-run pay television exhibition or directly for syndication (i.e., independent or non-network) television, including PBS, as well as numerous basic and pay cable channels or services, including HBO, Showtime, The Disney Channel, The Learning Channel, The Discovery Channel, Arts and Entertainment Network and The History Channel.

     We are engaged in developing concepts and acquiring literary and other story properties, the most promising of which serve as the basis for the production of series, pilot films, or made-for-television features. Once an idea has been commissioned by us, it is presented to a network or other distributor for acceptance. If a script is accepted for production as a television feature or pilot, or if a pilot is accepted for production as a series, we negotiate a license fee or distribution advance with the network or distributor. This fee is a flat sum payment through which we generally attempt to cover a significant portion of our production costs and overhead.

     Entertainment companies in general attempt to finance the development costs for television programming from their working capital and seek to cover a substantial portion of their production costs, including overhead, through license fees. If programming is produced for an entity like PBS, which does not pay significant license fees or distribution advances (and in many instances, may not pay any fee), we attempt to provide corporate sponsors or agreements for the license of ancillary rights such as foreign or home video distribution. Even without a fee or advance, we believe that we can defray a significant portion of the production costs of PBS programming using these alternative financing methods, thus availing ourselves of the key demographics of PBS viewership, particularly in children's programming. For other specialty programming produced for initial exhibition on cable networks like the Discovery Channel, or for first run syndication, we do attempt to obtain license fees to partially offset the production costs.

     With respect to series for the networks or pay cable channels, we generally attempt to negotiate significant license fees for both series and movies-of-the-week. In many cases, we may invest additional sums in excess of network license fees to produce the best possible pilot, as such pilots are an essential sales tool in gaining network acceptance of a projected series, if applicable. In these cases, we attempt to cover the excess of production costs from working capital, third-party financing, sales of the episodes in the foreign marketplace, or a combination of these financing techniques. Where necessary or desirable, we may seek to obtain funding in excess of license fees from a distributor or a third party who will provide such financing in return for a share of the profits from the distribution of such programming. Similarly, for television series, we may invest amounts in excess of U.S. license fees in order to gain a global audience acceptance for the series and to enhance the potential value of future syndication rights.

     There can be no assurance, however, that once we commit to fund production of a series licensed to a network, the network will order and exhibit sufficient episodes to enable us to syndicate the series. Typically, at least 65 episodes of a series must be produced for it to be "stripped" or syndicated in the daily re-run market. Generally, networks can cancel a series at stated intervals and, accordingly, do not commit in advance to exhibit a series for more than a limited period. If a series is canceled (or not carried for the period necessary to create enough episodes for syndication purposes), there is a significant chance that the production costs of the project will not be fully recovered. Similar risks apply even if the series is produced for a non-network medium. We believe, however, that foreign pre-sales and international co-production opportunities will provide sufficient options to obtain production financing and additional revenue potential. Moreover, basic cable channels continue to provide outlets for series of between 13 to 26 episodes per season. We intend to focus our production activity in the following areas or genres: drama series, reality-based series, game shows, comedy series, movies-of-the-week, and mini-series. It is our intention to expand the production of our dramatic and reality-based programming, over the next 24 months. Such programming, if any, will be licensed in foreign markets through our sales personnel where we do not have foreign partners.

     We acquired the rights to produce a weekly dramatic television series based on the motion picture "Total Recall," which generated over $320 million in world-wide box office receipts in 1990. We entered into an agreement with Alliance Atlantis, a leading Canadian production company, pursuant to which Alliance Atlantis co-produced and co-financed the initial 22 episodes of the series with us. The German rights have been licensed by Pro-Sieben, who is acting as a co-producer of the series. We also entered into an agreement with PolyGram Television (which was subsequently sold to Universal Pictures), pursuant to which PolyGram co-financed and acquired U.S. television distribution rights to the series. The agreement with PolyGram includes a 22 episode commitment in exchange for a license fee and a percentage of the net profits of the series. PolyGram sold the series, entitled Total Recall 2070, to the U.S. pay television network, Showtime Network, where it debuted in March 1999. "First run" domestic syndication is being handled by PolyGram for airing to begin in January 2000. Miramax, which acquired the theatrical sequel rights to "Total Recall," has also acquired worldwide (other than Canada, Japan and Spain) home video rights to the series from us.

     We, together with Alliance Atlantis, have agreed to extend the date pursuant to which Showtime must elect to proceed with a second season, and are currently providing interim financing so as to reserve production facilities and retain the services of the appropriate actors. A second season is desirable as Universal has sold 44 episodes (which would include a second season) in over 80% of the U.S. television markets. No assurance can be given, however, that we will be able to obtain financing for the second season, or if the decision is made to proceed, that we will be able to hold the creative elements in place to effectuate a second season. Moreover, if a second season is commenced, it will not likely have a material impact on the Company's financial results for fiscal 1999. By co-producing the series with Alliance Atlantis, the series qualifies for certain Canadian co-production and tax benefits. The proceeds from all distribution of the series, after recoupment of production costs, will be allocated 40% to us and 60% to Alliance. As part of the co-production agreement, we are to assign our license agreements to the co-production and pay over to the production account all deposits we have received to date.

     We have also entered into agreements with the Fox Family Channel in the U.S. for the production of two movies-of-the-week. The first, Earthquake in New York is a story about an earthquake in New York City. The production was financed by the Fox Family Channel. We have received our executive producing fee. Earthquake in New York aired on the Fox Family Channel in October 1998, and on ARD in Germany after that date. The second movie-of-the-week, Down Fall, is about an avalanche at an exclusive ski resort. The script for Down Fall which has already been written, was paid for by the Fox Family Channel. No additional funds have been advanced by the Fox Family Channel for the Down Fall production as of this date, although we expect this to occur by the end of 1999 so that production can be completed for an early 2000 U.S. air date.

     We have received a firm commitment, subject to satisfaction of the condition that financing for the series be in place by December 1, 1999, from Discovery's Animal Planet for the initial production of 13 one-hour episodes of The Call of the Wild, based on Jack London's classic novel. The series began pre-production in July 1999 with our Canadian production partner. We have agreed to guaranty $1,000,000 of interim financing from a third party investor relative to this financing, and the Company has received a commitment from Imperial Bank for the permanent financing. Delivery of the series is expected to take place from December 1999 through February 2000. The Company has entered into a letter of intent with Scanbox Asia Pacific Limited ("Scanbox") pursuant to which Scanbox has agreed to a distribution guarantee of $310,000 per episode in exchange for distribution rights outside the U.S. The agreement is subject to numerous conditions, and no assurance can be given that the Scanbox transaction will be effected.

     LIVE ACTION AND ANIMATED CHILDREN'S PROGRAMMING. To take advantage of what we believe is a significant television market for children's programming, we intend to develop and produce inventive and original shows, including both animated series and live-action series.

     NON-FICTION/LIGHT ENTERTAINMENT PROGRAMMING. With the rapid expansion of national cable and network programming outlets, consumer demand for non-fiction, reality based "docudrama" programming has increased. Channels such as The Fox Network, UPN, The WB Network, TBS, The Discovery Channel, The Learning Channel, Animal Planet, The Travel Channel and Lifetime have found quality non-fiction programming to be a mainstay of their programming portfolio. We intend to capitalize upon the programming expertise developed by management prior to our formation.

     We have an extensive slate of reality-based series which are currently being sold in the international marketplace. Such programs include Strange Universe, a 130 half-hour five day per week ("strip") syndicated series which was produced in association with United/Chris-Craft television stations and Rysher Entertainment. Amazing Tails, a weekly series of 48 half hours featuring people and their pets, was initially financed by a presale for approximately $1,441,700 to Interpublic for domestic distribution and broadcast.

     We have sold, and are currently in production on, 26 half-hours of
Destination: Style, to Discovery's Travel Channel. Destination: Style offers a cinema verite look at today's most exotic faces in the world's most exotic places. From the runway show to the seductive magazine spread, each episode takes a behind-the-scenes peek at some of today's most recognizable and desirable international models, including a personal look at their emotions, how they cope with the locales, the elements, the time clock, how they rest and how they play. The series is scheduled to debut in mid-October. Destination: Style is being produced in association with Big Daddy Productions.

     Additionally, we have sold Conversations with Remarkable People, which is hosted by Chantal Westerman, to the Wisdom Network. Two one-hour primetime specials, one featuring Father Thomas Keeting and the other Quincy Jones, have been completed. A third primetime special with former Texas Governor Anne Richards is in pre-production and will be completed by year-end.

     We have an agreement in principle with Canada's Microtainment Productions, to act as a co-producer with us, of 26 episodes of a series entitled Robin Leach's Wildlife Styles. The primetime magazine focuses on the drama, mystery and majesty of the animal kingdom. Robin Leach's Wildlife Styles travels the world with well known celebrities bringing animal-loving viewers the most dramatic, amazing and hilarious wildlife styles ever seen on television. The series begins production shortly and is scheduled to broadcast worldwide by spring of 2000.

     Other co-productions include America's Scenic Railway Journeys, a six hour documentary mini-series devoted to famous railway journeys. We have co-produced this series with Oregon Public Television for the PBS Network and have paid Oregon Public Television an advance for the international distribution rights to the mini-series.

DISTRIBUTION

     An active part of our business is the presentation of our own product as well as product acquired from third-party producers to the international marketplace. Our current library includes approximately 3,000 hours of family, dramatic, reality-based series and specials and films. With the rapid increase of networks and channels, there is an expanding demand for top-quality programming. To access these markets, our distribution personnel attend such major international trade shows as MIPCOM-TV, MIP-TV and NATPE.

     On June 25, 1999, we purchased from Film Libraries, Inc., a library of 28 made-for-television movies for a total purchase price of $2,200,000, $1,200,000 payable in cash and $1,000,000 payable in our common stock. Of the purchase price, $200,000 in cash and $100,000 in our common stock are payable to 2 individuals as commissions.

     As of the date hereof, the Company has accepted 20 of the 28 titles. Eight of the titles have delivery deficiencies which have not yet been cured. The Company is negotiating with the seller regarding a reduction of the purchase price if these rights are ultimately undeliverable. If the price is reduced, either the cash or common stock purchase, or both, may be adjusted. As of the date hereof, the Company has paid approximately $1,100,000 in respect of the purchase, and has not yet issued any common stock but reserved 170,000 shares for such issuance.

     On August 2, 1999, we purchased from DD Video, the worldwide rights outside the UK of a library of approximately 11 television series (from 2 to 38 episodes each) and 20 one hour documentary specials. The purchase price was $3,400,000; $1,187,500 of which has been paid; $737,500 which is due by December 15, 1999; $737,500 which is due by March 15, 2000 and $737,500 which is due by June 15, 2000.

     We have acquired the rights for distribution in all Latin American countries, including Mexico and Puerto Rico, of the one hour dramatic series Water Rats, a high suspense police action drama set in Sydney, Australia (116 episodes delivered for the first four seasons), and the one hour dramatic series Cover Story,which takes place on the set of a television entertainment magazine program (26 episodes delivered). These shows were acquired from the Australian production company Southern Star. To date, we have cumulative sales of approximately $700,000 for Mexican broadcast television and pan-Latin American satellite broadcast television with the majority of terrestrial broadcast rights remaining available for sale.

     We have also acquired Latin American home video and television distribution rights to 78 hours of dramatic films from Beyond Distribution PTY Ltd., a leading Australian production company. See "Business -- Legal Proceedings" for a discussion regarding a lawsuit which has been filed by Beyond.

     In addition, we have an active "format" business overseas, where we represent and "reformat" successful foreign shows for the domestic marketplace and vice versa. We also currently represent several other custom formats which are under consideration in numerous territories.

     The acquisition of Dandelion Distribution Ltd., will enhance our distribution capacity in England and Europe and bring us close to offering approximately 2,500 hours of programming.

     On June 28, 1999, we entered into a five year license for 20 of the made-for-television-movies with Renown Pictures, Ltd., a UK based company. For the license, we will receive $3,300,000, $400,000 of which was received in August 1999 and $725,000 of which was received in October 1999, with the balance due in three equal payments of $725,000 each on December 30, 1999, March 30, 2000 and June 30, 2000. See "Certain Relationships and Related Transactions" for a discussion of the impact of the acquisition of Dandelion Distribution Ltd., on the receivable from Renown Pictures, Ltd.

     In September 1999, the Company entered into a 10 year license agreement for certain European territories including Germany, France and Italy, of 20 made-for-television movies with String of Pearls Plc. At September 30, 1999, the receivable due from String of Pearls Plc was $5,375,000. Subsequent to such date the Company received a payment of $290,000 per the terms of agreement. Noel Cronin, a shareholder of the Company, has personally guaranteed the payment of the receivable from String of Pearls.

     As of November 15, 1999, we also agreed to purchase worldwide distribution rights (exclusive of the United Kingdom, France, Scandinavia, South Africa, Spain and Benelux) from String of Pearls PLC, to six feature films for a purchase price of $3,360,000. We will pay $336,000 on or about November 20, 1999 with 10 consecutive monthly payments of $280,000 commencing December 20, 1999 and a final payment of $229,000 by October 20, 2000. The term for the acquisition is through October 31, 2009. To the extent that String of Pearls Plc fails to pay any amounts owed to us, we have the right to offset against amounts owed to String of Pearls Plc.

LICENSING AND MERCHANDISING

     Our strategic objectives encompass the exploitation of additional revenue streams through licensing and merchandising efforts. We hope to generate new profit centers from toy, publishing, CD-ROM, housewares, stationary, video, apparel, and other product category licenses. Although no assurance can be given that this strategy can be successfully implemented, we and Alliance Atlantis, the co-producer of Total Recall 2070, have begun to focus on the marketing and merchandising rights that are available with respect to the Total Recall 2070 series. The financial importance of these rights will likely be impacted by the decision to renew for a second season.

COMPETITION

     The entertainment industry is highly competitive. We compete with, and will compete with, many organizations, including major film studios, independent production companies, individual producers and others, including networks, who are seeking the rights to attractive literary properties, the services of creative and technical personnel, the financing for production of film and television projects and favorable arrangements for the distribution of completed films. Many of our competitors are organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating histories. Moreover, the entertainment industry is currently evolving into an industry in which certain multinational, multi-media entities, including Viacom/Paramount Pictures, The News Corporation/Twentieth Century Fox, The Walt Disney Company/Cap Cities-ABC, Time Warner/Turner Broadcasting and CBS are anticipated to be in a position, by virtue of their control over key film, magazine, and/or television content and their control of key network and cable outlets, to dominate certain communications industry activity. These competitors have numerous competitive advantages, including the ability to acquire financing for their projects and attract superior properties, personnel, actors and/or celebrity hosts.

     As compared to the major production and distribution entities referred to above, our market capitalization and revenue is de minimis.

EMPLOYEES

     We currently employ, including our newly acquired and formed European operations, 19 full-time employees, eight of whom are members of senior management. From time to time, as projects go into production, temporary employees are also employed by us.

DIVIDENDS

     We currently intend to retain all earnings and thus will not be issuing dividends. Moreover, certain of our notes restrict our ability to pay dividends, and we anticipate similar prohibitions if we obtain a regular commercial line of credit.

DESCRIPTION OF PROPERTY

     We currently lease office space at 12300 Wilshire Boulevard, Los Angeles, California from an unaffiliated third party, pursuant to a 36 month lease that began on May 15, 1995 and was extended for an additional 12 months. The lease terminated on May 14, 1999; however, we continue to rent the space, which is approximately 4,700 square feet, on a month to month basis, at a monthly rate of $2.35 per square foot.

     As of November 3, 1999, we have entered into a lease for 11,000 square feet of office space at 11818 Wilshire Blvd., Los Angeles, California from an unaffiliated third party. The lease is for a period of five years which will commence upon the earlier of our occupancy of the premises or February 15, 2000. The rent is initially $2.85 per square foot; gradually increasing to $3.21 per square foot in the fifth lease year. It is estimated that the cost of the build out for the new space will be approximately $800,000, of which approximately 40 percent will be paid by the landlord. We believe that this new office space will be adequate for our requirements over the term of the lease. Additional space if necessary for growth or short term productions is available throughout the Los Angeles area at commercially reasonable rates.

LEGAL PROCEEDINGS

     In January 1999, we were served with a complaint in a matter styled Mel Giniger & Associates vs. Team Communications Group, Inc. et al filed in the Superior Court of the County of Los Angeles. In the complaint, the Plaintiff, an individual who served as a sales agent for us, alleges that he is owed commissions for sales of certain of our programming and that we have failed to pay in full the amounts Plaintiff alleges are owed to him. The complaint seeks damages for breach of contract, services rendered, account stated and for payment of value for services rendered. We have filed an answer in this action, and intend to vigorously defend ourselves. The Plaintiff recently obtained a writ of attachment in the amount of $100,000 and we have posted a bond with the Superior Court of the County of Los Angeles with respect to this obligation.

     On October 24, 1999, the Company was served with a complaint from Beyond Entertainment, the licensee of Water Rats Seasons I and II. The complaint, which seeks an accounting and termination of the license agreement, seeks $3,000,000 in contractual damages and $6,000,000 for negligence and fraud. The Company believes the complaint to be totally without merit and intends to vigorously contest the matter.

     At this time, the outcome of any of the above matters cannot be determined with any certainty.

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

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the directors and executive officers of the Company.

           NAME              AGE                           POSITION
           ----              ---                           --------
                                   Chairman of the Board of Directors and Chief Executive
Drew S. Levin..............  46    Officer
Jonathan D. Shapiro........  44    President, Chief Operating Officer and Director
Larry Friedricks...........  62    Co-President of Team International
Paula Fierman..............  51    Co-President of Team International
Timothy A. Hill............  33    Senior Vice President, Chief Financial Officer, Secretary
Eric Elias.................  44    Senior Vice President, Business and Legal Affairs
Declan O'Brien.............  34    Senior Vice President, Development
Jane Sparango..............  37    Senior Vice President, Development and Production
W. Russell Barry(1)(2).....  63    Director
Michael Jay
  Solomon(1)(2)............  61    Director

---------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     Drew S. Levin has been our President, Chief Executive Officer and Chairman of the Board of since we were formed in 1995. With the hiring of Mr. Shapiro in January 1999, Mr. Levin relinquished the title of President. From 1987 through 1994, Mr. Levin was President of DSL Productions, Inc. ("DSP"), a privately held company that was sold to The Producer's Entertainment Group, Inc. ("TPEG") in 1994. Through February 1995, he continued to act as president of DSP, which operated as a subsidiary of TPEG. Mr. Levin has produced and co-produced hundreds of hours of programming, including "Future Quest," for which Mr. Levin received an Emmy Award, "Hollywood Stuntmakers," "FX Masters" and "Forces Beyond" for the Discovery Network. Mr. Levin has extensive experience in international co-productions, including co-producing a domestic and international version of "Top of the Pops" with the British Broadcasting Company for the CBS television network and the Montreux Rock Festival for the Showtime Network.

     Jonathan D. (Jody) Shapiro has been President, Chief Operating Officer and a Director since January 1, 1999. Before joining the Company, Mr. Shapiro was employed at Harmony Holdings Inc., where he was Executive Vice President, as well as President of Harmony Entertainment, Inc., from 1998 to 1999. During 1997, Mr. Shapiro was an independent consultant. From 1993 to December 1996, he was President and Chief Executive Officer of CST Entertainment, Inc., where he executive produced the award winning made for television movie "Wyatt Earp:
Return to Tombstone", as well as other series. From 1990 to 1993, Mr. Shapiro was President of RHI Television Sales (formerly New Line Television Distribution). From 1986 to 1990, he was at Qintex Entertainment, Inc., where he served as both Executive Vice President of Qintex Telecommunications Group and President of Hal Roach Studios Syndication, Inc. Mr. Shapiro began his career at Telepictures Corporation, attaining the position of Senior Vice President of Domestic Television.

     Michael Jay Solomon has been a member of the Board of Directors since August 1998. Mr. Solomon has over 41 years experience in the entertainment business. In 1978, Mr. Solomon founded Telepictures Corp., serving as its Chairman of the Board and Chief Executive Officer. In 1985, Telepictures Corp. merged with Lorimar Inc., with Mr. Solomon being appointed as the combined companies' President. From 1989 to April 1994, Mr. Solomon was President of Warner Bros. International Television, heading up that company's sales and marketing to television, cable and satellite companies outside of the United States. For the past four years, Mr. Solomon has been Chairman and Chief Executive Officer of Solomon Broadcasting International, a television communications company which he formed in April 1994. In 1997, Mr. Solomon became the U.S. representative of Telefonica, Spain, in its new digital Pay TV, Pay-Per-View and Basic Cable Television

System -- Via Digital. Mr. Solomon serves on the Boards of Directors of the International Council of the National Academy of Television Arts and Sciences and the New York University Stern School of Business.

     W. Russell Barry has been a member of the Board of Directors since March 16, 1999. Mr. Barry has more than thirty years experience as a senior management executive in broadcasting, television production, and worldwide distribution. From 1961 to 1976, Mr. Barry worked for CBS and held various sales and management positions including Vice President and General Manager of KNXT (CBS owned station in Los Angeles). In 1976, he joined 20th Century Fox as Vice President Network Sales and subsequently became President of 20th Century Fox Television. Recruited in 1981 by Playboy Enterprises as President of their production company, he negotiated a joint venture with Cablevision and launched the Playboy Channel. From 1983 to 1986, he was President of Taft Entertainment Television. In 1986, he was named President, and then in June of 1995, Chairman of Turner Program Services, the television distribution company for Turner Broadcasting. During those twelve years, his responsibilities included the worldwide marketing and sales of CNN, the MGM library, Hanna Barbera and other Turner programing. Currently, he is a partner in Bandit Films and consults for several companies.

     Larry Friedricks has recently been hired to be a Co-President of a to be formed subsidiary of the Company, Team International. Before that, he has been a consultant to the Company since March 1998. Mr. Friedricks co-founded PAULAR Entertainment L.L.C. in July 1996, where he has served as consultant since such date. PAULAR specializes in sales and marketing, both domestically and internationally, to all forms of media. Before forming PAULAR Entertainment, Mr. Friedricks served as Executive Vice President with Jones Entertainment Group ("JEG"), a division of Jones Intercable, where he was responsible for overseeing world-wide marketing and distribution of their television product as well as locating outside investment opportunities. He also supervised co-productions with European partners. Mr. Friedricks was with the NASDAQ-traded Kushner-Locke Company from 1991 to 1995 as President of the newly formed sales division. Between 1982 and 1991, Mr. Friedricks was Executive Vice President of AMEX-traded Fries Entertainment. Mr. Friedricks is married to Ms. Fierman.

     Paula Fierman has also recently been hired to be the other Co-President of Team International. Before that, she has been a consultant to the Company since March 1998. From 1996 to November 1999, Ms. Fierman worked as a consultant with PAULAR Entertainment, specialized in sales and marketing, both domestically and internationally, to all forms of media. Before forming PAULAR Entertainment with Larry Friedricks, Ms. Fierman served as Senior Vice President International with Jones Entertainment Group ("JEG"), a division of Jones Intercable, where she was responsible for marketing campaigns, public relations and promotion, as well as direct sales of JEG television, home video and feature films worldwide. Prior to JEG, Ms. Fierman served as Senior Vice President International at Kushner-Locke. Between 1987 and 1991, Ms. Fierman was Senior Vice President International at Fries Entertainment. Ms. Fierman is married to Mr. Friedricks.

     Timothy A. Hill has been Senior Vice President, Chief Financial Officer and Secretary since August 18, 1998. Prior to joining the Company, Mr. Hill served as Controller for Spelling Films, Inc. From 1994 to 1996, Mr. Hill was a Manager for Price Waterhouse LLP, where he worked with entertainment, media and communications clients. From 1989 to 1994, he was Manager with Arthur Andersen LLP. Mr. Hill is a certified public accountant. He received a Bachelor's of Science Degree in Accounting from Pepperdine University. Mr. Hill is a member of the American Film Market Association, where he serves as Chairman of the Finance Committee.

     Eric Elias has served in the capacity as Senior Vice President, Business and Legal Affairs since our formation in 1995. Mr. Elias has previously served as corporate counsel and general manager for a retail and wholesale leisure electronics firm and, for the past twelve years, has been in general private practice of law, providing business and legal affairs services for television production entities similar to the Company.

     Declan O'Brien has been Senior Vice President, Development since April 13, 1998. For the past 5 years, Mr. O'Brien has worked for several television and motion picture companies located at The Walt Disney Company Studios. From 1996 to 1998, Mr. O'Brien served as Director of Development at Goldenring

Productions. Prior to 1996, he was involved in production at Touchstone Pictures. Mr. O'Brien holds a Bachelor of Arts degree from California State University, Pomona, where he was graduated with honors.

     Jane Sparango is Senior Vice President of Development and Production. Ms. Sparango, who joined the Company in December 1998, manages the acquisition, development and production of our reality-based and light entertainment television series. In her seventeen-year career in broadcasting, Ms. Sparango has produced over 550 hours of television. Before joining the Company, Ms. Sparango was a producer on "Unsolved Mysteries" for CBS Television and Cosgrove/Muerer Productions. Prior to that, Ms. Sparango produced "Zooventure", a children's game show for the Discovery Network and Pearson/All American Television. In 1988 she was appointed coordinating producer on the news magazine program "Inside Edition" for King World Productions. Ms. Sparango worked on the hit series "Lifestyles of the Rich and Famous" for over ten years at Television Program Enterprises (TPE) in New York and was named producer in February
1990 -- a position she also held on another spin-off show -- "Runaway with the Rich and Famous".

     Our executive officer and directors can be reached at our principal executive offices at 12300 Wilshire Boulevard, Suite 400, Los Angeles, CA 90025, U.S.A.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     In January 1997, CST Entertainment, Inc., a publicly held company primarily involved in the colorization of old "black and white" film material, filed for federal bankruptcy protection in the Southern District of California. From 1993 to December 1996, Mr. Shapiro, our current President, Chief Operating Officer and a director, was president, chief executive officer and a director of CST Entertainment, Inc.

COMPENSATION OF DIRECTORS

     Under the 1996 Directors Plan, which plan has been incorporated into the 1999 Stock Option, Deferred Stock and Restricted Stock Plan, Mr. Solomon and Mr. Barry, who are non-employee directors, each received an option to purchase 30,000 shares of our common stock at the then effective exercise price of $2.50 per share and $2.00 per share, respectively. Non-employee directors received no other compensation from the Company in fiscal year 1998.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL AGREEMENTS

     Drew Levin. The Board of Directors approved, as of October 8, 1999, which was subsequently amended as of October 29, 1999, a new 5 year employment agreement with Mr. Levin (the "Levin Agreement") providing for his services as Chairman of the Board of Directors and Chief Executive Officer. The Levin Agreement, which is effective as of August 1, 1999, provides for the payment to Mr. Levin of a base salary of $550,000 per year, with annual increases of 4% on each anniversary date of the Levin Agreement (the "Annual Salary"). Mr. Levin is to receive a one time bonus of $250,000, $100,000 of which was paid to him on October 29, 1999, the remaining $150,000 to be paid on January 2, 2000. Mr. Levin has also agreed to repay any outstanding loans he has from the Company with the first to occur of his proceeds as a selling shareholder in this offering or the remainder of his January 2, 2000 bonus. Mr. Levin will also receive an annual bonus calculated for each fiscal year as follows: if we have net pre-tax earnings of up to $2,000,000, Mr. Levin will receive 5% of such net pre-tax earnings and if we have net pre-tax earnings of greater than $2,000,000, Mr. Levin will receive 7.5% of such net pre-tax earnings. Mr. Levin will also receive options to purchase an aggregate of 1,115,000 shares of our common stock pursuant to the 1999 Stock Option, Deferred Stock and Restricted Stock Plan. 250,000 of such options were granted as of the date of the Levin Agreement, vesting as of that date and are exercisable at $6.063 per share (the closing bid price of our common stock on September 24, 1999, the last business date preceding the date the Board of Directors initially considered Mr. Levin's employment agreement). 865,000 of such options are to be granted on the date this offering closes, vesting at the time of grant and are exercisable at the market price of our common stock on the date the offering closes. All options being granted to Mr. Levin have a 5 year term. Mr. Levin shall also receive a monthly car allowance of $1,500.

     The Levin Agreement also provides that if Mr. Levin dies or becomes unable to perform his duties, functions and responsibilities for a period of 3 consecutive months or shorter periods aggregating 4 months within any 12 month period, the Company may terminate Mr. Levin, in which case Mr. Levin or his beneficiary shall be entitled to receive all of Mr. Levin's base salary, accrued share of bonus for that fiscal year and thereafter for an additional one year period. If the Company were to terminate Mr. Levin without cause, Mr. Levin would be entitled to receive (i) a lump sum payment equal to the Annual Salary, as well as unpaid vacation pay, unreimbursed business expenses and any other monies payable to Mr. Levin under any employee benefit plan; (ii) the right to obtain a transfer of any life insurance policy existing for the benefit of Mr. Levin; and (iii) 120% of the balance of the Annual Salary payable through the end of term of the Levin Agreement, as due and scheduled under the Levin Agreement as if Mr. Levin had not been terminated. If Mr. Levin is terminated for cause, as defined in the Levin Agreement, Mr. Levin shall be entitled to receive the amount of his Annual Salary accrued up to the date of termination, his accrued bonus for that fiscal year, if any, and all fringe benefits which have accrued up till that date.

     Jonathan D. (Jody) Shapiro. We have entered into a new employment agreement with Mr. Shapiro (the "Shapiro Agreement") providing for his services as President and Chief Operating Officer, effective as of October 29, 1999. The term of the Shapiro Agreement continues until December 31, 2000. Pursuant to the terms of the Shapiro Agreement, Mr. Shapiro will be paid an annual salary of $220,000 through December 31, 1999. Additionally, Mr. Shapiro has received a bonus of $80,000 which was paid on October 29, 1999. Mr. Shapiro will also receive an additional bonus of $170,000 upon completion of this offering. Mr. Shapiro shall be paid a base salary of $350,000 for the calendar year 2000. At any time after January 1, 2000, either we or Mr. Shapiro has the option of converting the Shapiro Agreement into a non-exclusive consulting agreement. If either party exercises such option, Mr. Shapiro shall be paid a lump sum of $250,000, less any compensation received by Mr. Shapiro for such calendar year. Mr. Shapiro has been granted 90,000 stock options at an exercise price of $1.65 per share, such options are fully vested.

     Larry Friedricks. We have entered into an employment agreement with Larry Friedricks (the "Friedricks Agreement") to serve as Co-President of Team International, a to be formed wholly owned subsidiary of the Company dated as of November 1, 1999. The term of the Friedricks Agreement is for 3 years, commencing on November 15, 1999 and ending on December 31, 2002, subject to Mr. Friedricks' right to terminate his employment upon 60 days prior written notice should Mr. Drew Levin no longer be the Company's Chairman of the Board and Chief Executive Officer. Mr. Friedricks is to be paid an annual salary of $220,000, with 4 percent increases on each anniversary date of the Friedricks Agreement. Mr. Friedricks shall be eligible to participate in all bonus and profit sharing plans adopted by the Company. Mr. Friedricks is to be granted 60,000 stock options at an exercise price equal to the average of the bid and asking price of the Company's common stock on the date immediately preceding the date of the Friedricks Agreement. The options vest as follows: 20,000 after the end of the first year of employment; 20,000 after the end of the second year of employment; and 20,000 after the end of the third year of employment. All options expire 90 days after the termination of Mr. Friedricks' employment with the Company.

     Paula Fierman. We have entered into an employment agreement with Paula Fierman (the "Fierman Agreement") to serve as Co-President of Team International, a to be formed wholly owned subsidiary of the Company dated as of November 15, 1999. The term of the Fierman Agreement is for 3 years, commencing on November 15, 1999 and ending on December 31, 2002, subject to Ms. Fierman's right to terminate her employment upon 60 days prior written notice should Mr. Drew Levin no longer be the Company's Chairman of the Board and Chief Executive Officer. Ms. Fierman is to be paid an annual salary of $180,000, with 4 percent increases on each anniversary date of the Fierman Agreement. Ms. Fierman shall be eligible to participate in all bonus and profit sharing plans adopted by the Company. Ms. Fierman is to be granted 30,000 stock options at an exercise price equal to the average of the bid and asking price of the Company's common stock on the date immediately preceding the date of the Fierman Agreement. The options vest as follows: 10,000 after the end of the first year of employment; 10,000 after the end of the second year of employment; and 10,000 after the end of the third year of employment. All options expire 90 days after the termination of Ms. Fierman's employment with the Company.

     Timothy A. Hill. We have entered into an employment agreement with Timothy
A. Hill (the "Hill Agreement") providing for his services as Senior Vice President/Chief Financial Officer effective August 17, 1999. The term of the Hill Agreement is for 2 years. Mr. Hill is to be paid a salary of $150,000 for the first year and $175,000 for the second year. Mr. Hill shall be entitled to a minimum annual bonus of $15,000. Mr. Hill is to be granted 40,000 stock options at the exercise price equal to the price of our common stock on the grant date, to vest equally on a monthly basis over the term of the Hill Agreement.

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to us for the fiscal years ended December 31, 1998, 1997 and 1996 by our Chief Executive Officer (the "Named Executive Officer"):

                           SUMMARY COMPENSATION TABLE

                                                                           STOCK      ALL OTHER
     NAME AND PRINCIPAL POSITION(1)       YEAR     SALARY      BONUS      OPTIONS    COMPENSATION
     ------------------------------       ----    --------    --------    -------    ------------
Drew S. Levin(5)........................  1998    $220,000    $145,000                $13,400(4)
Chairman of the Board                     1997    $220,000    $145,000
  and Chief Executive Officer             1996    $350,000    $ 45,000(2)   (3)

---------------
(1) Other than salary described herein, the Company did not pay the Named Executive Officer any compensation, including incidental personal benefits in excess of 10% of the Named Executive Officer's salary.

(2) For the fiscal year ended December 31, 1996, Mr. Levin was entitled, pursuant to the terms of his prior agreement, to a bonus equal to certain producer's fees relating to the series Amazing Tails. During such period Mr. Levin received $45,000 and, pursuant to the terms of his new employment agreement (which became effective upon the closing of the public offering in August 1998), has agreed to apply the balance of such accrued but unpaid bonus ($175,000) to repay certain loans made to him by the Company. This amount ($175,000) was reflected in Mr. Levin's compensation for fiscal 1998. Mr. Levin will no longer receive production bonuses. The loan balance is $179,400 as of the date hereof. Such amount is net of amounts owed to Mr. Levin for accrued producer fees and the bonus effective April 1, 1998. See "Certain Relationships and Related Transactions."

(3) Pursuant to the terms of Mr. Levin's prior employment agreement, Mr. Levin was granted options to acquire 85,000 shares of our common stock at $5.50 per share, exercisable upon our initial public offering. These options are fully vested.

(4) Mr. Levin was entitled to receive a car allowance of $1,250 per month for 8 months and $850 per month for 4 months.

(5) For the fiscal year ending December 31, 1998, the Company has granted Mr. Levin a bonus, effective as of April 1, 1998, of $70,000 in respect of his services for 1997. This amount is in addition to his agreed upon contractual compensation. In addition, Mr. Levin received a bonus of $30,000 pursuant to the terms of his prior employment agreement for the fiscal year ended December 31, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of November 10, 1999, certain information regarding the ownership of common stock by:

     - each person who is known by us to own of record or beneficially more than 5% of the outstanding common stock;

     - each of our directors;

     - the Named Executive Officer; and

     - all directors and executive officers as a group.

                                                                 SHARES OF COMMON
                                                                STOCK BENEFICIALLY
                                                                      OWNED
                   NAME AND ADDRESSES OF                      ----------------------
                  BENEFICIAL OWNERS(1)(2)                      NUMBER     PERCENTAGE
                  -----------------------                     ---------   ----------
Drew S. Levin(3)............................................    860,123      11.8%
Noel D. Cronin(4)...........................................    386,847       5.5%
Michael J. Solomon(5).......................................     50,000         *
W. Russell Barry(6).........................................     30,000         *
Jonathan D. Shapiro(7)......................................     90,000       1.3%
All Officers and Directors as a group(8)....................  1,416,970      18.8%
Gontard & MetallBank AG.....................................    500,000       7.2%

---------------
 *  Less than 1% of the outstanding shares of Common Stock.

(1) Unless otherwise indicated, the address of each listed stockholder is c/o Team Communications, Inc., 12300 Wilshire Boulevard, Suite 400, Los Angeles, California 90025.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after November 10, 1999, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

    The number and percentage of shares beneficially owned are based on the aggregate of (i) 6,979,138 shares of Common Stock outstanding as of November 10, 1999, and (ii) 12,979,138 shares of Common Stock outstanding after the completion of the German offering.

(3) Includes options to acquire 85,000 shares of common stock at an exercise price of $5.50 per share which the Company granted to Mr. Levin concurrently with the execution of his prior employment agreement. Also includes options to purchase 250,000 shares of common stock issued pursuant to Mr. Levin's new employment agreement, which are exercisable at $6.063 per share. Does not include options to purchase 865,000 shares which are issuable contingent on the closing of this offering.

(4) Does not include an option to purchase 75,000 shares of common stock at an exercise price of $6.063 per share, none of which have yet vested.

(5) Includes an option to purchase 30,000 shares of common stock at an exercise price of $2.50 per share.

(6) Includes an option to purchase 30,000 shares of common stock at an exercise price of $2.00 per share.

(7) Includes an option to purchase 90,000 shares of common stock at an exercise price of $1.65 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SHORT TERM BORROWINGS BY MR. LEVIN; TRANSACTIONS WITH ERIC ELIAS

     Short Term Borrowings by Mr. Levin. The Company has currently due from officer a balance of $170,400. The Company had due from officer balances of $145,400, $195,500 and $11,300 at December 31, 1998, December 31, 1997 and
December 31, 1996, respectively, representing short-term interest free loans made by the Company to Mr. Levin, less producer's fees earned for services on a Company production. At December 31, 1998, December 31, 1997 and December 31, 1996, the amount of such loans owed by Mr. Levin to the Company (which also represents the highest amount borrowed during such periods) was $145,400, $195,500 and $11,300, respectively. As of September 30, 1999, the amount of such loans is $170,400, with a majority of the disinterested members of the Board of Directors having approved the additional $25,000 loan. Such amount is net of amounts owed to Mr. Levin for accrued producer fees and bonus effective April 1, 1998. Borrowings by any officer of the Company require the approval of a majority of the disinterested members of the Board. There is no interest being charged on the amount Mr. Levin owes the Company and there is no interest accruing on the producer fees previously owed by the Company to Mr. Levin. Mr. Levin has agreed to repay the outstanding balance with the first to occur of his receipt of the proceeds of the sale of his common stock offered pursuant to the German offering, or the remainder of his January 2, 2000 bonus.

     Transactions With Eric Elias. Mr. Elias, who serves as Senior Vice President, Business and Legal Affairs, is paid through his private law firm. In 1997 Mr. Elias received approximately $125,000, including expense reimbursements, for such legal services. In 1998, Mr. Elias received approximately $170,000, including expense reimbursements, for such legal services. On June 30, 1997, Mr. Elias was granted an option to purchase 12,500 shares of common stock at the Company's initial public offering price of $5.50 per share. On October 8, 1999, Mr. Elias was granted an option to purchase an additional 50,000 shares of our common stock, exercisable at $6.25 per share. Mr. Elias' option has a 5 year term and vests ratably on a monthly basis over a 2 year period.

     Transactions With Renown Pictures, Ltd.; Transactions with Noel Cronin. As of November 15, 1999, the Company was owed $2,220,000 in respect of a receivable from Renown Pictures, Ltd., a United Kingdom corporation ("Renown"), pursuant to the acquisition of a five year license for 20 movies-of-the-week. Prior to such date, $1,125,000 had been paid by Renown. Renown is owned by Noel Cronin, formerly the owner of 100% of the stock of Dandelion Distribution Ltd, which was acquired by us in October 1999. Mr. Cronin currently owns 386,847 shares of the Company's common stock (approximately 5%). So as to avoid any conflicts, Mr. Cronin has assigned the rights to the programming and the obligation to pay the balance of the receivable to Doljac Television Limited. Mr. Cronin, on behalf of the Company, has retained the right to act as a subdistributor of the product acquired by Renown.

     In effectuating the acquisition of the 20 movies-of-the-week, Renown acted on behalf of a group of investors (the "Investors") who treated the transaction as a sale-leaseback through Renown, thus entitling them to certain tax deductions under UK law. The Investors have confirmed that they will complete all additional funding with Doljac so as to complete the acquisition.

     Noel Cronin is also a director of String of Pearls Plc. In September 1999, the Company entered into a 10 year license agreement for certain European territories including Germany, France and Italy, of 20 made-for-television movies with String of Pearls Plc. At September 30, 1999, the receivable due from String of Pearls Plc was $5,375,000. Mr. Cronin has personally guaranteed the obligation to pay the license fee from String of Pearls Plc to us. Subsequent to such date the Company received a payment of $290,000 per the terms of agreement.

     In August 1999, the Company acquired the "Victory 1" library from DD Video for $3,400,000. Mr. Cronin sold DD Video to its current owners in April 1998. Mr. Cronin is a director of DD Video, although he received no compensation, either directly or indirectly, in respect of this action.

     Transactions with Underwriter. Gontard & MetallBank, the underwriter of the German offering, owns 500,000 shares of our outstanding common stock. This represents 7.2% of our outstanding stock. These shares were purchased at a price of $4.00, a discount of approximately $2.00 per share from the then current market price. In connection with the German offering, Gontard & MetallBank will receive commissions and fees, including the reallowance for members of the underwriting syndicate, of 10%.

     Transactions with Joseph Cayre. The Company was indebted to Joseph Cayre, one of its original shareholders, in respect of loans made in April and August 1995 in the amount of $500,000 and $240,000, respectively. Interest on these loans accrued at the prime rate established by Republic National Bank, New York, New York, plus 2% per year and 14% per year, respectively. Mr. Cayre has waived the interest that accrued on these loans prior to December 31, 1996. This interest expense, at fair value, was recorded as either a corresponding credit to paid in capital (in fiscal 1996), or accrued liabilities (in fiscal 1997 and in fiscal 1995), which will be offset against paid in capital upon settlement of the obligations. Mr. Cayre's loans were secured by Mr. Levin's shares and all of the assets of the Company. In February 1996, in connection with a prior restructuring of this indebtedness, Mr. Cayre received options to purchase 48,743 shares of common stock at a price of $.43 per share, which options are exercisable at the time of the Company's initial public offering.

     Mr. Cayre and Mr. Levin agreed that as of the closing of the Company's initial public offering, Mr. Cayre would receive payment of $250,000 in respect of the amounts owed to him, and the remaining debt, if the Company's initial public offering was consummated on or before July 30, 1998, would be extended until thirteen months from the closing date of the Company's initial public offering. Subject to the foregoing, Mr. Levin and Mr. Cayre also agreed to restructure Mr. Cayre's investment in the Company. Mr. Cayre agreed that upon the closing of the Company's initial public offering, Mr. Cayre's interest in the Company would be reduced to 214,874 shares of the Company's Common Stock by transferring to Mr. Levin 195,774 shares of the Company's common stock held by Mr. Cayre. Mr. Cayre also entered into a consulting agreement with the Company pursuant to which he was paid $260,000 for his consulting services to the Company through September 30, 1998.

     As of the date hereof, all indebtedness to Mr. Cayre has been repaid, and the transfer of stock from Mr. Cayre to Mr. Levin was effectuated.

     Transactions with Morris Wolfson and Others. In January 1996, the Company entered into a transaction with AMAE Ventures, an affiliate of Mr. Morris Wolfson, formerly a 5% shareholder of the Company, pursuant to which AMAE Ventures acquired 4% of the Company's outstanding Common Stock and lent to the Company the sum of $322,000, which amount was used by the Company for general overhead purposes and bore interest at 12% per year. This note was due on the earlier to occur of July 15, 1998 or the closing of the Company's initial public offering, and was subject to certain anti-dilutive provisions. Interest on this line accrued at 10% per year. The holder of such note had the right to convert the principal amount into 3% of the Company's Common Stock on a fully diluted basis through the completion of the Company's initial public offering, and has in fact converted such note. An April 1996 loan by South Ferry #2 L.P., a Delaware limited partnership (which may be deemed an affiliate of Mr. Wolfson), in the principal amount of $500,000 was used for the pre-production of "LoCoMoTioN." This loan bore interest at 10% per year and was due on the earlier to occur of July 15, 1998 or upon the closing of the Company's initial public offering. In connection with such loan, South Ferry #2 L.P. received 29,905 warrants exercisable at $.43 per share upon the closing of the Company's initial public offering and a 5% net profit participation from the series. South Ferry #2, L.P. is an entity controlled by Mr. Wolfson's brother and has an arms length relationship with the Company. Finally, the Chana Sasha Foundation, an entity controlled by Mr. Wolfson, extended the Company a $400,000 line of credit on a secured basis in November 1996, which credit line has been used and subsequently repaid by funds from the Company's operations. In addition, the Company issued to Chana Sasha Foundation and others 6,408 shares of the Company's Common Stock in consideration for such extension of credit.

     The terms of AMAE Ventures' original agreement with the Company, as indicated above, enabled such entity (or its investors) to receive up to an additional 199,748 shares of Common Stock upon the completion of the Company's initial public offering.

     The July 1996 proceeds from the sale of the notes in the Total Recall Financing were used to acquire the rights to produce a television series based on "Total Recall." These notes, which were secured by the Company's underlying rights to the "Total Recall" series, bore interest at 10% per year. In addition, the holders of these notes received an aggregate of 53,403 shares of common stock, warrants to acquire 21,361 shares of Common Stock at an exercise price of $.43 upon the closing of the Company's initial public offering and a 15% net profit participation in the Company's interest in the series. This loan was repaid through an advance from Alliance Atlantis.

     As of the date hereof, all of the above described indebtedness has been repaid.

     We believe that the foregoing transactions were on terms no less favorable to us than those available from unaffiliated parties. It is our current policy that all transactions with officers, directors, 5% shareholders and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested independent directors, and on terms no less favorable to us than could be obtained from unaffiliated parties and are reasonably expected to benefit us.

STOCK OPTION PLANS

     As of May 26, 1999, our Board of Directors approved, and recommended for adoption by the shareholders, who adopted such plan on June 11, 1999, the 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the "1999 Stock Plan"). As part of the 1999 Stock Plan, we incorporated into it our 1996 Stock Awards Plan and our 1996 Directors' Stock Option Plan. All outstanding awards under those plans have been converted into equivalent awards under the 1999 Stock Plan. Such awards will continue to have the same terms, conditions and exercise prices as they had under the prior plans.

     The 1999 Stock Plan increases the aggregate number of shares available for the grant of options to an amount equal to 20% of then current outstanding shares of our common stock, such figure to be adjusted as and when we increase our outstanding shares of common stock. The initial number of shares shall be approximately 1,100,000. The 1999 Stock Plan provides for the grant of qualified incentive stock options ("ISOs") that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, stock options not so qualified ("NQSOs"), deferred stock and restricted stock awards ("Grants"). The 1999 Stock Plan is administered by a committee of directors appointed by the Board of Directors (the "Committee"). ISOs may be granted to our officers and key employees or any of our subsidiaries. The exercise price for any ISO granted under the 1999 Stock Plan may not be less than 100% (or 110% in the case of ISOs granted to an employee who is deemed to own in excess of 10.0% of the outstanding common stock) of the fair market value of the shares of common stock at the time the option is granted. The exercise price for any NQSO granted under the 1999 Stock Plan may not be less than 85.0% of the fair market value of the shares of common stock at the time the option is granted. The purpose of the 1999 Stock Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects us.

     The number of shares reserved for issuance under the 1999 Stock Plan is subject to anti-dilution provisions for stock splits, stock dividends and similar events. If an option granted under the 1999 Stock Plan expires or terminates, or a Grant is forfeited, the shares subject to any unexercised portion of such option or Grant will again become available for the issuance of further options or Grants under the 1999 Stock Plan.

     Under the 1999 Stock Plan, we may make loans available to stock option holders, subject to the Committee's approval, in connection with the exercise of stock options granted under the 1999 Stock Plan. If shares of common stock are pledged as collateral for such indebtedness, such shares may be returned to us in satisfaction of such indebtedness. If so returned, such shares shall again be available for issuance in connection with future stock options and Grants under the 1999 Stock Plan.

     Unless previously terminated by the Board of Directors, no options or grants may be granted under the 1999 Stock Plan after May 25, 2009.

     Options granted under the 1999 Stock Plan will become exercisable according to the terms of the grant made by the Committee. Grants will be subject to the terms and restrictions of the award made by the Committee. The Committee has discretionary authority to select participants from among eligible persons and to determine at the time an option or Grant is granted and in the case of options, whether it is intended to be an ISO or a NQSO, and when and in what increments shares covered by the option may be purchased. Under current law, ISOs may not be granted to any individual who is not also an officer or employee of ours or any of our subsidiaries.

     The exercise price of any option granted under the 1999 Stock Plan is payable in full:

     - in cash;

     - by surrender of shares of our common stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased including, in the case of the exercise of NQSOs, restricted stock subject to a Grant under the 1999 Stock Plan;

     - by cancellation of indebtedness owed by us to the option holder;

     - by a full recourse promissory note executed by the option holder; or

     - by any combination of the foregoing.

The terms of any promissory note may be changed from time to time by the Board of Directors to comply with applicable Internal Revenue Service or Securities and Exchange Commission regulations or other relevant pronouncements.

     The Board of Directors may from time to time revise or amend the 1999 Stock Plan and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding option or Grant without such participant's consent or may, without shareholder approval, increase the number of shares subject to the 1999 Stock Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Grants under the 1999 Stock Plan, materially increase the benefits accruing to participants under the 1999 Stock Plan or extend the maximum option term under the 1999 Stock Plan.

                              SELLING SHAREHOLDERS

     The following table sets forth certain information with respect to the Selling Shareholders.

     We will not receive any proceeds from the market sales of the Selling Shareholders shares, although we will receive the proceeds from the exercise of the Warrants held by the Selling Shareholders. We are paying all costs and expenses of registering the Selling Shareholders shares. Sales of the Selling Shareholders shares or the potential of such sales could have an adverse effect on the market price of our common stock. See "Risk Factors -- Shares Eligible for Future Sale."

     The Selling Shareholders and the number of shares they each hold are listed below:

                    SELLING SHAREHOLDERS                     SHARES OWNED
                    --------------------                     ------------
SWAN ALLEY LIMITED..........................................     20,000
VENTURE MANAGEMENT CONSULTANTS..............................     30,000
IVONNE ALTAGRACIA MEDRANO GONGALEZ..........................     10,000
CANTOR GbR..................................................     20,000
ARBORA VERMOGENSVERWALTUNGEN AG.............................    175,000
GONTARD & METALLBANK AG.....................................    500,000
ARAB COMMERCE BANK..........................................     64,800
ANDERS ULEGARD/QUAESTUS, S.A................................     57,000
VAN MOER SANTERRE & CIE.....................................    112,534
HUDSON INVESTORS, LLC.......................................    340,000
GLENN MICHAEL FINANCIAL.....................................    200,000
OCEAN MARKETING CORPORATION.................................    100,000
                                                              ---------
                                                              1,629,334
                                                              =========

     The Selling Shareholders, or their pledgees, donees, transferees or other successors in interest, may, from time to time, sell all or a portion of the shares of our common stock at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Selling Shareholders may offer their shares of our common stock at various times in one or more of the following transactions:

     - in the over-the-counter market;

     - on any national securities exchange or market, if any, on which our common stock may be listed at the time of sale;

     - through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     - through purchases by a broker or dealer as principal and resale by such broker or dealer for its account to this prospectus;

     - in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - through options, swaps or derivatives;

     - in privately negotiated transactions;

     - in transactions to cover short sales; and

     - through a combination of any such methods of sale.

     The Selling Shareholders may also sell their shares of our common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

     The Selling Shareholders may sell their shares of our common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell such shares. In effecting sales, brokers and dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from a Selling Shareholder or, if any such broker-dealer acts as agent for the purchaser of such shares, from a purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a Selling Shareholder to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above.

     The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in sales of their shares of our common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of such shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     From time to time the Selling Shareholders may engage in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, and may sell and deliver their shares of our common stock in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time a Selling Shareholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of such shares or a default by a Selling Shareholder, the broker-dealer or financial institution may offer and sell such pledged shares from time to time.

               DESCRIPTION OF CAPITAL STOCK AND OTHER SECURITIES

COMMON STOCK

     We are authorized to issue up to 40,000,000 shares of common stock, no par value. As of November 10, 1999, there were 6,979,138 shares of common stock outstanding which were held of record by 87 shareholders. Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. There is cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution, or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding shares of common stock are validly authorized and issued, fully paid, and nonassessable.

PREFERRED STOCK

     We are authorized to issue up to 10,000,000 shares of preferred stock. As of November 10, 1999, there were no shares of preferred stock outstanding. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. We have no present plans for the issuance of shares of preferred stock. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and therefore, reduce the value of the common stock. The ability of the Board of Directors to issue preferred stock could also discourage, delay or prevent a takeover. See "Risk Factors -- Preferred Stock; Possible Anti-Takeover Effects of Certain Charter Provisions."

WARRANTS

     At November 10, 1999, there were warrants outstanding to purchase a total of 1,307,384 shares of common stock. These warrants will remain outstanding after the completion of this offering.

PRE-IPO WARRANTS

     In connection with the issuance of prior secured notes, we have issued an aggregate of 427,354 warrants, each warrant entitling the holder thereof to acquire one share of common stock; 224,293 warrants are exercisable at an exercise price equal to $0.43 per share, 29,191 warrants are exercisable at an exercise price equal to $0.97 per share, 193,870 warrants are exercisable at $0.97 per share, 20,000 warrants are exercisable at $2.45 and 10,000 warrants are exercisable at $2.00, subject to adjustment as hereinafter provided. The warrants may be exercised, at the option of the holder at any time. To date, 288,113 of such warrants have been exercised. Unless exercised during their term, the right to exercise the warrants terminates on their expiration date.

CONSULTANT'S WARRANTS

     Prior to 1998, we issued 147,924 warrants to other consultants and investors in connection with prior financings. Of these warrants, 21,362 are exercisable at $1.07 per share and 126,562 are exercisable at $0.43 per share, all of which are currently exercisable. During 1998 and 1999, we granted warrants to purchase our common stock to the following individuals and entities for services provided to us: (i) 22,000 and 10,000 warrants, respectively, to Mansion House International and Danny Chan, respectively, exercisable at $2.75 per share, (ii) 5,000 warrants to Hedblom Partners, exercisable at $3.50 per share, (iii) 200,000 warrants to Glen Michael Financial; 100,000 exercisable at $1.62 per share, 75,000 exercisable at $3.00 per share and 25,000 exercisable at $3.25 per share, and (iv) 10,000 warrants to Ralph Olsen, exercisable at $2.00 per share. In addition, we granted (x) 121,000 and 10,000 warrants, respectively, to Chase Financing Ltd., and Robert Herskowitz, respectively, exercisable at $1.62 per share and (y) an aggregate of 20,000 warrants, 5,000 each to Investor Relations Services, Aurora Holdings, Amber Capital and Affiliated Services, respectively, exercisable at $2.45 per share, in connection with debt that was raised. Century City Securities, Inc., was issued 100,000 warrants exercisable at $2.20 per share, for consulting services.

NATIONAL SECURITIES CORPORATION'S WARRANT

     As part of our initial public offering, we issued to National Securities Corporation a warrant to purchase for investment a maximum of 150,000 shares of common stock. This warrant is exercisable for a four-year period commencing one year from July 29, 1999. The exercise price is $7.425 per share (that being 135% of the initial public offering price per share). The warrant is not saleable, transferable, assignable or hypothecatable prior to its exercise date except to officers of National Securities Corporation and members of their selling group and officers and partners thereof. The warrant contains anti-dilution provisions. The warrant does not entitle National Securities Corporation to any rights as a shareholder until it is exercised and shares are purchased thereunder. The warrant and the shares of common stock thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act. We have agreed that, if we shall cause to be filed with the Securities and Exchange Commission either an amendment to the Registration Statement from our initial public offering or a separate registration statement, National Securities Corporation shall have the right during the seven-year period commencing on July 29, 1999 to include in such amendment or Registration Statement the shares of common stock issuable upon exercise of the warrant at no expense to National Securities Corporation. Additionally, we have agreed that for a period of 5 years from the closing of the initial public offering, upon written demand by a holder or holders of a majority of the warrant, we will, on one occasion, register the shares of common stock issuable upon exercise of the warrant at our expense. In addition, we have agreed, that during the same 5 year period, upon the written demand of any holder of the warrant, to promptly register the shares of common stock underlying such holder's warrant at the expense of such holder.

POST-IPO BRIDGE WARRANTS

     In connection with the sale of debentures made between January and March 1999, we also issued warrants to purchase 185,000 shares of common stock. The warrants are exercisable at a price equal to 110% of the per share market value as of the last trading day prior to the date of the issuance of the warrants. The price is $2.16 per share for 85,000 of the warrants and $2.20 per share for 100,000 of the warrants.

     In connection with the $350,000 bridge financing, we issued 35,000 warrants which are exercisable at $7.61 per share. Finally, in connection with the $4,000,000 bridge financing, we issued 340,000 warrants which are exercisable at $7.00 per share which was subsequently reduced to $6.50 per share.

WARRANT TERMS

     The warrant holders have the opportunity to profit from a rise in the market price of the common stock without assuming the risk of ownership of the shares of common stock issuable upon the exercise of the warrants, with a resulting dilution in the interests of the Company's shareholders by reason of exercise of warrants at a time when the exercise price is less than the market price for the common stock. Further, the terms on which we could obtain additional capital during the life of the warrants may be adversely affected. The warrant holders may be expected to exercise their warrants at a time when we would, in all likelihood, be able to obtain any needed capital by an offering of common stock on terms more favorable than those provided for by the warrants.

     The holders of the warrants will not have any of the rights or privileges of shareholders, including voting rights and rights to receive dividends, prior to exercise of the warrants. We reserve out of its authorized but unissued shares a sufficient number of shares of common stock for issuance on exercise of the warrants. The common stock issuable on exercise of the warrants will be, when issued, duly authorized and validly issued, fully paid, and nonassessable.

     For a holder to exercise the warrants, there must be a current registration statement in effect with the Securities and Exchange Commission and registration or qualification with, or approval from, various state securities agencies with respect to the shares or other securities underlying the warrants, or an opinion of our counsel that there is an exemption from registration or qualification.

     ANTIDILUTION. In the event that we shall at any time:

     - declare a dividend, or make a distribution, on the outstanding common stock payable in shares of our capital stock;

     - subdivide the outstanding common stock into a greater number of shares of common stock;

     - combine the outstanding common stock into a smaller number of shares; or

     - issue any shares of its capital stock by reclassification of the common stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the exercise price per warrant share in effect at the time of the record date for the determination of shareholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying such exercise price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of common stock outstanding after giving effect to such action. Upon such adjustments to the exercise price, the number of warrant shares issuable upon exercise of each warrant shall simultaneously be adjusted by multiplying the number of warrant shares theretofore issuable upon exercise of such warrant by the exercise price theretofore in effect and dividing the product so obtained by the exercise price, as adjusted.

     REORGANIZATIONS. In the event of any reclassification, capital reorganization or other similar change of outstanding common stock, any consolidation or merger involving the Company (other than a consolidation or merger which does not result in any reclassification, capital reorganization, or other similar change in the outstanding common stock), or a sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety, each warrant will thereupon become exercisable only for the kind and number of shares of stock or other securities, assets or cash to which a holder of the number of shares of common stock issuable (at the time of such reclassification, reorganization, consolidation, merger or sale) upon exercise of such warrant would have been entitled upon such reclassification, reorganization, consolidation, merger or sale. In the case above, the effect of these provisions would be that the holder of a warrant would thereafter be limited to exercising such warrant at the exercise price in effect at such time for the amount of cash per share that a warrant holder would have received had such holder exercised such warrant and received common stock immediately prior to the effective date of such cash merger or transaction. Depending upon the terms of such cash merger or transaction, the aggregate amount of cash so received could be more or less than the exercise price of the warrant.

     EXERCISE PROCEDURE. Each holder of a warrant may exercise such warrant by surrendering the certificate evidencing such warrant, with the subscription form on the reverse side of such certificate properly completed and executed, together with payment of the exercise price, to us at our executive offices. The exercise price will be payable by cash or by certified or official bank check payable in U.S. Dollars to the order of the Company. If fewer than all of the warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of warrants. Certificates evidencing the warrants may be exchanged for new certificates of different denominations by presenting the warrant certificates at the office of the Company.

BRIDGE NOTES

     At November 10, 1999, there was a $4,000,000 convertible note outstanding with conversion rights into shares of common stock. The unpaid balance on this note as of November 30, 1999 may be converted into common shares at the holders' option. The conversion price is the lesser of 120% of the average per share market price for five consecutive trading days prior to August 5, 1999 or 88% of the per share market price for the three days with the lowest per share market price during the twenty-five days prior to conversion. We anticipate paying off these instruments after the completion of this offering.

PRE-IPO BRIDGE NOTES

     To finance our working capital needs, we have issued a series of bridge notes. In February 1997, we commenced the placement of units consisting off $50,000 principal amount of 10% Convertible Notes (the "February 1997 Notes") and 10,000 common stock purchase warrants. We sold an aggregate of $969,350 principal amount of the February 1997 Notes. The principal amount of, and interest on, the February 1997 Notes were due and payable on our initial public offering. The February 1997 Notes were convertible into shares of common stock during the period commencing 60 days after the closing date and continuing through the effective date of the initial public offering. Substantially all of the notes holders have waived their right to convert.

     In June 1996 we commenced the placement of units consisting of $50,000 principal amount of 10% Secured Convertible Notes (the "June 1996 Notes") and 10,000 common stock purchase warrants. We sold an aggregate of $975,000 principal amount of the June 1996 Notes. The principal amount of, and interest on, the June 1996 Notes were due and payable, if the holders thereof do not otherwise notify us that they were converting their notes, on the completion of our initial public offering. The June 1996 Notes are secured by substantially all of our assets. To the extent not otherwise repaid, the June 1996 Notes became convertible into shares of common stock, beginning 12 months after the completion of our initial public offering, at a conversion price of $2.50 per share, subject to an adjustment in certain events. Substantially all the holders of these notes have waived their right to so convert.

     In February 1996, we commenced the placement of units consisting of $50,000 principal amount of 12% Secured Notes (the "February 1996 Notes") and 10,000 common stock purchase warrants. We sold an aggregate of $900,000 principal amount of the February 1996 Notes. The principal amount of, and interest on, the February 1996 Notes were due and payable on the second anniversary of the initial closing date thereof, and were secured by substantially all of our assets. These notes were not convertible.

     All but $588,750 of the February 1997 Notes, the June 1996 Notes and the February 1996 Notes were repaid from the proceeds of our initial public offering, other working capital, or subsequent conversions into our common stock.

     In December 1997, we obtained a loan in the amount of $315,000 from Venture Management Consultants, LLC ("VMC"), affiliates of shareholders of the Company, which accrues interest at 12% per year, and matured upon the earlier of the closing of the initial public offering or July 15, 1998. As the loan was not repaid by February 15, 1998, we were required to pay VMC an additional fee of $15,000. Included in the principal to be repaid is a $15,000 loan origination fee. This note has been repaid in full.

     Between March 1998 and May 1998, we arranged for short term loans (the "Interim Financing") of an aggregate of $1,642,000. A majority of such loans were made by present shareholders and their affiliates. These loans matured as follows: (i) $642,000 on July 15, 1998; (ii) $235,000 on June 15, 1998; (iii)
$115,000 on November 15, 1998; (iv) $150,000 on March 16, 1999; (v) $250,000 on
April 1, 1999; and (vi) $250,000 on April 18, 1999. These loans, other than the $642,000, $115,000 and $235,000 loans accrue interest at 12% per year. The $235,000 loan includes a $35,000 origination fee, and a $10,000 late fee as the note was not paid at June 15, 1998. The note did not accrue interest. The $642,000 loan has a fixed interest amount of $78,000 (which has not been paid and is due upon the maturity of the loan) and includes a $42,000 loan origination fee. The $115,000 loan includes a $15,000 loan origination fee.

     In May, June and July 1998, we arranged for loans from 10 parties of an aggregate of $715,000 for specific production financing. These loans mature as follows: (i) $375,000 on January 10, 2000; and (ii) $340,000 on August 1, 1999.
The $375,000 loans accrue interest as 12% per year and the $340,000 loan accrues interest at 16% per year. Of the $375,000, there are two loan origination fees, one for $8,000 and one for $8,500. If any payments under the $340,000 loan are not paid within three days of being due, a late fee of

8% of the delinquent amount will be assessed for each month the payment is delinquent. In addition, if the loan is in default, at the lender's option, the unpaid principal and accrued interest shall thereafter bear interest at the lesser of 25% per year or the maximum legal rate. The loan may be prepaid, however, in order to prepay the loan, we will have to pay the lender the lesser of all of the interest which would have accrued through the maturity of the loan or $42,000. As of November 10, 1999, $75,000 remains outstanding and matures on January 10, 2000.

POST IPO SECURITIES PLACEMENTS

     Between January and March 1999, the Company sold to 5 investors an aggregate principal amount of $1,850,000 of 8% convertible debentures and warrants to purchase up to 185,000 shares of common stock. The holders of these debentures have converted their debentures into common stock. In June 1999, four of the debenture holders purchased an additional 175,000 shares of common stock for an aggregate of $700,000.

     In July 1999, we arranged for a short term loan of $1,200,000 for production and distribution activities. The loan matures on November 30, 1999 and accrues interest at 12% per year. If the loan is not repaid by November 30, 1999, the principal and all accrued and unpaid interest convert into shares of our common stock at the lesser of 85% of the market price on the date of issuance or 110% of the current market price when converted. As of this date we have repaid $1,000,000 of this note.

     On July 29, 1999, the Company sold 64,800 shares of common stock to Arab Commerce Bank for $162,000.

     On August 5, 1995 we completed a $4,000,000 bridge financing with Hudson Investors, LLC. The note matures on November 30, 2002 and accrues interest at 12% per year. All or part of the unpaid principal amount may be converted into shares of common stock at the holder's option any time after November 30, 1999. The conversion price is the lesser of 120% of the average per share market price for five consecutive trading days prior to August 5, 1999 or 88% of the per share market price for the three days with the lowest per share market price during the twenty-five days prior to conversion. Connected with this financing, we issued 340,000 warrants to purchase our common stock at 105% of the five-day average closing price prior to the closing of the financing, which equals $7.00. Pursuant to an amendment, dated as of November 1, 1999, the exercise price was reduced to $6.50.

     On August 5, 1999, we sold 500,000 shares of common stock for $2,000,000 to Gontard & MetallBank AG. On October 5, 1999 we completed a $4,000,000 bridge financing with Gontard & MetallBank AG. Their note bears interest at 10% per year and matures on the earlier of the completion of this offering or December 31, 1999. On September 27, 1999, the Company, pursuant to court order, issued 30,000 shares of common stock to Venture Management Consultants, LLC.

     On September 27, 1999, the Company, pursuant to court order, issued 30,000 shares of common stock to Venture Management Consultants, LLC.

     On October 20, 1999, the Company sold 10,000 shares of common stock to Ivonne Altagracia Medrano Gongalez for $30,000 and 20,000 shares of common stock to Cantor GbR for $60,000.

     On October 29, 1999, the Board of Directors approved the issuance to Ocean Management of warrants to purchase 100,000 of common stock; 50,000 at an exercise price of $3.50 per share and 50,000 at an exercise price of $4.00 per share, for consulting services.

     On November 12, 1999, we sold to Arbora Vermogensverwaltungen AG, 175,000 shares of common stock for $700,000.

TRANSFER AGENT

     The transfer agent for our common stock is U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204, telephone number (818) 502-1404, which also is responsible for record keeping functions in connection with the same.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Our common stock trades on the NASDAQ SmallCap Market under the symbol "TMTV." Sales of substantial amounts of our common stock in the public market or the perception that such sales could occur could materially adversely affect the prevailing market price and our ability to raise equity capital in the future.

     On November 10, 1999, we had 6,979,138 shares outstanding and have applied to have such shares listed on The NASDAQ SmallCap Market. This amount does not include shares which, in the future, may be issued under options or warrants. Upon completion of the offering, we will have issued and outstanding 12,979,138 shares of common stock. The shares that have been registered are freely tradeable without restriction under the Securities Act of 1933, unless purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act of 1933.

     The remaining shares of common stock outstanding upon completion of the offering, determined as if all outstanding warrants have been exercised, will be
held by approximately   holders and will be "restricted securities" as that term
is defined in Rule 144 as promulgated under the Securities Act ("Restricted Stock"). Restricted Stock may be sold in the public market only if registered or if qualified for an exemption from registration under Rule 144 or Rule 701 as promulgated under the Securities Act, which rules are summarized below, or pursuant to another exemption from registration. Sales of the Restricted Stock in the public market, or the availability of such shares for sale, could materially adversely affect the market price of the common stock. In general, under Rule 144, beginning 90 days after the date of the final prospectus from our initial public offering, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Stock for at least one year (including the holding period of any prior owner other than an affiliate of the Company) would be entitled to sell within any three month period a number of shares that does not exceed the greater of (i) one percent of the number of shares of common stock then outstanding or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of notice of such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate of ours) is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     Any employee, officer or director of or consultant to us who purchased his or her shares of common stock pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701. Rule 701 permits affiliates of ours to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144, as described above. Rule 701 further provides that nonaffiliated shareholders may sell such shares in reliance on Rule 144 without having to comply with the public information, volume limitation or notice provisions of Rule 144. In both cases, a holder of Rule 701 shares was required to wait until 90 days after the date of the final prospectus from our initial public offering before selling his shares.

     We have filed a registration statement on Form S-8 under the Securities Act of 1933 covering shares of common stock reserved for issuance under the 1999 Stock Plan. Based on the number of shares reserved for issuance under the 1999 Stock Plan, such registration statement would cover approximately 1,100,000 shares. Such registration statement became effective upon filing. Accordingly, shares registered under such registration statement will, subject to Rule 144 volume limitations applicable to our affiliates, be available for sale in the open market, subject to vesting restrictions.

                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the shares of common stock being offered hereby will be passed upon for us by Kelly Lytton Mintz & Vann LLP, 1900 Avenue of the Stars, Suite 1450, Los

Angeles, California 90067. Bruce P. Vann, a member of Kelly Lytton Mintz & Vann LLP, is the beneficial owner of 4,273 shares of common stock and options to acquire an additional 10,000 shares of common stock.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1998, 1997 and 1996 included in this prospectus have been so included in reliance on the report of Stonefield Josephson, Inc., independent accountants, and are so included in reliance upon their reports given on their authority as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information regarding us and our common stock, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. The registration statement, including the exhibits and schedules thereto, may be inspected without charge at the principal office of the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549, and at the Securities and Exchange Commission's Regional Offices located at The Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by mail from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The registration statement, including the exhibits and schedules thereto, can also be accessed through the EDGAR terminals in the Securities and Exchange Commission's Public Reference Rooms in Washington, Chicago and New York or through the World Wide Web at http://www.sec.gov.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                       OF TEAM COMMUNICATIONS GROUP, INC.

                                                              PAGE
                                                              ----
Report of Independent Auditors..............................  F-2
Consolidated Balance Sheets at September 30, 1999
(unaudited), December 31, 1998, December 31, 1997 and
December 31, 1996...........................................  F-3
Consolidated Statements of Income for the nine months ended
  September 30, 1999 (unaudited) and for the nine months
  ended September 30, 1998 (unaudited) and for the years
  ended December 31, 1998, December 31, 1997 and December
  31, 1996..................................................  F-4
Consolidated Statements of Cash Flows for the nine months
  ended September 30, 1999 (unaudited) and for the nine
  months ended September 30, 1998 (unaudited) and for the
  years ended December 31, 1998, December 31, 1997 and
  December 31, 1996.........................................  F-5
Consolidated Statements of Cash Flows and Supplemental
  Schedule of Non Cash Activities for the nine months ended
  September 30, 1999 (unaudited) and for the nine months
  ended September 30, 1998 (unaudited) and for the years
  ended December 31, 1998, December 31, 1997 and December
  31, 1996..................................................  F-6
Consolidated Statements of Shareholders' Equity (Deficit)
  for the nine months ended September 30, 1999 (unaudited)
  and for the years ended December 31, 1998, December 31,
  1997 and December 31, 1996................................  F-7
Notes to Consolidated Financial Statements..................  F-8

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Team Communications Group, Inc.

     We have audited the consolidated balance sheets of Team Communications Group, Inc. and subsidiaries as of December 31, 1998, 1997 and 1996 and the related consolidated statements of income, shareholders' equity and cash flows for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects financial position of Team Communications Group, Inc. and subsidiaries at December 31, 1998, 1997 and 1996 and the consolidated results of its operations and its cash flows for the years ended December 31, 1998, 1997, and 1996, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 12, the Company has had significant cash used by its operating activities, and has been dependent on outside equity investors and lenders to finance those operations, and certain notes payable are past due. Continuation as a going concern will be dependent upon continued outside financing. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters are described in Note 12 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ STONEFIELD JOSEPHSON, INC.

STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
April 15, 1999

                        TEAM COMMUNICATIONS GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                              SEPTEMBER 30,   DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                                                  1999            1998            1997           1996
                                              -------------   -------------   ------------   ------------
                                               (UNAUDITED)
Cash and cash equivalents...................   $ 2,173,200     $ 1,027,700    $   174,400        214,300
Trade receivables, including $8,275,000 due
from related parties at September 30, 1999
less allowance for doubtful accounts of
$837,000, $337,000, $63,800 and $63,800,
respectively................................    10,936,700       4,736,700      6,740,800      3,342,100
Television programming costs, less
  accumulated amortization of $14,043,500,
  $6,952,100, $2,846,600 and $1,599,700,
  respectively..............................    20,697,100      11,018,800      4,287,000      3,555,900
Due from officer............................       170,400         145,400        195,500         11,300
Fixed assets, net...........................        55,200          16,400         29,000         42,100
Organizational costs and other assets.......     1,085,100          82,700        578,000        144,900
                                               -----------     -----------    -----------     ----------
          Total Assets......................   $35,117,700     $17,027,700    $12,004,700     $7,310,600
                                               ===========     ===========    ===========     ==========
                                  LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable, accrued expenses and other
  liabilities...............................   $ 8,410,900     $ 1,679,400    $ 3,270,500     $1,220,200
Deferred revenue............................        85,600         472,900        575,000          4,500
Accrued participations......................     3,771,500       3,025,800        984,800      1,428,400
Line of credit -- Bank......................       697,000       1,114,000             --             --
Notes payable...............................     4,387,200       2,305,000      4,889,600      3,762,900
Accrued interest............................       324,200         530,900        898,300        242,000
Shareholder note payable....................            --         500,000        740,000        740,000
                                               -----------     -----------    -----------     ----------
          Total Liabilities.................    17,676,400       9,628,000     11,358,200      7,398,000
                                               -----------     -----------    -----------     ----------
Commitments and contingencies
Shareholders' equity:
  Preferred stock, no par value; 10,000,000
     shares authorized; no shares issued and
     outstanding............................            --              --             --             --
  Common stock, no par value; 40,000,000
     shares authorized; 5,983,757,
     2,816,135, 1,131,344 and 1,131,344,
     respectively, issued and outstanding...         1,000           1,000          1,000          1,000
  Paid in capital...........................    16,146,800       7,612,700      1,230,100        943,300
  Treasury Stock............................            --         (34,600)            --             --
  Retained Earnings (Accumulated Deficit)...     1,293,500        (179,400)      (584,600)    (1,031,700)
                                               -----------     -----------    -----------     ----------
          Total shareholders' equity........    17,441,300       7,399,700        646,500        (87,400)
                                               -----------     -----------    -----------     ----------
          Total liabilities and
            shareholders' equity............   $35,117,700     $17,027,700    $12,004,700     $7,310,600
                                               ===========     ===========    ===========     ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                        TEAM COMMUNICATIONS GROUP, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                      FOR THE         FOR THE
                                    NINE MONTHS     NINE MONTHS    FOR THE YEAR   FOR THE YEAR   FOR THE YEAR
                                       ENDED           ENDED          ENDED          ENDED          ENDED
                                   SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                       1999            1998            1998           1997           1996
                                   -------------   -------------   ------------   ------------   ------------
                                    (UNAUDITED)     (UNAUDITED)
Revenues, including $8,675,000
  for the nine months ended
  September 30, 1999 as a result
  of the Dandelion acquisition,
  related parties, see Note 5....   $13,273,300     $9,466,800     $13,581,900     $6,875,600     $5,749,800
Cost of Revenues, including
$2,170,000 for the nine months
ended September 30, 1999
attributable to sales to related
parties, see Note 5..............     6,056,300      5,884,500       9,076,000      2,355,300      2,895,900
General and administrative
  expense........................     3,771,700      2,234,100       3,274,000      3,244,900      2,323,800
                                    -----------     ----------     -----------     ----------     ----------
Earnings from operations.........     3,445,300      1,348,200       1,231,900      1,275,400        530,100
Interest expense.................       477,900        768,400         902,600      1,040,100        677,700
Interest income..................        87,300        136,000         202,900        211,800         58,300
Other income                                 --             --                                        90,100
                                    -----------     ----------     -----------     ----------     ----------
Earnings before income taxes.....     3,054,700        715,800         532,200        447,100            800
Provision for income taxes, all
  current........................     1,149,900         60,500          57,500             --             --
                                    -----------     ----------     -----------     ----------     ----------
Earnings before extraordinary
  item...........................   $ 1,904,800     $  655,300     $   474,700     $  447,100     $      800
Extraordinary loss from early
  extinguishment of debt.........       431,900             --          69,500             --             --
                                    -----------     ----------     -----------     ----------     ----------
Net Earnings.....................   $ 1,472,900     $  655,300     $   405,200     $  447,100     $      800
                                    ===========     ==========     ===========     ==========     ==========
Basic earnings per common
  share..........................
Earnings before extraordinary
  item...........................   $      0.45     $     0.43     $      0.26     $     0.40     $       --
Extraordinary (loss).............         (0.10)            --           (0.04)            --             --
                                    -----------     ----------     -----------     ----------     ----------
Net Earnings -- Basic............   $      0.35     $     0.43     $      0.22     $     0.40     $       --
                                    ===========     ==========     ===========     ==========     ==========
Weighted average number of shares
  outstanding basic..............     4,198,176      1,506,672       1,833,340      1,131,344      1,131,344
                                    ===========     ==========     ===========     ==========     ==========
Diluted earnings per share
Earnings before extraordinary
  item...........................   $      0.38     $     0.30     $      0.20     $     0.25             --
Extraordinary (loss).............         (0.09)            --           (0.03)            --             --
                                    -----------     ----------     -----------     ----------     ----------
Net Earnings -- Diluted..........   $      0.29     $     0.30     $      0.17     $     0.25             --
                                    ===========     ==========     ===========     ==========     ==========
Weighted average number of shares
  outstanding diluted............     4,986,711      2,197,128       2,434,017      1,821,800      1,821,800
                                    ===========     ==========     ===========     ==========     ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                        TEAM COMMUNICATIONS GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       FOR THE NINE    FOR THE NINE    FOR THE YEAR   FOR THE YEAR   FOR THE YEAR
                                                       MONTHS ENDED    MONTHS ENDED       ENDED          ENDED          ENDED
                                                       SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                           1999            1998            1998           1997           1996
                                                       -------------   -------------   ------------   ------------   ------------
                                                        (UNAUDITED)     (UNAUDITED)
OPERATING ACTIVITIES:
Net income...........................................  $  1,472,900     $   655,300    $    405,200   $   447,100    $        800
    Adjustments to reconcile net income to cash used
      for operating activities:
      Depreciation and amortization..................        10,200          10,200          12,600        13,100          15,600
      Amortization of television programming costs...     6,056,300       1,205,600       8,980,300     1,455,000       1,100,800
      Allowance for doubtful accounts................       500,000              --         664,000     1,115,600          63,800
      Amortization of notes payable discount.........        30,800         131,000              --       372,000         353,300
    Changes in assets and liabilities:
      Decrease (increase) in trade receivables.......    (6,700,000)        393,000       1,340,100    (4,514,300)     (3,352,900)
      Additions to television programming costs......   (15,734,600)     (6,515,400)    (15,712,000)   (2,186,200)     (4,060,600)
      Decrease (increase) in other assets............    (1,002,400)     (1,131,400)        495,300      (433,100)       (123,000)
      Increase (decrease) in accounts payable,
        accrued expenses and other liabilities.......     6,731,500        (474,100)     (1,553,700)    2,050,300         939,500
      Increase (decrease) in deferred revenue........      (387,300)        197,900        (102,100)      570,500        (343,500)
      Increase (decrease) in accrued
        participations...............................       745,700         825,600       2,041,000      (443,600)      1,302,300
      Increase (decrease) in accrued interest........      (206,700)       (449,400)       (367,400)      284,300         201,800
                                                       ------------     -----------    ------------   -----------    ------------
        Net cash used for operating activities.......    (8,483,600)     (5,151,700)     (3,796,700)   (1,269,300)     (3,902,100)
                                                       ------------     -----------    ------------   -----------    ------------
INVESTING ACTIVITIES:
  Purchase of fixed assets...........................       (49,000)             --              --            --         (36,900)
  Decrease (increase) in due from officer............       (25,000)         50,100          50,100      (184,100)         30,900
                                                       ------------     -----------    ------------   -----------    ------------
        Net cash provided (used) for investing
          activities.................................       (74,000)         50,100          50,100      (184,100)         (6,000)
                                                       ------------     -----------    ------------   -----------    ------------
FINANCING ACTIVITIES:
  Proceeds from shareholder loan and notes payable...            --              --              --     1,423,500              --
  Proceeds from issuance of note payable and
    warrants.........................................     7,120,100       2,359,500       2,681,000            --        4,747,00
  Payments on bank line of credit....................      (417,000)             --              --            --              --
  Proceeds from bank line of credit..................                                     1,114,000            --              --
  Principal payment on loan due to shareholder.......      (500,000)       (240,000)       (240,000)           --         (10,000)
  Purchase treasury stocks...........................            --              --         (34,600)           --              --
  Sale treasury stocks...............................        34,600              --              --            --              --
  Extraordinary charge for early retirement
    of debt..........................................       431,900              --          69,500            --              --
  Principal payment of notes payable.................    (5,500,600)     (4,065,300)     (5,372,600)      (10,000)       (748,600)
  Waiver of interest on loan due to shareholder......            --              --              --            --          95,000
  Issuance of common stock...........................     8,534,100       7,713,500       6,382,600            --              --
                                                       ------------     -----------    ------------   -----------    ------------
        Net cash provided by financing
          activities.................................     9,703,100       5,767,700       4,599,900     1,413,500       4,083,400
                                                       ------------     -----------    ------------   -----------    ------------
  Net change in cash.................................     1,145,500         666,100         853,300       (39,900)        175,300
  Cash at beginning of period........................     1,027,700         174,400         174,400       214,300          39,000
                                                       ------------     -----------    ------------   -----------    ------------
  Cash at end of period..............................  $  2,173,200     $   840,500    $  1,027,700   $   174,400    $    214,300
                                                       ============     ===========    ============   ===========    ============
  Supplemental disclosure of cash flow information:
  Interest paid......................................  $    175,200     $    86,000    $  1,270,000   $        --    $     15,100
                                                       ============     ===========    ============   ===========    ============
  Income taxes paid..................................  $     17,400     $    19,000    $     93,200   $    26,300    $      4,000
                                                       ============     ===========    ============   ===========    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                        TEAM COMMUNICATIONS GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  SUPPLEMENTAL SCHEDULE OF NON CASH ACTIVITIES

                                       FOR THE        FOR THE
                                     NINE MONTHS    NINE MONTHS      FOR THE        FOR THE        FOR THE
                                        ENDED          ENDED        YEAR ENDED     YEAR ENDED     YEAR ENDED
                                    SEPTEMBER 30,  SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                        1999           1998            1998           1997           1996
                                    -------------  -------------   ------------   ------------   ------------
                                     (UNAUDITED)    (UNAUDITED)
Extinguishment of TPEG settlement
  payable by assignment of the
  treasury stock receivable.......             --         --              --        178,000        178,000
Issuance of warrants in
conjunction with notes payable....             --         --          62,500        286,600        602,700
Issuance of shares in connection
  with conversion of notes
  payable.........................             --         --          53,600             --             --
Issuance of shares and warrants in
  connection with services
  provided to the Company.........      1,435,900         --          58,000             --         24,700
Issuance of shares in connection
  with extinguishment of debt.....      2,299,600         --         458,000             --             --
Transfer of shares by principal
  shareholder to notes payable
  holder..........................             --         --              --             --         45,700
Issuance of shares in connection
  with notes payable..............             --         --              --             --         84,200

  The accompanying notes are an integral part of these consolidated financial statements.

                        TEAM COMMUNICATIONS GROUP, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                              COMMON STOCK                                   RETAINED
                                         ----------------------                              EARNINGS
                                           NUMBER                   PAID IN     TREASURY   ACCUMULATED/
                                         OF SHARES    PAR VALUE     CAPITAL      STOCK      (DEFICIT)
                                         ----------   ---------   -----------   --------   ------------
Balance at December 31, 1995...........  $1,024,059    $1,000     $        --   $(87,000)  $(1,032,500)
Transfer of shares by principal
  shareholder to notes payable
  holder...............................          --        --          45,700         --            --
Exchange of treasury stock receivable
  with related party for extinguishment
  of TPEG settlement payable...........          --        --          91,000     87,000            --
Issuance of shares in connection with
  notes payable........................      79,708        --          84,200         --            --
Issuance of warrants in connection with
  private placements...................          --        --         602,700         --            --
Issuance of shares in connection with
  anti-dilution provisions of
  convertible promissory note..........       4,292        --              --         --            --
Issuance of shares in connection with
  services provided to the Company.....      23,285        --          24,700         --            --
Waiver of interest on loan due to
  shareholder..........................          --        --          95,000         --            --
Net income for year ended December 31,
  1996.................................          --        --              --         --           800
                                         ----------    ------     -----------   --------   -----------
Balance at December 31, 1996...........   1,131,344    $1,000     $   943,300   $     --   $(1,031,700)
Net Income for the Year
  ended December 31, 1997..............          --        --              --         --       447,100
Issuance of warrants in connection with
  private placement....................          --        --         286,800         --            --
                                         ----------    ------     -----------   --------   -----------
Balance at December 31, 1997...........   1,131,344    $1,000     $ 1,230,100   $     --   $  (584,600)
Net Income for the Year
  ended December 31, 1998..............          --        --              --         --       405,200
Issuance of shares in connection with
  the initial public offering..........   1,500,000        --       5,744,700         --            --
Issuance of shares in connection with
  the extinguishment of debt...........     188,974        --         458,000         --            --
Purchase of Treasury Stock.............     (17,000)       --              --    (34,600)           --
Issuance of debt with beneficial
  conversion feature...................          --        --          66,100         --            --
Conversion of debt to equity...........          --        --          50,000         --            --
Issuance of warrants for services......          --        --          58,000         --            --
Exercise of warrants...................      12,817        --           5,800         --            --
                                         ----------    ------     -----------   --------   -----------
Balance at December 31, 1998...........   2,816,135    $1,000     $ 7,612,700   $(34,600)  $  (179,400)
Net income for the nine months ended
  September 30, 1999...................          --        --              --         --     1,472,900
Sale of Treasury Stock.................      17,000        --              --     34,600            --
Issuance of shares in connection with
  conversion of debt...................   1,219,974        --       2,299,600
Issuance of stock for services.........     464,000        --       1,032,400         --            --
Issuance of warrants -- services.......          --        --         403,500         --            --
Issuance of warrants -- debt...........          --        --         240,000         --            --
Issuance of debt with beneficial
  conversion feature...................          --        --         730,000         --            --
Private placement of common stock......   1,013,334        --       3,465,300         --            --
Exercise of warrants...................     453,314        --         363,300         --            --
                                         ----------    ------     -----------   --------   -----------
Balance at September 30, 1999..........   5,983,757    $1,000     $16,146,800   $     --   $ 1,293,500
                                         ==========    ======     ===========   ========   ===========

  The accompanying notes are an integral part of these consolidated financial statements

                        TEAM COMMUNICATIONS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- DESCRIPTION OF THE COMPANY:

     Team Communications Group, Inc. (formerly known as DSL Entertainment Group, Inc.) and its wholly owned subsidiaries (collectively, the "Company") are primarily engaged in developing, producing, and distributing dramatic and reality-based television series, mini-series, animated series, programs, specials, and made-for-television movies for telecast, exhibition or distribution in the domestic and foreign television and home video markets. The Company's primary focus is on developing and producing family drama and children programming and reality based programming for both domestic and international broadcast networks and cable channels such as Discovery's Animal Planet, The Learning Channel, The Showtime Networks, Fox Family Channel and The Discovery Channel.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation

     The accompanying consolidated statements include the accounts of Team Communications Group, Inc. and subsidiaries. All significant intercompany transactions and accounts have been eliminated.

  Revenue Recognition

     Revenue from licensing agreements covering entertainment product owned by the Company is recognized when the entertainment product is available to the licensee for telecast, exhibition or distribution, and other conditions of the licensing agreements have been met in accordance with Statement of Financial Accounting Standard ("SFAS") No. 53, "Financial Reporting by Producers and Distributors of Motion Picture Films." The portion of recognized revenue which is to be shared with the producers and owners of the license program material (participations payable and due to producers) is accrued as the revenue is recognized. Deferred revenues consist principally of advance payments received on television contracts for which program materials are not yet available for broadcast or exploitation. Such amounts are normally repayable by the Company only if it fails to deliver the related product to the licensee.

     Sales to four major customers accounted for approximately 82% of the Company's total operating revenue for the nine months ended September 30, 1999. Sales to four major customers accounted for approximately 69% of the Company's total operating revenue for the year ended December 31, 1998. Sales to four major customers accounted for approximately 88% of the Company's total operating revenue for the year ended December 31, 1997. Sales to six major customers accounted for approximately 81% of the Company's total operating revenue for the year ended December 31, 1996.

  Cash

     The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Cash equivalents consist of interest-bearing securities with original maturities of less than 90 days.

     Included in cash and cash equivalents as of September 30, 1999 and December 31, 1998, is an $860,000 certificate of deposit. This certificate of deposit is restricted as it secures the Company's revolving line of credit of $850,000 with Mercantile National Bank.

  Television Program Costs

     Television program costs are valued at the lower of unamortized cost or net realizable value on an individual title basis. Television program costs represent those costs incurred in the development, production and distribution of television projects. These costs have been capitalized in accordance with SFAS No. 53. Amortization of television program costs is charged to expense and third-party participations are accrued using

                        TEAM COMMUNICATIONS GROUP, INC.

the individual film forecast method whereby expense is recognized in the proportion that current year revenues bear to an estimate of ultimate revenue. Such estimates of ultimate revenue are prepared and reviewed by management, and estimated losses, if any, are provided for in full. Development costs are reviewed by management and charged to expense when abandoned or, even if still being actively developed, if not set for principal photography within three years of initial development activity.

     During the nine months ended September 30, 1999, as the Company increased its activities related to film cost production, overhead was capitalized in accordance with SFAS No. 53 based upon estimates of production related activities as a percentage of anticipated film cost expenditures during 1999. Management reviews the overhead rate throughout the year and will adjust the overhead rate on a quarterly basis, if necessary. During the nine months ended September 30, 1999, overhead in the amount of approximately $1,740,700 was capitalized to film production costs.

  Fixed Assets

     Fixed assets include office furnishings, fixtures and equipment. Office furnishings, fixtures and equipment are depreciated over a useful life of five years. All depreciation expense is calculated using Modified Accelerated Cost Recovery System. Fixed assets are net of $55,500, $41,800, $30,000 and $16,700 in accumulated depreciation at September 30, 1999, December 31, 1998, December 31, 1997 and December 31, 1996, respectively.

  Organizational Costs and Other Assets

     The balance represents security deposits, prepaid expenses and the unamortized portion of the original costs relating to the incorporation of the Company.

  Debt with Stock Purchase Warrants and Beneficial Conversion Features

     The proceeds received from debt issued with stock purchase warrants is allocated between the debt and the warrants, based upon the relative fair values of the two securities and/or beneficial conversion features. Fair value of the debt element of the financial instrument is determined by discounting the future payments of principal and interest, based upon management's estimate of its borrowing rate for similar financial instruments of this risk (generally 25%), and the balance of the proceeds is accounted for as additional paid in capital. The resulting debt discount is amortized to expense over the term of the debt instrument, using the effective interest method. In the event of settlement of such debt in advance of the maturity date, a loss is recognized based upon the difference between the then carrying amount (i.e., face amount less unamortized discount) and amount of payment.

  Unclassified Balance Sheet

     In accordance with the provisions of SFAS No. 53, the Company has elected to present an unclassified balance sheet.

  Financial Instruments

     The carrying amounts of financial instruments including cash and cash equivalents, short term accounts receivable, accounts payable, loans payable, and deferred revenue approximated fair value as of September 30, 1999, December 31, 1998, December 31, 1997 and December 31, 1996, because of the relatively short maturity of these instruments. The carrying value of long term accounts receivable and notes payable approximated fair value as of September 30, 1999, December 31, 1998, December 31, 1997 and December 31, 1996, because the instruments are valued at the Company's effective borrowing rate.

                        TEAM COMMUNICATIONS GROUP, INC.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Common Stock

     In January and April of 1997, the Company effected a 2.2776 and 1.0277 for one share reverse stock splits, respectively. All share and per share data in the financial statements reflect the reverse stock split for all periods presented.

  Concentration of Credit Risk

     Three customers represented approximately 88% of the trade receivable balance at September 30, 1999.

     Three customers represented approximately 83% of the trade receivable balance at December 31, 1998.

     Five customers represented approximately 95% of the trade receivable balance at December 31, 1997.

     Included in Accounts Receivable as of September 30, 1999, is $900,000 which is held as security by a third-party for certain programming rights acquired by the Company. Upon collection of this receivable the amounts will be placed in escrow and recorded as cash, although the cash will be restricted as to withdrawal.

  Net Earnings Per Common Share

     For the nine months ended September 30, 1999 and the years ended December 31, 1998, December 31, 1997 and December 31, 1996, the per share data is based on the weighted average number of common and common equivalent shares outstanding. For 1997, per share data is calculated in accordance with Staff Accounting Bulletin of the Securities and Exchange Commission (SAB) No. 98 whereby common stock, options or warrants to purchase common stock or other potentially dilutive instruments issued for nominal consideration must be reflected in basic and diluted per share calculations for all periods in a manner similar to a stock split, even if anti-dilutive. Accordingly, in computing basic earnings per share, nominal issuances of common stock are reflected in a manner similar to a stock split or dividend. In computing diluted earnings per share, nominal issuances of common stock and potential common stock are reflected in a manner similar to a stock split or dividend.

     A portion of convertible debt was not included in the calculation of weighted average shares for the years ended December 31, 1997 and December 31, 1996, because the Chairman and CEO had personally guaranteed to the Company that, on certain debt, he will assume any convertible debt where the debt holder wishes to convert in exchange for his own personal shares. The total number of shares that this convertible debt may convert into is approximately 199,748.

  Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of:

     On April 1, 1997, the Company adopted the provision of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair values of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

                        TEAM COMMUNICATIONS GROUP, INC.

  Year 2000 Compliance

     As has been widely reported, many computer systems process dates based on two digits for the year of a transaction and are unable to process dates in the year 2000 and beyond. Since the Company's formation in 1995, the Company has installed new information systems which are year 2000 compliant. Although the Company does not expect Year 2000 to have a material adverse effect on its internal operations, it is possible that Year 2000 problems could have a significant adverse effect on the Company's suppliers and their ability to service the Company and to accurately process payments received.

  New Accounting Pronouncements

     The Company has adopted SFAS No. 130 "Reporting Comprehensive Income" and SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information". Adoption of these pronouncements did not materially affect the financial statements.

  Recent Pronouncements Effective Subsequent to 1998

     In April 1998, Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" ("SOP 98-5") was issued. SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs. The SOP is effective for financial statements for fiscal years beginning after December 15, 1998. The Company does not anticipate that the adoption of this statement will have a material effect on its financial statements.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", effective for fiscal years beginning after June 15, 1999. The Company anticipates that due to its limited use of derivative instruments, the adoption of SFAS No. 133 will not have a material effect on its financial statements.

     In October 1998, the FASB released an exposure draft of the proposed statement on "Rescission of FASB Statement No. 53, Financial Reporting by Producers and Distributors of Motion Picture Films". An entity that previously was subject to the requirements of SFAS No. 53 would follow the guidance in a proposed Statement of Position, "Accounting by Producers and Distributors of Films." This proposed Statement of Position would be effective for financial statements for fiscal years beginning after December 15, 1999 and could have a significant impact on the Company's results of operations and financial position depending on its final outcome. The Company has not concluded on its impact given the preliminary stages of the proposed Statement of Position.

  Unaudited Interim Consolidated Financial Statement

     In the opinion of the Company's management, all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of September 30, 1999, and the results of operations and cash flows for the nine month period ended September 30, 1999 have been included. The results of operations for the nine month period ended September 30, 1999, are not necessarily indicative of the results to be expected for the full fiscal year. For further information, refer to the financial statements and footnotes thereto included in the Company's 10-KSB filed for the year ended December 31, 1998.

NOTE 3 -- TELEVISION PROGRAM COSTS:

     Television program costs consist of the following:

                                        SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                            1999            1998           1997           1996
                                        -------------   ------------   ------------   ------------
                                         (UNAUDITED)
In process and development............   $ 2,242,000    $ 1,017,400     $1,502,000     $1,977,000
Released, less accumulated
amortization..........................    18,455,100     10,001,400      2,785,000      1,578,900
                                         -----------    -----------     ----------     ----------
          Total television program
            costs.....................   $20,697,100    $11,018,800     $4,287,000     $3,555,900
                                         ===========    ===========     ==========     ==========

                        TEAM COMMUNICATIONS GROUP, INC.

     Based on management's estimates of future gross revenue as of September 30, 1999, approximately 60% of the $20,697,100 in unamortized released television program costs will be amortized during the three years ending September 30, 2002 and 80% will be amortized during the five years ending September 30, 2004.

NOTE 4 -- INCOME TAXES:

     Deferred taxes result from temporary differences in the recognition of expense for tax and financial statement reporting purposes.

     A reconciliation of the difference between the statutory federal income tax rate and the Company's effective income tax rate applied to income (loss) before income taxes are as follows for the periods ending:

                                                    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                        1998           1997           1996
                                                    ------------   ------------   ------------
Statutory federal tax rate........................       34%            34%            34%
State income tax provision........................        3%             0%             0%
Benefits of operating loss carryforward...........      (26)%          (34)%          (34)%
                                                        ---            ---            ---
Effective tax rate................................       11%             0%             0%
                                                        ===            ===            ===

     The Company accounts for taxes under SFAS No. 109, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     The components of the net deferred tax asset are as follows:

                                                    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                        1998           1997           1996
                                                    ------------   ------------   ------------
Net operating loss (carryforward).................    $ 61,156      $ 184,605      $ 336,620
Valuation allowance...............................    $(61,156)     $(184,605)      (336,620)
                                                      --------      ---------      ---------
  Net deferred tax asset..........................    $     --      $      --      $      --
                                                      --------      ---------      ---------
Total current and deferred taxes payable..........    $     --      $      --      $      --
                                                      ========      =========      =========

     At December 31, 1998 and December 31, 1997, the Company has a federal net operating loss carryforward of $180,000 and $542,958, respectively.

NOTE 5 -- RELATED PARTY TRANSACTIONS:

     As a consequence of the Company's October 1999 acquisition of Dandelion Distribution Ltd. (Dandelion), certain receivables resulting from sales made prior to the acquisition are now considered due from related parties for financial reporting purposes. In June 1999 the Company entered into a five year license agreement for certain territories including the UK of 20 made-for-television movies with Renown Pictures, Ltd., a UK company owned by Noel Cronin, formerly the owner of Dandelion. At September 30, 1999 the receivable due from Renown was $2,900,000. Subsequent to such date the Company received a payment of $725,000 per the terms of the agreement.

     Noel Cronin is also a director of String of Pearls Plc. In September 1999, the Company entered into a 10 year license agreement for certain European territories including Germany, France and Italy, of 20 made-for-television movies with String of Pearls Plc. At September 30, 1999, the receivable due from String of Pearls Plc was $5,375,000. Subsequent to such date the Company received a payment of $290,000 per the terms of agreement.

                        TEAM COMMUNICATIONS GROUP, INC.

     The due from officer balance of $170,400, $145,400 and $195,500 at September 30, 1999, December 31, 1998 and December 31, 1997, represents payments made by the Company on behalf of and short-term interest free loans made to the Chairman and CEO, less producer's fees earned by the Chairman and CEO for services on a company production.

     The shareholder loan and note payable balance are comprised of the following:

                                         SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                             1999            1998           1997           1996
                                         -------------   ------------   ------------   ------------
                                          (UNAUDITED)
Promissory note:
14% secured promissory note due July
15, 1998(i)............................       $--          $     --       $240,000       $240,000
  12% secured promissory note due
     August 31, 1999(ii)...............        --           500,000        500,000        500,000
                                              ---          --------       --------       --------
                                              $--          $500,000       $740,000       $740,000
                                              ===          ========       ========       ========

          (i) In August 1995, the Company entered into a $250,000 promissory note with a shareholder. The note accrues interest at 12% through November 1, 1995 and at 14% thereafter. The note and all unpaid interest are due July 15, 1998, as amended. The note is secured by all of the President and principal shareholder's shares and the assets of the Company. The shareholder has waived all accrued interest relating to this note totaling $79,000 through March 31, 1998. This interest expense, at fair value, was recorded as either a corresponding credit to paid-in capital (1996) or accrued liabilities (1997) which will be offset against paid-in capital upon settlement of the obligations. The Company issued 48,743 warrants exercisable at $0.43 in connection with the extension of the maturity date of the loan to July 1, 1996. This promissory note was paid in full in August 1998.

          (ii) In April 1995, the Company entered into a $500,000 promissory note with a shareholder. The note accrues interest at 10% through December 31, 1995 and at 12% thereafter. The note and all unpaid interest is due August 31, 1999, as amended. The note is secured by all of the Chairman and CEO's shares and the assets of the Company. The shareholder has waived all accrued interest relating to this note totaling $165,000 through March 31, 1998. Interest subsequent to March 31, 1998 is accruing at prime plus two percent, currently 9.5%. The promissory note was paid in full in August 1999 (unaudited).

NOTE 6 -- COMMITMENTS AND CONTINGENCIES:

     In January 1999, the Company was served with a complaint in a matter styled Mel Giniger & Associates vs. Team Communications Group, Inc. et al. filed in the Superior Court of the County of Los Angeles. In the complaint, the Plaintiff, an individual who served as a sales agent for the Company, alleges that he is owed commissions for sales of certain of the Company's programming and that the Company has failed to pay in full the amounts Plaintiff alleges are owed to him. The complaint seeks damages for breach of contract, services rendered, account stated and for payment of value for services rendered. The Company has filed an answer in this action and intends to vigorously defend itself. The Plaintiff recently obtained a writ of attachment in the amount of $100,000 and we have posted a bond with the Superior Court of the County of Los Angeles with respect to this obligation.

     On October 24, 1999, the Company was served with a complaint from Beyond Entertainment, the licensee of Water Rats Seasons I & II. The complaint, which seeks an accounting and termination of the license agreement, seeks $3,000,000 in contractual damages and $6,000,000 for negligence and fraud. The Company believes the complaint to be totally without merit and intends to vigorously contest the matter.

     At this time, the outcome of any of the above matters cannot be determined by the Company with any certainty. The Company is subject to the above mentioned litigation and other various claims and lawsuits in

                        TEAM COMMUNICATIONS GROUP, INC.

the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

     The Company leases office space and certain office equipment. The total lease expense was $93,450, $78,000, $118,400, 96,300 and $113,700, respectively, for the periods ended September 30, 1999, September 30, 1998, December 31, 1998, December 31, 1997 and December 31, 1996, respectively. The various operating leases to which the Company is presently subject require minimum lease payments for the years ending December 31, as follows:

1999.......................................................   54,700
2000.......................................................    6,400
2001.......................................................    6,400
2002.......................................................    6,400
2003.......................................................    5,800
                                                             -------
                                                             $79,700
                                                             =======

NOTE 7 -- LINE OF CREDIT -- BANK

     The Company currently has a $850,000 line of credit with its bank, secured by a certificate of deposit and certain receivables, which accrues interest on the outstanding balance at 1.75% over Mercantile Bank's certificate of deposit rate. The agreement expires June 15, 2000.

     As of September 30, 1999, December 31, 1998, December 31, 1997 and December 31, 1996, the outstanding balance of the line credit was $697,000, $1,114,000, $0 and $0, respectively.

                        TEAM COMMUNICATIONS GROUP, INC.

NOTE 8 -- NOTE PAYABLE:

     Notes payable consists of the following:

                              SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                  1999            1998           1997           1996
                              -------------   ------------   ------------   ------------
                               (UNAUDITED)
Private placements:
  12% secured notes due
     August 1999(i).........   $       --      $  225,000     $  900,000     $  900,000
  10% secured convertible
     notes due August
     1999(ii)...............           --         296,000        839,000        657,000
  10% secured notes due
     August 1999(iii).......       75,000          80,000        788,700             --
Promissory notes:
  10% secured promissory
     note due August
     1999(iv)...............      125,000         250,000        500,000        500,000
  11% unsecured promissory
     note past due(v).......      124,900         124,900        124,900        134,900
  12% secured note due April
     1999, past due(vi).....           --         150,000             --             --
  12% secured note due March
     1999, past due(vii)....      150,000         150,000             --             --
  12% secured note due April
     1999(viii).............           --         350,000             --             --
  18% secured note past
     due(ix)................           --         115,000             --             --
  12% secured note due
     January 2000(x)........      100,000         284,100             --             --
  16% secured note due
     August 1999(xi)........           --          30,000             --             --
  10% secured note due March
     1999, past due(xii)....           --         250,000             --             --
  12% secured notes due
     November 1999(xiii)....      350,000              --             --             --
  12% convertible secured
     promissory note due
     July 1998(xiv).........           --              --        322,000        322,000
  8% secured note due July
     1998(xv)...............           --              --        300,000        239,900
  10% secured note due July
     1998(xvi)..............           --              --        150,000        124,100
  10% secured note due July
     1998(xvii).............           --              --        650,000             --
  12% secured note due July
     1998(xviii)............           --              --        315,000             --
  10% secured promissory
     note due June
     1997(xix)..............           --              --             --        885,000
  12% secured convertible
     note due November
     1999(xx)...............      200,000              --             --             --
  12% secured convertible
     note due November
     2002(xxi)..............    3,262,300              --             --             --
                               ----------      ----------     ----------     ----------
                               $4,387,200      $2,305,000     $4,889,600     $3,762,900
                               ==========      ==========     ==========     ==========

                        TEAM COMMUNICATIONS GROUP, INC.

     On January 30, 1999, the Company sold $850,000 principal amount of 8% convertible debentures and 85,000 warrants. On March 16, 1999, the Company sold $500,000 principal amount of 8% convertible debentures and 50,000 warrants. These convertible debentures have the same terms for conversion. The conversion price for each debenture will be the lesser of a) 90% of the average per share market value for five consecutive days prior to the Initial Closing date or b) 85% of the per share market value for the trading day having the lowest per share market value during the five trading days prior to the conversion date. If not otherwise converted, the debentures mature on January 27, 2002, and March 15, 2002, respectively. These beneficial conversion features are included in additional paid in capital. The related discount is amortized over the life of the note using the effective interest method. Debentures representing $850,000 principal amount were converted to equity in May 1999. The Company recognized a $248,200 extraordinary loss as a result of the conversion of these notes. The extraordinary loss consisted of the write-off of the associated debt discount.

     On April 7, 1999, the Company sold an additional $500,000 principal amount of 8% convertible debentures and 50,000 warrants. These debentures have the same terms as described above and mature, unless converted prior, on March 30, 2002.

     In 1998, the Company recognized a $69,500 extraordinary loss as a result of the early redemption of certain notes. The extraordinary loss consisted of the write-off of the associated debt discount, net of income tax benefits of $37,500. These beneficial conversion features are included in additional paid in capital. The related discount is amortized over the life of the note using the effective interest method.

          (i) During February - June 1996, the Company participated in a private placement offering. The Company sold 18 placement units to the following investors: Matthew and Barbara Geisser, Central Scale Co., Vijaya Kani Rehala, Vijay-Kumar Rekhala, M.D., United Congregation Mesorah, Samuel Marinelli, Mildred Geiss, Jon Kastendieck, Bank Leumi-Affida Bank, Cooperative Holding Corporation, Aaron Wolfson, Abraham Wolfson, Arielle Wolfson, and LEVPOL. Each unit consisted of a $50,000 note payable with interest of 12% per annum, compounded quarterly, and 6,408 Common Stock Purchase warrants. The accrued interest balance was $122,900 at December 31, 1998. Each warrant entitles the holder to buy one share of common stock at an exercise price of $0.43. The warrants are exercisable commencing two business days following the effective date of the registration statement relating to an initial public offering, July 29, 1998, and terminating on the July 29, 2001. Through this private placement, the Company raised $900,000 and issued 115,351 warrants. Principal and interest were due no later than July 15, 1998, $675,000 was redeemed at the initial public offering. The remainder of the noteholders extended the maturity date to August 1999. The notes are secured by substantially all of the assets of the Company. The fair value of the notes and the carrying amount and fair value of the associated warrants were determined by the market rate, approximately 25%, based upon management's estimate of its borrowing rate in an arm's length transaction for a financial instrument of this risk. The notes were discounted at this market rate. The value of the warrants amounted to $162,000 and is included in paid in capital. In August 1999, the Company repaid the principal and interest (unaudited).

          (ii) During June - October 1996, the Company participated in a second private placement offering. The Company sold 19.5 placement units to the following investors: Wellington Corporation, Crescent Capital Company, LLC, Arthur Steinberg IRA Rollover, Robert Steinberg IRA Rollover, Robert Ram Steinberg, A Partnership, Von Graffenried AG, Alpha Ventures, Tuch Family Trust, Third World Trust Company LTD., Alfred Ross, Fred Chanowski, Allen Goodman, Felix Paige, Rogal America, Mark Levine, Joseph Sullivan, Robert Gopen, Colony Financial Services, John Carberry, Daniel and Thalia Federbush, and Michael Berlin. Each unit consisted of a $50,000 senior convertible note payable with interest of 10% per annum, compounded quarterly, and 4,272 Common Stock Purchase warrants.

          The notes are convertible at their principal amount into common stock of the Company at any time one year after the initial public offering, July 29, 1998, through maturity at the conversion price of $5.00 per share subject to adjustment in certain circumstances. Each warrant entitles the holder to buy one

                        TEAM COMMUNICATIONS GROUP, INC.

     share of common stock at an exercise price of $0.43. The warrants are exercisable commencing two business days following the effective date of the registration statement relating to an initial public offering, July 29, 1998, and terminating on July 29, 2001. As of December 31, 1996, the Company raised $975,000 and issued 83,308 warrants. Principal and interest were due no later than July 15, 1998 and $679,000 was redeemed at the initial public offering. The remainder of the noteholders extended the maturity date to August 1999. The accrued interest balance was $108,500 at December 31, 1998. The notes are secured by substantially all of the assets of the Company. The carrying amount and fair value of the notes and associated warrants were determined by the market rate, approximately 25%, for a financial instrument of this risk. The notes were discounted at this market rate. The value of the warrants amounted to $381,928 and is included in paid in capital. These notes were repaid in August 1999 (unaudited).

          (iii) During January 1997, the Company participated in a third private placement offering. The Company sold 19.4 units to the following investors:
     Alan Parness, Arab International Trust Co., Duck Partners, LP, Gary and Paula Wayton, Michael Rosenbaum, RMK Financial LLC, Robert Bain, Robert Frankel, Roger Triemstra, Roland McAbee, Swan Alley Limited, and Van Moer Santerr & Cie. Each unit consisted of a $50,000 senior note payable with interest of 10% per annum, payable at six month intervals, and 10,000 Common Stock Purchase warrants. In 1998 $889,000 was repaid. The maturity date of the notes is August 1999. Each warrant entitles the holder to buy one share of common stock at an exercise price of $0.97. The warrants are exercisable commencing two business days following the effective date of the registration statement relating to an initial public offering and terminating on the third anniversary of that date. As of September 30, 1997, the Company raised $969,000 and issued 193,870 warrants. The accrued interest balance was $41,100 at December 31, 1998. The notes are secured by substantially all of the assets of the Company. The carrying amount and fair value of the notes and associated warrants were determined by the market rate, approximately 25%, for a financial instrument of this risk. The notes were discounted at this market rate. The value of the warrants amounted to $286,797 and is included in paid-in capital.

          (iv) In April 1996, the Company entered into a $500,000 promissory note with South Ferry #2, L.P., an outside investor, to finance a television program. The note accrues interest at 10% per annum and is due on August 20, 1999, as amended. At the initial public offering, $250,000 was repaid. The accrued interest balance was $124,200 at December 31, 1998. The note is secured by certain assets and rights associated with the television program. There were 29,906 warrants (exercisable at $0.43 per warrant) issued in connection with this note. The fair value of the note was estimated using discounted cash flow methods based on the Company's borrowing rates, approximately 25%, for similar types of borrowing arrangements with comparable terms and maturities. In August 1999, the Company repaid $125,000 of the principal and extended the remaining $125,000 to November 23, 1999 (unaudited).

          (v) In September 1996, the Company entered into a $150,000 unsecured promissory note with Time Life to repay an advance provided to the Company in October 1995. The note bears interest at 11% per annum from October 1995 and required payments such that the note would be repaid by March 31, 1997. As of December 31, 1998, there was $29,700 of accrued interest. During 1997, the Company made a $10,000 principal payment. During 1996, the Company made a $30,250 payment, of which $15,125 was applied to the principal balance, and $15,125 was applied to accrued interest. The holder of the note has not filed a notice of default and the Company is negotiating an extension of the payment terms.

          (vi) In March 1998, the Company obtained a loan in the amount of $150,000 from Arab Commerce Bank, which carries interest at 12% per annum and matured on April 1, 1999. As of December 31, 1998 there was accrued interest of $13,800. The note is secured by substantially all the assets of the Company. This note was paid in full in June 1999 (unaudited).

                        TEAM COMMUNICATIONS GROUP, INC.

          (vii) In March 1998, the Company obtained a loan in the amount of $150,000 from Nick Kahla, which carries interest at 12% per annum and matures on March 16, 1999. As of December 31, 1998, there was accrued interest of $14,100. The note is secured by substantially all the assets of the Company. The Company is currently negotiating with Nick Kahala to pay off this note.

          (viii) Between March 1998 and May 1998, the Company arranged $650,000 in short-term loans. $300,000 was repaid at the initial public offering. These loans bear an interest rate of 12%, and $100,000 matured in March 1999 and $250,000 matured in April 1999. At December 31, 1998, the accrued interest was $29,400. These notes have been paid in full in June 1999 (unaudited).

          (ix) In May 1998, the Company obtained a loan in the amount of $115,000 from the High Bridge Fund. The loan includes a $15,000 loan origination fee and begins to accrue interest at 18% per year if the loan goes into default. At December 31, 1998, the accrued interest was $2,000. The loan was repaid in August 1999 (unaudited).

          (x) In May and June 1998, the Company arranged with nine parties for $375,000 of long term loans. The loans mature January 2000. Of the $375,000, there are two loan origination fees, one for $8,000 and one for $8,500. Two notes are convertible at their principal and interest amount into common stock of the Company at any time through maturity at the conversion price of 50% of the current per share market value. One note is convertible at its principal and interest amount into common stock of the Company at the conversion price of 75% of the current per share market value. These conversion features were valued at $62,500 and included in paid in capital. The resulting discount on the notes payable is amortized over the life of the note using the effective interest method. At December 31, 1998, $284,100 principal amount remained outstanding. The loans accrue interest at 12% per annum. As of December 31, 1998, there was accrued interest of $22,700. This loan was repaid in full in July 1999 (unaudited).

          (xi) In July 1998, the Company arranged a loan for $340,000. The loan matures August 1999. The loan bears an interest rate of 16% per annum. At December 31, 1998, $30,000 principal amount remained outstanding. As of December 31, 1998, there was accrued interest of $11,100. The loan was repaid in August 1999 (unaudited).

          (xii) On December 29, 1998, the Company arranged a loan for $250,000. The loan accrues interest at 10% per annum. The loan matured on March 31, 1999. This note has been paid in full in August 1999 (unaudited).

          (xiii) In May, June and July 1999, the Company sold notes for $350,000. These notes mature in November 1999 and bear an interest rate of 12% (unaudited).

          (xiv) In January 1996, the Company entered into an agreement with AMAE Ventures, an outside investor. The Company received $322,000 in exchange for (i) a convertible secured promissory note, convertible into 3% of the Company's outstanding stock on a fully diluted basis through an initial public offering, and (ii) the transfer from the principal shareholder of 4% of the Company's issued and outstanding stock on a fully diluted basis through an initial public offering. The note accrues interest at 12% per annum and is due July 15, 1998. The accrued interest balance was $121,000, $93,000 and $36,200 at March 31, 1998, December 31, 1997 and December 31,
     1996, respectively. The fair value of the note and carrying value and fair value of the associated shares were determined by the market rate for a financial instrument of this risk. This note was converted to equity in August 1998.

          (xv) In November 1996, the Company entered into a $300,000 promissory note with Affida Bank. The note bears interest at 8% per annum, compounding quarterly, and is due the sooner of an initial public Offering or July 15, 1998. The accrued interest balance was $34,200, $8,500, $27,700, and $2,800 at March 31, 1998, December 31, 1997 and December 31, 1996, respectively. The note is secured by substantially all of the assets of the Company. There were 25,634 Common Stock Purchase warrants issued in connection with this note. Each warrant entitles the note holder to buy one share of common stock at an exercise price of $.43. The warrants are currently exercisable and terminate on the earlier to

                        TEAM COMMUNICATIONS GROUP, INC.

     occur of the third anniversary of the effective date of an initial public offering or June 30, 2000. The note is secured by substantially all of the assets of the Company. The carrying amount and fair value of the notes and associated warrants were determined by the market rate, approximately 25%, for a financial instrument of this risk. The notes were discounted at this market rate. The value of the warrants amounted to $66,000 and is included in paid in capital. This note was paid in full in August 1998.

          (xvi) In December 1996, the Company entered into a $150,000 promissory note with Phillip Tewel. The note bears interest at 10% per annum, compounding quarterly, and was due the sooner of an initial public offering or July 15, 1998. The accrued interest balance was $20,100, $16,050, and $400 at March 31, 1998, December 31, 1997 and December 31, 1996,
     respectively. The note is secured by substantially all of the assets of the Company. There were 29,191 Common Stock Purchase warrants issued in connection with this note. Each warrant entitles the note holder to buy one share of common stock at an exercise price of $.43. The warrants are currently exercisable and terminate on the earlier to occur of the third anniversary of the effective date of an initial public offering or June 30, 2000. The note is secured by substantially all of the assets of the Company. The carrying value of the warrants amounted to $26,500 and is included in paid-in capital. This note was paid in full in August 1998.

          (xvii) In June 1997, the Company entered into a $650,000 secured promissory note with Alliance. The note bears interest at the prime rate plus one per cent per annum from June 1996 and required payments such that the note, as amended, would be repaid by July 15, 1998. As of March 31, 1998 and December 31, 1997 there was $50,800 and $34,500, respectively of accrued interest. The note is secured by all the television rights and interest owned with regards to the "Total Recall" project. This note was paid in full in August 1998.

          (xviii) In December 1997, the Company obtained a loan in the amount of $315,000 from Venture Management Consultants LLC ("VMC"), which carries interest at 12% per annum, and matures at the earlier of the closing of the offering or July 15, 1998. As the loan was not repaid in full by February 15, 1998, the Company is required to pay VMC an additional $15,000. Included in the principal balance is a $15,000 loan origination fee. As of December 31, 1997 there was accrued interest of $2,000. As of March 31, 1998, $50,000 of the principal under this note has been repaid. The note is secured substantially by all the assets of the Company. This note was paid in full in August 1998.

          (xix) In July 1996, the Company entered into a $1,200,000 promissory note with 3 outside investors, ACA Equities, D&M Investments and Gilbert Karsenty, to acquire the television rights to "Total Recall." The note accrued interest at 10% per annum. As of March 31, 1998 and December 31, 1997, there had been $1,200,000 repaid in respect to this debt. As of December 31, 1996 there had been $315,000 repaid in respect to this debt. The accrued interest balance was $83,100 at March 31, 1998 and December 31, 1997 and $47,800 at December 31, 1996. There were 53,403 shares of common stock issued in connection with the origination of this debt and 21,362 warrants (exercisable at $0.43 per warrant) were issued to extend the loan. The outside investors are also entitled to 15% of any net profits earned from the exploitation of these rights. The fair value of the notes was estimated using discounted cash flow methods based on the Company's borrowing rates, approximately 25%, for similar types of borrowing arrangements with comparable terms and maturities. These notes were paid off in 1997.

          (xx) In July 1999, we arranged for a short term loan of $1,200,000 for production and distribution activities. The loan matures on November 30, 1999 and accrues interest at 12% per year. If the loan is not repaid by November 30, 1999, the principal and all accrued and unpaid interest convert into shares of our common stock at the lesser of 85% of the market price on the date of issuance or 110% of the current market price when converted. As of November 10, 1999 we have repaid the full $1,200,000 of this note (unaudited).

          (xxi) On August 5, 1999, the Company completed a $4,000,000 financing in anticipation of the Company's public offering in Germany this fall. The Note bears interest at 12% per annum and matures

                        TEAM COMMUNICATIONS GROUP, INC.

     November 30, 2002. The Note is subordinate to any of the Company's bank financing or senior debt. All or part of the unpaid principal amount may be converted into shares of Common Stock at the holder's option any time after November 30, 1999. The conversion price is the lesser of 120% of the average per share market price for five consecutive trading days prior to August 5, 1999 or 88% of the per share market price for the three days with the lowest per share market price during the twenty-five days prior to conversion. Connected with this financing, the Company sold 340,000 warrants to purchase Team common stock at $6.50, which is 105% of the five-day average closing price prior to the closing of the financing (unaudited).

NOTE 9 -- GEOGRAPHIC INFORMATION:

     The Company operates in a single industry segment, the development, production and distribution of television programming. All of the Company's operations are conducted in the United States.

     A summary of the Company's revenues by geographic area is presented below:

                            SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                1999            1998            1998           1997           1996
                            -------------   -------------   ------------   ------------   ------------
                             (UNAUDITED)     (UNAUDITED)
North America.............   $ 3,504,400     $6,336,900     $ 9,844,500     $1,483,600     $2,221,900
Europe....................     8,675,000             --              --        307,100      1,332,900
South America.............       645,900      1,705,000       1,351,800      3,798,900        732,400
Asia......................       448,000      1,424,900       1,412,900        136,000      1,306,500
Australia and Africa......            --             --         972,700      1,250,000        156,100
                             -----------     ----------     -----------     ----------     ----------
Total.....................   $13,273,300     $9,466,800     $13,581,900     $6,975,600     $5,749,800
                             ===========     ==========     ===========     ==========     ==========

NOTE 10 -- STOCK OPTION PLANS:

     The Company has established stock option plans for its employees and consultants (the "1995 Stock Option Plan") and for its non-employee directors (the "1995 Stock Option Plan for Non-Employee Directors").

     The 1995 Stock Option Plan allows for options (including Incentive Stock Options) to be granted to employees and consultants at less than fair market value at date of grant. These options may be immediately exercisable and expire over a period determined by the Stock Option Committee of the Board of Directors (the "Committee"). The Committee is comprised of two members of the Board of Directors. The total number of options available to grant under this plan is 270,000.

     The 1995 Stock Option Plan for Non-Employee Directors allows for a set number of immediately exercisable options to be granted at fair market value to non-employee members of the Board of Directors. The total number of options available to grant under this plan is 67,500. There were no options granted exercised, forfeited, expired or outstanding pursuant to the Director Plan for the year ended December 31, 1998.

                        TEAM COMMUNICATIONS GROUP, INC.

     A summary of the Key Employee Plan as of and for the periods December 31, 1998, December 31, 1997 and December 31, 1996, is presented below:

                                                                 WEIGHTED AVERAGE
                  KEY EMPLOYEE PLAN                    SHARES    EXERCISED PRICE
                  -----------------                    -------   ----------------
Outstanding as of January 1, 1996....................       --        $  --
Granted..............................................   35,000         1.14
  Exercised..........................................       --           --
  Forfeited/Expired..................................       --           --
                                                       -------
Outstanding as of December 31, 1998, December 31,
  1997 and December 31, 1996.........................   35,000
                                                       =======
Weighted-average fair value of options outstanding...  $  1.14
                                                       =======

     The following table summarizes information about options outstanding at December 31, 1998, 1997 and 1996:

                                     SHARES EXERCISABLE AT
                                      DECEMBER 31, 1998,
                                      DECEMBER 31, 1997,          DATE
     TOTAL SHARES   EXERCISE PRICE   AND DECEMBER 31, 1996   OPTIONS EXPIRE
     ------------   --------------   ---------------------   --------------
        30,000          $1.00               10,000            July 1, 2006
         5,000          $2.00                5,000            June 6, 2006
        ------                              ------
        35,000                              15,000
        ======                              ======

     The Company has elected, as permitted by SFAS No. 123, "Accounting for Stock Based Compensation", to account for its stock compensation arrangements under the provisions of APB No. 25, "Accounting for Stock Issued to Employees". Accordingly, because the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net income and earnings per share is required by SFAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of such pronouncement. The fair value for these options was estimated at the date of grant using the binomial option pricing model with the following weighted average assumptions: risk-free interest rate of 6.33%, no dividend yield, expected lives of two and a half years, and volatility of 0%.

     For purposes of pro forma disclosure, the estimated fair value of the options is zero, hence neither pro forma net income nor earnings per share are presented.

     In January 1997, the Company's shareholders voted to freeze the 1995 Stock Option Plans and adopt two new plans, the Team Communications Group, Inc. Stock Awards plan (the "1996 Employee Plan") and the Team Communications Group, Inc. Directors' Stock Option Plan (the "1996 Director's Plan").

     The 1996 Directors Plan allows Directors who are not employees of the Company, on the effective date of an initial public offering and each annual anniversary thereof, to receive options to purchase 2,500 shares. The option price per share of Common Stock purchasable upon exercise of such stock options shall be 100% of the fair market value on the date of grant. Such options shall be exercisable immediately on the date of grant by payment in full of the purchase price in cash. The aggregate number of shares of Common Stock that may be granted pursuant to the 1996 Directors Plan is 20,000.

     The aggregate number of shares of Common Stock that may be granted under the 1996 Employee Plan is 180,000. The Employee Plan provides for the authority by the Employee Plan Committee to grant ISO's to any key employee of the Company or any affiliate of the Company and to determine the terms and conditions

                        TEAM COMMUNICATIONS GROUP, INC.

of each grant, including without limitation, the number of shares subject to each ISO. The ISO exercise price will also be determined by the Committee and will not be less than the fair market value of the Common Stock on the date of grant. The exercise price will not be less than 110% of such fair market value and the exercise period will not exceed five years if the participant was the holder of more than 10% of the Company's outstanding voting securities.

NOTE 11 -- SUBSEQUENT EVENTS (UNAUDITED):

     On October 1, 1999, the Company completed the purchase of Dandelion Distribution Ltd., a 20 year old United Kingdom based television production and distribution company, for $2,500,000 in cash and 386,847 shares of the Company's common stock for an aggregate value of $5,000,000. The Company may also be required to pay an additional $250,000 if the shares of common stock delivered as part of the purchase price do not have a market value of at least $3,000,000 on October 1, 2001.

     On October 5, 1999, the Company completed a $4,000,000 financing with Gontard & MetallBank AG. The Note bears interest at 10% per annum and matures on the earlier of the completion of this offering or December 31, 1999.

NOTE 12 -- GOING CONCERN:

     The Company's financial statements for the nine months ended September 30, 1999 and 1998 and the years ended December 31, 1998, December 31, 1997 and December 31, 1996, have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company expects to incur substantial expenditures to produce television programs and/or acquire distribution rights to television programs produced by third parties. The Company's working capital plus limited revenue from the licensing of its current inventory of television programs will not be sufficient to fund the Company's ongoing operations, including completing projects that the Company is contractually required to develop or produce.

     Management recognizes that the Company must generate additional resources to enable it to continue operations. Management's plans include the sale of additional equity securities. However, no assurance can be given that the Company will be successful in raising additional capital. Further, there can be no assurance, assuming the Company successfully raises additional equity, that the Company will achieve profitability or positive cash flow.

------------------------------------------------------
------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    1
Risk Factors..........................    5
Use of Proceeds.......................   12
Dividend Policy.......................   12
Selected Consolidated Financial
  Data................................   13
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   20
Business..............................   25
Management............................   33
Security Ownership of Certain
  Beneficial Owners and Management....   37
Certain Relationships and Related
  Transactions........................   38
Selling Shareholders..................   43
Description of Securities.............   45
Shares Eligible for Future Sale.......   50
Legal Matters.........................   50
Experts...............................   51
Additional Information................   51
Index to Consolidated Financial
  Statements..........................  F-1

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                                1,629,334 SHARES
                                  COMMON STOCK
                              TEAM COMMUNICATIONS
                                  GROUP, INC.
                            ------------------------

                                   PROSPECTUS
                            ------------------------

                               NOVEMBER   , 1999

------------------------------------------------------
------------------------------------------------------

                                    PART II

EXHIBITS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Directors of the Company are presently entitled to indemnification as expressly authorized under Section 317 of the California General Corporation Law ("Section 317") and the Bylaws of the Company (which generally authorize the Company to indemnify its Agents where such indemnification is authorized by
Section 317). Section 317 provides a detailed statutory framework covering indemnification of any agent of a corporation who is threatened to be made a party to any legal proceeding by reason of his or her actions on behalf of the corporation.

     Article 5 of the Company's Articles of Incorporation (Exhibit 3.1) provides that a director will not be liable for monetary damages arising out of the director's breach of his or her fiduciary duties to the Company and the shareholders to the fullest extent permissible under the California law. Liability for breach of a director's fiduciary duty arises when the director has failed to exercise sufficient care in reaching decisions or otherwise attending to his responsibilities as a director and in other circumstances. Article V does not eliminate these duties; it only eliminates monetary damage awards occasioned by a breach of these duties. Accordingly, a breach of fiduciary duty is still a valid basis for a suit seeking to stop a proposed transaction from occurring. However, after a transaction has occurred, the shareholders do not have a claim against directors for monetary damages based on a breach of fiduciary duty, even if that breach involves negligence on the part of the directors. Additionally, as a practical matter, equitable remedies such as rescission may not be available after a transaction has already been consummated or in other circumstances.

     The Company intends to enter into indemnification agreements with the Company that attempt to provide the maximum indemnification allowed under the California law. The Indemnification Agreements will make mandatory indemnification which is permitted by California law in situations in which the Indemnitee would otherwise be entitled to indemnification only if the Board of Directors, the Shareholders, independent legal counsel retained by the Company or a court in which an action was or is pending made a discretionary determination in a specific case to award such indemnification. However, in part because the California law was only recently enacted, the extent to which the indemnification permitted by the California law may be expanded by indemnification agreements is unsettled and has yet to be the subject of any judicial interpretation.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the issuance and distribution of the securities being registered are as follows (estimated except as noted):

SEC registration fee........................................  $
NASDAQ filing fee (estimate)................................
Printing and engraving expenses (estimate)..................
Legal fees and expenses (estimate)..........................
Accounting fees and expenses (estimate).....................
Miscellaneous...............................................
                                                              -----------
          Total.............................................  $
                                                              ===========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     1. A loan in the principal amount of $322,000 was made in January 1996 from AMAE Ventures, an affiliate of Mr. Wolfson, which was used by the Company for general overhead purposes and bears interest at 12%. This note is due on the earlier to occur of July 15, 1998 or the closing of the Offering. The holder of such note has the right to convert the principal amount into 3% of the Company's Common Stock on a fully diluted basis through the completion of the Offering, and has indicated that it intends to convert such note.

     2. Mr. Cayre and Mr. Levin have agreed, subject to documentation, that as of the closing of the Offering, Mr. Cayre will receive payment of $250,000 in respect of the amounts owed to him, and the remaining debt, subject to adequate collateralization (which may include cash collateral) shall be extended until July 15, 1998. Subject to the foregoing, Mr. Levin and Mr. Cayre have also agreed to restructure Mr. Cayre's investment in the Company. Mr. Cayre agreed that upon the closing of the Offering, Mr. Cayre's interest in the Company would be reduced to 164,874 shares of the Company's Common Stock by transferring to Mr. Levin 195,774 shares of the Company's Common Stock held by Mr. Cayre. In February 1996, in connection with a prior restructuring of this indebtedness, Mr. Cayre received options to purchase 48,743 shares of Common Stock of $.43 per share.

     3. In June 1996, South Ferry #2, L.P., an entity controlled by Mr. Wolfson's brother, advanced to the Company the sum of $500,000 in respect of LoCoMoTioN in consideration of which such entity received options to acquire 29,906 shares of Common Stock at $.43 per share. This loan bears interest at 10% and is due on the earlier to occur of July 15, 1998 or the closing of the Offering.

     4. The Chana Sasha Foundation, an entity controlled by Mr. Wolfson, extended the Company a $400,000 line of credit on a secured basis in November 1996, which credit line has been used and subsequently repaid by funds from the Company's operations In October 1996, Mr. Wolfson extended the Company approximately $400,000 of credit on a secured basis, which credit line has been used and subsequently repaid by funds from the Company's operations. Mr. Wolfson received 6,408 shares of the Company's Common Stock with respect to such extension of credit.

     5. The July 1996 proceeds from the sale of the note in the Total Recall Financing was used to acquire the rights to produce a television series based on the motion picture "Total Recall." This note, which was sold to ACA Equities, D&M Investments and Gilbert Karsentry, was secured by the Company's underlying rights to the "Total Recall" series, bore interest at 10%. In addition, the holders of this note received an aggregate of 53,403 shares of common stock, warrants to acquire 14,954 shares of Common Stock at an exercise price of $.43 and a 13% net profit participation in the Company's interest in the series. As of the date hereof, $1,200,000 has been repaid in respect to this obligation. Mr. Wolfson received 8,544 shares of the Company's Common Stock and 2% of the net profits of the series with respect to the Total Recall Financing.

     6. The Company commenced two private placements under Rule 506 of Regulation D of its Secured Notes in February and in May, 1996. In February 1996, the Company sold to 14 accredited investors $900,000 in principal amount of secured promissory notes which bear interest at 12% and are due upon the earlier to occur of the closing of the Offering or July 15, 1998. These notes were sold to the following investors: Matthew and Barbara Geisser, Central Scale Co., Vijaya Kani Rehala, Vijay-Kumar Rekhala, M.D., United Congregation Mesorah, Samuel Marinelli, Mildred Geiss, Jon Kastendieck, Bank Leumi-Affida Bank, Cooperative Holding Corporation, Aaron Wolfson, Abraham Wolfson, Arielle Wolfson, and LEVPOL. Between June and November 1996, the Company sold to 22 accredited investors $975,000 in principal amount of secured notes which bear interest at 10% and are due at the earlier of this Offering or July 15, 1998. These notes were sold to the following investors: Wellington Corporation, Crescent Capital Company, LLC, Arthur Steinberg IRA Rollover, Robert Steinberg IRA Rollover, Robert Ram Steinberg, A Partnership, Von Graffenried AG, Alpha Ventures, Tuch Family Trust, Third World Trust Company LTD, Alfred Ross, Fred Chanowski, Allen Goodman, Felix Paige, Rogal America, Mark Levine, Joseph Sullivan, Robert Gopen, Colony Financial Services, John Carberry, Daniel and Thalia Federbush, and Michael Berlin. An aggregate of 198,659 warrants to purchase a like number of shares of Common Stock at an exercise price of $.43 per share were issued in connection with such private placements. The holders of these notes have waived all conversion rights with respect thereto.

     7. During 1996, the Company issued 21,362 warrants (10,681 to William Nesmith and 10,681 to Michael Sposato) exercisable at $1.07, 20,934 warrants exercisable at $0.43 to Bristol Capital, 33,000 warrants, 13,000 of which were issued at $1.00 and 20,000 of which were issued at $2.50, to Joseph Farber and 2,349 warrants exercisable at $0.43 to Robert Dorfman. The Company also issued to Bristol Capital 2,777 shares of Common Stock. The warrants and shares were issued in connection with consulting services provided to the Company, such services relating primarily to advice regarding obtaining additional financing and the structuring of securities issued by the Company, none of which were directly or indirectly related to the Offering. The Company recognized $5,000 in compensation related to these warrants during the year ended December 31, 1996. In 1995, the Company issued 10,000 warrants exercisable at $1.00 to Bruce P. Vann, Esq., for his services as legal counsel to the Company.

     8. In October 1996, the Company obtained a loan from Affida Bank in the amount of $300,000 and, in connection therewith, issued warrants to acquire 29,191 shares of Common Stock at an exercise price of $.97 per share.

     9. In January, February and March 1997, the Company completed the sale of $969,000 of convertible secured notes to 13 accredited investors (the "February 1997 Notes") pursuant to Rule 506 of Regulation D as promulgated under the Securities Act. Each of the foregoing notes are secured, pro-rata and pari passu, by liens on substantially all of the Company's assets, except that the February 1997 Notes are junior to the prior notes. An aggregate of 193,970 warrants to purchase a like number of shares of Common Stock at an exercise price of $1.00 per share were issued in connection with such placements. The February 1997 Notes were sold to the following investors: Alan Parness, Arab International Trust Co., Duck Partners, LP, Gary and Paula Wayton, Michael Rosenbaum, RMK Financial LLC, Robert Bain, Robert Frankel, Roger Triemstra, Roland McAbee, Swan Alley Limited, and Van Moer Santerr & Cie.

     10. In March, April and May, 1998 the Company arranged for short term loans of $1,642,000 from eight accredited investors. The notes issued pursuant to such loans were sold to the following investors: HighBridge Fund Ltd., Nick Kahla, David Tresley, Arab Commerce Bank, Charles Santerre, Philippe de Cock de Rameyen, Anders Ulegard and Kevodrew Realty Inc.

     11. In May, June and July 1998, the Company arranged for loans from 10 parties of an aggregate of $715,000 for specific production financing. The notes pursuant to such loans were sold to the following investors: Charles E. and Ada
M. Miller Trust, Donald E. Stuck and Phyllis T. Stuck, Ryo & Jean S. Komae Marital Trust U/A dated 11/14/91, Claudio Nessi, Carter Family Trust, MacAlister Credit Trust U/A/D 11/25/88, Miyamoto Investment, Dr. Richard Bardowell, Sandel Products and Chase Financing, Ltd.

     12. Between September 1998 and January 1999 we issued 483,000 shares of our common stock to the following individuals and entities: (i) 59,000 shares to Delbert Reedy pursuant to the conversion of a certain promissory note, dated May 29, 1998, in the amount of Fifty Thousand Dollars ($50,000); (ii) 59,000 shares to the Carter Family Trust, pursuant to the conversion of a certain promissory note, dated May 29, 1998, in the amount of Fifty Thousand Dollars ($50,000);
(iii) 31,000 shares to Claudio Nessi pursuant to a certain promissory note, dated June 18, 1998, in the amount of Fifty Thousand Dollars ($50,000); (iv) 1,000 shares for Dr. Michael Berlin in connection with certain accommodations made by Dr. Michael Berlin; and (v) 80,000 shares to Marathon Consulting, Inc., 30,000 of which were issued in connection with a consulting agreement dated May 1, 1999, and 50,000 of which were assigned by an affiliate, Investor Relations Services, Inc., who had the right to receive such shares pursuant to a consulting agreement dated as of November 17, 1998 and (vi) 283,000 shares to Infusion Capital Investment Corporation, in connection with a consulting agreement, dated as of November 17, 1998.

     13. During 1998, we granted warrants to purchase our common stock to the following individuals and entities for services provided to us: (i) 22,000 and 10,000 warrants, respectively, to Mansion House International and Danny Chan, respectively, exercisable at $2.75 per share, (ii) 5,000 warrants to Hedblom Partners, exercisable at $3.50 per share, (iii) 200,000 warrants to Glen Michael Financial; 100,000 exercisable at $1.62 per share, 75,000 exercisable at $3.00 per share and 25,000 exercisable at $3.25 per share, and (iv) 10,000 warrants to Ralph Olsen, exercisable at $2.00 per share. In addition, we granted (x) 121,000 and 10,000 warrants, respectively, to Chase Financial Limited and Robert Herskowitz, respectively, exercisable at $1.62 per share and (y) an aggregate of 20,000 warrants, 5,000 each to Investor Relations Services, Aurora Holdings, Amber Capital and Affiliated Services, respectively, in connection with debt that was raised.

     14. In January and March 1999, the Company sold to the following 5 investors: Austinvest Anstalt Balzers, Esquire Trade & Finance Inc., Amro International, S.A., Nesher Inc., and VMR Luxembourg, S.A., 1,850,000 of 8% convertible debentures and warrants to purchase up to 185,000 shares of common stock. The holders of $1,000,000 of the debentures have indicated they intend to convert their debentures into common stock. All of the debentures are convertible into shares of common stock at the option of the holder at any time after their purchase. The conversion price for each debenture in effect on any conversion date will be the lesser of (A) an amount equal to 90% of the average per share market value for five consecutive trading days immediately prior to the initial closing date or (B) an amount equal to 85% of the per share market value for the trading day having the lowest per share market value during the five trading days prior to the conversion date. Purchasers effect conversions by surrendering the debentures to be converted to the Company, together with the form of conversion notice attached thereto. If not otherwise converted, the debentures mature three years from their original issue date. The warrants are exercisable at an exercise price equal to 110% of the per share market value as of the last trading day prior to the date of the issuance of the warrants. This price, which is subject to adjustment in the event of certain dilutive events, was $1.96 and $2.56, respectively, at the closing dates. The warrants expire three years after their date of issuance. Pursuant to the terms of purchase agreements and the related registration rights agreements, the Company is obligated to file a registration statement with respect to the shares issuable upon conversion of the debentures and the shares issuable upon exercise of the warrants within 75 days of the initial closing date.

     In June 1999, four of the debenture holders purchased an additional 175,000 shares of common stock for an aggregate of $700,000.

     15. In July 1999, the Company arranged for a short term loan from VMR Luxembourg, S.A., of $1,200,000 for production and development.

     16. In May and July 1999 we sold to three investors: Stellar Group Inc., Chun Sing Investment Limited and Dr. Michael Berlin, $350,000 of 12% debentures and warrants to purchase up to 35,000 shares of common stock at $7.61 per share.

     17. On June 30, 1999, we sold 57,000 shares of common stock to Anders Ulegard for $114,000 and 112,534 shares of common stock to Van Moer Santerre & Cie for $281,335.

     18. On August 5, 1999, we sold to Hudson Investors, LLC, $4,000,000 of 12% convertible debentures and warrants to purchase 340,000 shares of common stock at $7.00 per share. Pursuant to an amendment, dated as of November 1, 1999, the exercise price was reduced to $6.50.

     19. On August 9, 1999, we sold 500,000 shares of common stock to Gontard & MetallBank AG for $2,000,000.

     20. On August 18, 1999, we issued to Program Power Entertainment and Swan Alley Limited, respectively, 1,000 and 20,000 shares of common stock, respectively, pursuant to the settlement of their respective lawsuits. Also on August 18, 1999, we issued to Premier Acquisition Corp., and DMT Technologies, Inc., respectively, 97,000 and 3,000 shares of common stock, respectively, pursuant to the settlement of certain disputes they had with us. We also sold to Investor Resource Services, Inc., 104,000 of common stock for $208,000.

     21. On July 29, 1999, the Company sold 64,800 shares of common stock to Arab Commerce Bank for $162,000.

     22. On September 27, 1999, the Company, pursuant to court order, issued 30,000 shares to Venture Management Consultants LLC.

     23. On September 29, 1999 we arranged for a $4,000,000 bridge loan from Gontard & MetallBank AG.

     24. On October 20, 1999, the Company sold 10,000 shares of common stock to Ivonne Altagracia Medrano Gongalez for $30,000 and 20,000 shares of common stock to Cantor GbR for $60,000.

     25. On November 12, 1999, the Company sold 175,000 shares of common stock to Arbora Vermogensverwaltungen AG for $700,000.

     26. On October 29, 1999, the Board of Directors approved the issuance of warrants to Ocean Marketing to purchase 100,000 of common stock; 50,000 at an exercise price of $3.50 per share and 50,000 at an exercise price of $4.00 per share, for consulting services.

     27. We have granted to Michael Jay Solomon and Seth Wellenson, 30,000 options to purchase common stock at an exercise price of $2.50 per share for agreeing to serve as members of our Board of Directors. Mr. Wellenson's options were cancelled when he resigned as a director. On March 9, 1999, W. Russell Barry was granted 30,000 options to purchase common stock at an exercise price of $2.00 per share for agreeing to serve as a member of the Board of Directors.

     The above securities were offered by the Registrant in reliance upon an exemption from registration under either (i) Section 4(2) of the Securities Act as transactions not involving any public offering, or (ii) Rule 701 under the Securities Act. No underwriters were involved in connection with the sales of securities referred to in this Item 15.

ITEM 27. (A) EXHIBITS

      3.1 Amended and Restated Articles of Incorporation, as amended(9)
      3.2    By-laws of the Company(1)
      4.1    Form of Warrant Agreement March 1996(1)
      4.2    Form of Warrant Agreement May 1996(1)
      4.3    Form of Warrant Agreement February 1997(1)
      4.4    Gontard & MetallBank AG Promissory Note, dated as of
             September 29, 1999(9)
      4.11   Agreements re LoCoMoTioN Financing with South Ferry #2,
             L.P.(1)
      4.14   Form of Financial Advisory Agreement between National
             Securities Corporation and the Company(1)
      4.15   Specimen Certificate(1)
      4.16   Form of National Securities Corporation's Warrant(1)
      4.18   Form of Promissory Notes(1)
      4.19   Securities Purchase Agreement between the Company and
             Austinvest Anstalt Balzers; Esquire Trade & Finance Inc.;
             Amro International, S.A. and Nesher Inc., dated as of March
             19, 1999(3)
      4.20 Form of Debenture re: Austinvest Anstalt Balzers, dated as of March 19, 1999(3)
      4.21   Form of Warrant re: Austinvest Anstalt Balzers, dated as of
             March 19, 1999(3)
      4.22 Form of Registration Rights Agreement between the Company and Austinvest Anstalt Balzers; Esquire Trade & Finance
             Inc.; Amro International, S.A. and Nesher Inc., dated as of
             March 19, 1999(3)
      4.23   Amendment to Securities Purchase Agreement with Austinvest
             Anstalt Balzers; Esquire Trade & Finance Inc.; Amro
             International, S.A. and Nesher Inc., dated June 28, 1999
             (amends 4.19)(6)
      4.24   Securities Purchase Agreement between the Company and VMR
             Luxembourg, S.A., dated as of February 25, 1999(6)
      4.25   VMR Debenture, dated as of February 25, 1999(6)
      4.26   VMR Warrant, dated as of February 25, 1999(6)
      4.27   VMR Registration Rights Agreement, dated as of February 25,
             1999(6)
      4.28   Securities Purchase Agreement between the Company and VMR
             Luxembourg S.A., dated July 26, 1999(6)
      4.29   VMR Debenture, dated as of July 26, 1999(6)
      4.30   VMR Security Agreement, dated as of July 26, 1999(6)

      4.31   VMR Registration Rights Agreement, dated as of July 26,
             1999(6)
      4.32   Securities Purchase Agreement between the Company and Hudson
             Investors LLC, dated as of August 5, 1999(6)
      4.33 Hudson Investors LLC Registration Rights Agreement, dated as of August 5, 1999(6)
      4.34   Hudson Investors LLC Debenture, dated as of August 5,
             1999(6)
      4.35   Hudson Investors LLC Warrant, dated as of August 5, 1999(6)
      4.36   1999 Stock Option, Deferred Stock and Restricted Stock
             Plan(7)
      5.1    Opinion and Consent of Kelly Lytton Mintz & Vann LLP(11)
     10.1    Agreement with Mel Giniger(1)
     10.2    Agreement with Beyond Distribution PTY. Limited(1)
     10.3    Interpublic Group of Companies Contract(1)
     10.4 Employment Agreement, dated as of August 1, 1999, between the Company and Drew Levin as amended as of October 29, 1999(9)
     10.5 Lease between the Company and TCW, amended as of March 20, 1998(1)
     10.6    Agreement with Alliance Production Ltd. re Total Recall(1)
     10.7    Interpublic -- Team Co-financing Agreement(1)
     10.8    Miramax Term Sheet(1)
     10.9    Agreement with Leucadia Film Corp.(1)
     10.10   Agreement with DD Video, dated August 2, 1999(9)
     10.11 Dandelion Distribution Ltd., Share Purchase Agreement dated as of October 1, 1999(9)
     10.12   Dandelion Distribution Ltd., Escrow Agreements dated as of
             October 1, 1999(11)
     10.13   Employment Agreement, dated as of October 1, 1999, between
             Dandelion Distribution Ltd., and Noel Cronin(9)
     10.14   Employment Agreement, dated as of October 11, 1999, between
             Dandelion Distribution Ltd., and John Clutton(9)
     10.16   Agreement between the Company and Gontard & MetallBank AG
             re: secondary listing and public offering of the Company's common stock in Germany(9)
     10.18 Employment Agreement, dated as of August 17, 1999 between the Company and Timothy A. Hill(8)
     10.19 Restated Employment Agreement dated as October 29, 1999, between the Company and Jonathan D. Shapiro(9)
     10.21 Investment Banking Agreement by and between the Company and Glen Michael Financial(8)
     10.22   Consulting Agreement, dated November 17, 1999 between the
             Company, Investor Relations Services, Inc., and Infusion
             Capital Investment Corporation(8)
     10.23   Agreement with Film Libraries, Inc. dated June 25, 1999 and
             Agreement with Film Brokers, Inc., dated June 25, 1999, re:
             commission for purchase(6)
     10.24   Agreement with Renown Pictures, Ltd., dated as of June 28,
             1999(6)
     10.25 Financial Consulting Agreement, dated March 15, 1999, between the Company and Century City Securities, Inc., and
             Letter from Company dated July 29, 1999 re: payment under Financial Consulting Agreement(8)
     10.26   Form of Consultants' Warrant for Ralph Olson, Investor
             Resource Services, Inc., Aurora Holdings, Inc., Affiliated
             Services, Inc., Amber Capital, Inc., and Hedblom Partners,
             Ltd.(8)
     10.27 Consulting Agreement, dated May 3, 1999 between the Company and Marathon Consulting Corporation(8)

     10.28   Employment Agreement dated as of November 15, 1999, between the Company and Paula Fierman(9)
     10.29   Employment Agreement dated as of November 1, 1999, between the Company and Larry Friedricks(9)
     10.30   Lease between the Company and The Marcel George Family Trust of September 2, 1982, dated November 3, 1999(9)
     10.31   License Agreement with String of Pearls Plc, dated as of
             September 10, 1999(9)
     21      Subsidiaries of the Registrant(9)
     23.1    Consent of experts and named counsel(10) (consent of Kelly
             Lytton Mintz & Vann LLP included in Exhibit 5.1)
     27      Financial Data Schedule(10)

---------------
 (1) Incorporated by reference to the Registrant's Registration Statement on Form SB-2, file No. 333-26307, effective July 29, 1998.

 (2) Incorporated by reference to the Registrant's Current Report on Form 8-K dated March 29, 1999.

 (3) Incorporated by reference to the Registrant's Current Report on Form 8-K dated February 5, 1999.

 (4) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB dated April 15, 1999.

 (5) Incorporated by reference to the Registrant's Current Report on Form 8-K dated June 8, 1999.

 (6) Incorporated by reference to the Registrant's Quarterly Report on Form 10-QB dated August 19, 1999.

 (7) Incorporated by reference to the Registrant's Definitive Proxy Statement on Form 14A dated May 28, 1999.

 (8) Incorporated by reference to the Registrant's Registration Statement on Form SB-2, File No. 333-83217, effective August 27, 1999.

 (9) Incorporated by reference to the Registrant's Registration Statement on Form SB-2, File No. 333-89323, dated November 19, 1999.

(10) Filed herewith.

(11) To be filed by amendment.

ITEM 28. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the California General Corporation Law, the Articles of Incorporation of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim of or indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that:

          (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement."

          (2) That, for the purpose of determining any liability under the Securities Act, each such posteffective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     In accordance with the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on this 19th day of November, 1999.

                                          TEAM COMMUNICATIONS GROUP, INC.

                                          By:       /s/ DREW S. LEVIN
                                            ------------------------------------
                                                       Drew S. Levin
                                                 Chairman of the Board and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                              CAPACITY                      DATE
             ---------                              --------                      ----
         /s/ DREW S. LEVIN              Chairman of the Board and Chief     November 19, 1999
------------------------------------           Executive Officer
           Drew S. Levin

      /s/ JONATHAN D. SHAPIRO          President, Chief Operating Officer   November 19, 1999
------------------------------------              and Director
        Jonathan D. Shapiro

        /s/ TIMOTHY A. HILL               Senior Vice President, Chief      November 19, 1999
------------------------------------    Financial Officer and Secretary
          Timothy A. Hill

      /s/ MICHAEL JAY SOLOMON                       Director                November 19, 1999
------------------------------------
        Michael Jay Solomon

        /s/ W. RUSSELL BARRY                        Director                November 19, 1999
------------------------------------
          W. Russell Barry

                        TEAM COMMUNICATIONS GROUP, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                        1998
                                         ------------------------------------------------------------------
                                           BALANCE      ADDITIONS    DEDUCTIONS                  BALANCE AT
                                         AT BEGINNING    CHARGED        FROM          OTHER        END OF
              DESCRIPTION                  OF YEAR      TO INCOME      RESERVE     ADJUSTMENTS      YEAR
              -----------                ------------   ----------   -----------   -----------   ----------
Deducted from accounts receivable for
doubtful accounts and returns..........    $63,800      $  664,000   $  (390,800)      $--        $337,000

                                                                        1997
                                         ------------------------------------------------------------------
Deducted from accounts receivable for
doubtful accounts and returns..........    $63,800      $1,115,600   $(1,115,600)      $--        $ 63,800

                                                                        1996
                                         ------------------------------------------------------------------
Deducted from accounts receivable for
doubtful accounts and returns..........    $    --      $   71,300   $    (7,500)      $--        $ 63,800

                                 EXHIBIT INDEX

                                                                            SEQUENTIALLY
    EXHIBIT                                                                   NUMBERED
    NUMBER                            DESCRIPTION                               PAGE
    -------                           -----------                           ------------
      3.1     Amended and Restated Articles of Incorporation, as
              amended(9)
      3.2     By-laws of the Company(1)
      4.1     Form of Warrant Agreement March 1996(1)
      4.2     Form of Warrant Agreement May 1996(1)
      4.3     Form of Warrant Agreement February 1997(1)
      4.4     Gontard & MetallBank AG Promissory Note, dated as of
              September 29, 1999(9)
      4.11    Agreements re LoCoMoTioN Financing with South Ferry #2,
              L.P.(1)
      4.14    Form of Financial Advisory Agreement between National
              Securities Corporation and the Company(1)
      4.15    Specimen Certificate(1)
      4.16    Form of National Securities Corporation's Warrant(1)
      4.18    Form of Promissory Notes(1)
      4.19    Securities Purchase Agreement between the Company and
              Austinvest Anstalt Balzers; Esquire Trade & Finance Inc.;
              Amro International, S.A. and Nesher Inc., dated as of March
              19, 1999(3)
      4.20    Form of Debenture re: Austinvest Anstalt Balzers, dated as of March 19, 1999(3)
      4.21    Form of Warrant re: Austinvest Anstalt Balzers, dated as of
              March 19, 1999(3)
      4.22    Form of Registration Rights Agreement between the Company
              and Austinvest Anstalt Balzers; Esquire Trade & Finance
              Inc.; Amro International, S.A. and Nesher Inc., dated as of
              March 19, 1999(3)
      4.23    Amendment to Securities Purchase Agreement with Austinvest
              Anstalt Balzers; Esquire Trade & Finance Inc.; Amro
              International, S.A. and Nesher Inc., dated June 28, 1999
              (amends 4.19)(6)
      4.24    Securities Purchase Agreement between the Company and VMR
              Luxembourg, S.A., dated as of February 25, 1999(6)
      4.25    VMR Debenture, dated as of February 25, 1999(6)
      4.26    VMR Warrant, dated as of February 25, 1999(6)
      4.27    VMR Registration Rights Agreement, dated as of February 25,
              1999(6)
      4.28    Securities Purchase Agreement between the Company and VMR
              Luxembourg S.A., dated July 26, 1999(6)
      4.29    VMR Debenture, dated as of July 26, 1999(6)
      4.30    VMR Security Agreement, dated as of July 26, 1999(6)
      4.31    VMR Registration Rights Agreement, dated as of July 26,
              1999(6)
      4.32    Securities Purchase Agreement between the Company and Hudson
              Investors LLC, dated as of August 5, 1999(6)
      4.33    Hudson Investors LLC Registration Rights Agreement, dated as of August 5, 1999(6)
      4.34    Hudson Investors LLC Debenture, dated as of August 5,
              1999(6)
      4.35    Hudson Investors LLC Warrant, dated as of August 5, 1999(6)
      4.36    1999 Stock Option, Deferred Stock and Restricted Stock
              Plan(7)

                                                                            SEQUENTIALLY
    EXHIBIT                                                                   NUMBERED
    NUMBER                            DESCRIPTION                               PAGE
    -------                           -----------                           ------------
      5.1     Opinion and Consent of Kelly Lytton Mintz & Vann LLP(11)
     10.1     Agreement with Mel Giniger(1)
     10.2     Agreement with Beyond Distribution PTY. Limited(1)
     10.3     Interpublic Group of Companies Contract(1)
     10.4     Employment Agreement, dated as of August 1, 1999, between
              the Company and Drew Levin as amended as of October 29,
              1999(9)
     10.5     Lease between the Company and TCW, amended as of March 20,
              1998(1)
     10.6     Agreement with Alliance Production Ltd. re Total Recall(1)
     10.7     Interpublic -- Team Co-financing Agreement(1)
     10.8     Miramax Term Sheet(1)
     10.9     Agreement with Leucadia Film Corp.(1)
     10.10    Agreement with DD Video, dated August 2, 1999(9)
     10.11    Dandelion Distribution Ltd., Share Purchase Agreement dated as of October 1, 1999(9)
     10.12    Dandelion Distribution Ltd., Escrow Agreements dated as of
              October 1, 1999(11)
     10.13    Employment Agreement, dated as of October 1, 1999, between
              Dandelion Distribution Ltd., and Noel Cronin(9)
     10.14    Employment Agreement, dated as of October 11, 1999, between
              Dandelion Distribution Ltd., and John Clutton(9)
     10.16    Agreement between the Company and Gontard & MetallBank AG
              re: secondary listing and public offering of the Company's common stock in Germany(9)
     10.18    Employment Agreement, dated as of August 17, 1999 between
              the Company and Timothy A. Hill(8)
     10.19    Restated Employment Agreement dated as October 29, 1999,
              between the Company and Jonathan D. Shapiro(9)
     10.21    Investment Banking Agreement by and between the Company and
              Glen Michael Financial(8)
     10.22    Consulting Agreement, dated November 17, 1999 between the
              Company, Investor Relations Services, Inc., and Infusion
              Capital Investment Corporation(8)
     10.23    Agreement with Film Libraries, Inc. dated June 25, 1999 and
              Agreement with Film Brokers, Inc., dated June 25, 1999, re:
              commission for purchase(6)
     10.24    Agreement with Renown Pictures, Ltd., dated as of June 28,
              1999(6)
     10.25    Financial Consulting Agreement, dated March 15, 1999,
              between the Company and Century City Securities, Inc., and
              Letter from Company dated July 29, 1999 re: payment under
              Financial Consulting Agreement(8)
     10.26    Form of Consultants' Warrant for Ralph Olson, Investor
              Resource Services, Inc., Aurora Holdings, Inc., Affiliated
              Services, Inc., Amber Capital, Inc., and Hedblom Partners,
              Ltd.(8)
     10.27    Consulting Agreement, dated May 3, 1999 between the Company and Marathon Consulting Corporation(8)
     10.28    Employment Agreement dated as of November 15, 1999, between the Company and Paula Fierman(9)

                                                                            SEQUENTIALLY
    EXHIBIT                                                                   NUMBERED
    NUMBER                            DESCRIPTION                               PAGE
    -------                           -----------                           ------------
     10.29    Employment Agreement dated as of November 1, 1999, between the Company and Larry Friedricks(9)
     10.30    Lease between the Company and The Marcel George Family Trust of September 2, 1982, dated November 3, 1999(9)
     10.31    License Agreement with String of Pearls Plc, dated as of
              September 10, 1999(9)
     21       Subsidiaries of the Registrant(9)
     23.1     Consent of experts and named counsel(10) (consent of Kelly
              Lytton Mintz & Vann LLP included in Exhibit 5.1)
     27       Financial Data Schedule(10)

---------------
 (1) Incorporated by reference to the Registrant's Registration Statement on Form SB-2, file No. 333-26307, effective July 29, 1998.

 (2) Incorporated by reference to the Registrant's Current Report on Form 8-K dated March 29, 1999.

 (3) Incorporated by reference to the Registrant's Current Report on Form 8-K dated February 5, 1999.

 (4) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB dated April 15, 1999.

 (5) Incorporated by reference to the Registrant's Current Report on Form 8-K dated June 8, 1999.

 (6) Incorporated by reference to the Registrant's Quarterly Report on Form 10-QB dated August 19, 1999.

 (7) Incorporated by reference to the Registrant's Definitive Proxy Statement on Form 14A dated May 28, 1999.

 (8) Incorporated by reference to the Registrant's Registration Statement on Form SB-2, File No. 333-83217, effective August 27, 1999.

 (9) Incorporated by reference to the Registrant's Registration Statement on Form SB-2, File No. 333-89323, dated November 19, 1999.

(10) Filed herewith.

(11) To be filed by amendment.